UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE BABCOCK & WILCOX COMPANY
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(Name of person(s) filing proxy statement, if other than the registrant)

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13024 Ballantyne Corporate Place, Suite 700

Charlotte, North Carolina 28277

March 28, 2014

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of The Babcock & Wilcox Company, which will be held on Friday, May 9, 2014, at The Ballantyne Hotel in the Ballantyne Ballroom, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, commencing at 9:30 a.m. local time. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted on at the meeting.

We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2014 Proxy Statement and Annual Report to Stockholders, as well as how to vote either online, by telephone or in person for the 2014 Annual Meeting.

It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely yours,

E. JAMES FERLAND
President & Chief Executive Officer

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 9, 2014.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

THE BABCOCK & WILCOX COMPANY

13024 Ballantyne Corporate Place, Suite 700

Charlotte, North Carolina 28277

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

The 2014 Annual Meeting of the Stockholders of The Babcock & Wilcox Company, a Delaware corporation, will be held at The Ballantyne Hotel in the Ballantyne Ballroom, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, on Friday, May 9, 2014, at 9:30 a.m. local time, in order to:

(1) elect E. James Ferland, Brian K. Ferraioli and Robert L. Nardelli as Class I directors of our Board of Directors;

(2) hold an advisory vote on the compensation of our named executive officers;

(3) approve our Amended and Restated 2010 Long-Term Incentive Plan and reapprove the material terms of our performance-based awards under the plan for Section 162(m) purposes;

(4) ratify our Audit and Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

(5) transact such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 20, 2014, you are entitled to vote at the meeting and at any adjournment thereof.

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 28, 2014, we mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 20, 2014 and posted our proxy materials on the Web site referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice or may request a printed set of our proxy materials. The Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2013 Annual Report to Stockholders with this notice and proxy statement.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

By Order of the Board of Directors,

JAMES D. CANAFAX
Corporate Secretary

Dated: March 28, 2014

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

Page
2014 Proxy Statement Summary	i
General Information	1
Voting Information	1
Record Date and Who May Vote	1
How to Vote	1
How to Change Your Vote or Revoke Your Proxy	2
Quorum	2
Proposals to Be Voted on; Vote Required	2
How Votes Are Counted; Confidential Voting	3
Election of Directors (Proposal 1)	4
Corporate Governance	11
Director Independence	11
Board Function, Leadership Structure and Executive Sessions	11
The Role of the Board in Succession Planning	12
The Role of the Board in Risk Oversight	12
Communication with the Board	12
Board of Directors and Its Committees	13
Compensation Committee Interlocks and Insider Participation	15
Director Nomination Process	15
Compensation of Directors	17
Director Compensation Table	17
Named Executive Profiles	20
Executive Officers	23
Advisory Vote on Executive Compensation (Proposal 2)	24
Compensation Discussion and Analysis	25
Executive Summary	25
Compensation Structure	26
Compensation Analysis	28
Other Benefits and Practices	37
Compensation Committee Report	40
Compensation of Executive Officers	41
Summary Compensation Table	41
Grants of Plan-Based Awards	45
Outstanding Equity Awards at Fiscal Year-End	48
Option Exercises and Stock Vested	51
Pension Benefits	52
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change in Control	57
Security Ownership of Directors and Executive Officers	69
Security Ownership of Certain Beneficial Owners	70
Audit and Finance Committee Report	72
Approval of our Amended and Restated 2010 Long-Term Incentive Plan and Reapproval of Material Terms of Performance-Based Awards for Section 162(m) purposes (Proposal 3)	73
Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)	80
Certain Relationships and Related Transactions	81
Section 16(a) Beneficial Ownership Compliance	81
Stockholders’ Proposals	82

2014 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

• Time and Date	9:30 a.m., May 9, 2014
• Place	The Ballantyne Hotel Ballantyne Ballroom 10000 Ballantyne Commons Parkway Charlotte, North Carolina 28277
• Record Date	March 20, 2014
• Voting	Shareholders on the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
• Attendance	All stockholders as of the record date and their duly appointed proxies may attend the meeting.

Meeting Agenda

•	Election of three Class I directors
•	Advisory vote on the compensation of our named executive officers
•	Approve our Amended and Restated 2010 Long-Term Incentive Plan and reapprove the material terms of our performance-based awards under the plan for Section 162(m) purposes;
•	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014
•	Transaction of other business that may properly come before the meeting

Voting Matters

Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of three Class I directors	FOR EACH NOMINEE	4
Advisory vote on the compensation of our named executive officers	FOR	24
Approve our Amended and Restated 2010 Long-Term Incentive Plan and reapprove the material terms of our performance-based awards under the plan for Section 162(m) purposes	FOR	73
Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2014	FOR	80

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

(i)

Director Nominees

The Board of Directors has nominated three candidates to serve a three-year term expiring in 2017. The following table provides summary information about each director nominee. Director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. The Board of Directors has determined that each director nominee other than Mr. Ferland, our Chief Executive Officer, is independent.

Nominee	Age	Director Since	Principal Occupation	Committee(s)
E. James Ferland	47	2012	• President, Chief Executive Officer and Director
Brian K. Ferraioli	58	2013	• Executive Vice President and Chief Financial Officer of KBR, Inc.	• Audit and Finance (Chair) • Compensation
Robert L. Nardelli	65		• Former Chairman and CEO of Chrysler LLC • Senior Advisor at Cerberus Capital Management L.P.

Mr. Ferland, who is a current director, attended 100% of the meetings of the Board of Directors during 2013. Mr. Ferraioli, who is also a current director, attended 100% of the meetings of the Board of Directors and of the committees on which he served that were held after his appointment as a director in June 2013.

2013 Board and Committee Summary

	Members(1)	Independence		Meetings
Board of Directors	11	91	%(2)	8
Audit and Finance Committee	6	100%		8
Compensation Committee	5	100%		5
Governance Committee	4	100%		4
Safety and Security Committee	4	100	%(2)	6

(1)	Two members of our Board are scheduled to retire at our 2014 annual meeting in accordance with our Amended and Restated Bylaws.
(2)	In 2013 one of our directors, John Fees, met the independence criteria established by the New York Stock Exchange and our Corporate Governance Principles, although our Board did not designate him as an independent director until 2014.

Advisory Vote on the Compensation of our Named Executive Officers

We hold an annual vote on executive compensation. Last year, we received the support of our stockholders with over 97% of the votes cast in favor of our executive compensation program and have maintained the same general approach as to 2013 executive compensation. Accordingly, we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. We generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides a more thorough review of our compensation philosophy and how that philosophy was implemented in 2013. We believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging them to take excessive risks in their business decisions.

(ii)

Ratification of Auditors

Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. Below is summary information of Deloitte’s fees for fiscal years 2013 and 2012 services.

Service	2013	2012
Audit	$3,132,005	$3,778,138
Audit-Related	$95,277	$11,948
Tax	$539,558	$971,704
All Other	$0	$0
Total	$3,766,840	$4,761,790

2013 Named Executive Compensation Summary

The following table summarizes the compensation of our Chief Executive Officer, Chief Financial Officer, our next three most highly compensated executive officers, and our former Chief Operating Officer, for the year ended December 31, 2013, as determined by the rules of the Securities and Exchange Commission. We encourage stockholders to read the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement.

Name	Salary	Bonus	Stock & Option Awards		Non-Equity Incentive Bonus	Pension Plan	All Other Compensation	Total Compensation
E. James Ferland,	$893,750	N/A	$3,625,226		$617,760	N/A	$130,936	$5,267,672
President, Chief Executive Officer & Director
Anthony S. Colatrella,	$491,250	N/A	$1,076,617		$237,686	N/A	$88,023	$1,893,576
Senior Vice President & Chief Financial Officer
Christofer M. Mowry,	$407,267	N/A	$1,265,088		$243,808	N/A	$78,969	$1,995,132
President, Babcock & Wilcox mPower, Inc.
James D. Canafax,	$447,250	N/A	$790,951		$185,484	N/A	$79,422	$1,503,107
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Joseph A. Zwetolitz,	$288,750	$230,000	$705,477		$85,551	N/A	$188,816	$1,498,594
President, Babcock & Wilcox Nuclear Energy, Inc.
Mary Pat Salomone,	$314,500	N/A	$1,681,366	(1)	$0	$50,434	$1,438,311	$3,484,611
Former Senior Vice President & Chief Operating Officer

(1)	Includes incremental fair value of modifications made to Ms. Salomone’s equity awards in connection with her retirement.

(iii)

GENERAL INFORMATION

Our Board has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2014 Annual Meeting of Stockholders, which will take place on May 9, 2014. We mailed the Notice of the Annual Meeting to our stockholders on March 28, 2014, and our proxy materials were posted on the Web site referenced in the Notice on that same date.

We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation for a fee that will not exceed $19,500, plus out-of-pocket expenses. In addition, our officers and employees may solicit your proxy by telephone, by facsimile transmission or in person and they will not

be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of B&W and Participating Subsidiary and Affiliated Companies (our “Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your plan shares.

VOTING INFORMATION

Record Date and Who May Vote

Our Board selected March 20, 2014 as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before a meeting. Under the rules of the New York Stock Exchange, the election of directors, the advisory vote on compensation of executive officers and the approval of our Amended and Restated 2010 Long-Term Incentive Plan are not considered routine matters. That means that brokers may not vote your shares in the election of directors or in the advisory vote on compensation if you have not given your broker specific instructions as to how to vote and your shares will not be represented in those matters. Please be sure to give specific voting instructions to your broker.

On the record date, 110,500,510 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

How to Vote

Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.

If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or in person at the Annual Meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.

By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote or Revoke Your Proxy

For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at 13024 Ballantyne Corporate Place, Suite 700, Charlotte, North Carolina 28277, granting a new later dated proxy, submitting a later dated vote by telephone or on the Internet or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the meeting verify your latest vote.

For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.

Proposals to Be Voted On

We are asking you to vote on the following:

•	the election of E. James Ferland, Brian K. Ferraioli and Robert L. Nardelli to Class I of our Board;

•	an advisory vote on the compensation of our named executive officers (“Named Executives”);

•	Approve our Amended and Restated 2010 Long-Term Incentive Plan and reapprove the material terms of our performance-based awards under the plan for Section 162(m) purposes; and

•	the ratification of our Audit and Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Vote Required

In the election of directors, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. This means that the individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Votes withheld, which are deemed abstentions, and broker non-votes are not counted for purposes of election of directors.

For the proposal on executive compensation, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.

For the proposal to approve our Amended and Restated 2010 Long Term Incentive Plan and reapprove the material terms of our performance-based awards under the plan for Section 162(m) purposes, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.

For the proposal to ratify the appointment of Deloitte, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.

How Votes are Counted

For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of the Board’s nominees; (2) “FOR” the amendment to our Certificate of Incorporation; (3) “FOR” the approval of the compensation of our Named Executives; (4) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of directors or approval of executive compensation. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors or the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.

We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS

(PROPOSAL 1)

Our Certificate of Incorporation provides for the classification of our Board into three classes, with the term of one class expiring each year. Currently, our Board of Directors is comprised of the following eleven members:

Name	Class	Year Term Expires
E. James Ferland	Class I	2014
Brian K. Ferraioli	Class I	2014
D. Bradley McWilliams*	Class I	2014
Anne R. Pramaggiore*	Class I	2014
Jan A. Bertsch	Class II	2015
Thomas A. Christopher	Class II	2015
Robert W. Goldman*	Class II	2015
Stephen G. Hanks	Class II	2015
John A. Fees	Class III	2016
Richard W. Mies	Class III	2016
Larry L. Weyers	Class III	2016

*	Effective at our 2014 annual meeting, Messrs. McWilliams and Goldman will retire from our Board of Directors in accordance with our bylaws. Ms. Pramaggiore is not standing for re-election at our 2014 annual meeting.

The term of office of our Class I directors will expire at this year’s Annual Meeting. The current Class I directors are E. James Ferland, Brian K. Ferraioli, D. Bradley McWilliams and Anne R. Pramaggiore. Messrs. Ferland and Ferraioli were appointed to the Board and assigned to Class I in April 2012 and June 2013, respectively, and are both standing for election for the first time at the annual meeting. Mr. Ferraioli was identified as a potential nominee by a third-party search firm, which our Board engaged to assist with identifying and evaluating potential director nominees, and Mr. Nardelli was identified as a potential nominee by a stockholder. The Governance Committee recommended each of Messrs. Ferland, Ferraioli and Nardelli to our board of directors for nomination as a director. Ms. Pramaggiore will not stand for re-election at our 2014 annual meeting.

Messrs. McWilliams and Goldman, who were last elected by our stockholders in May 2011 and May 2012, respectively, have each attained the age of 72 prior to our 2014 annual meeting. Under our bylaws, a director who attains the age of 72 prior to the date of his re-election may not be nominated to stand for re-election. Further, any director who attains the age of 72 during a term to which he was elected will be deemed to have resigned and retired from the Board of Directors at the first annual meeting of stockholders immediately following his attainment of the age of 72. As a result, Mr. McWilliams is not eligible to stand for re-election at this year’s annual meeting and Messrs. McWilliams and Goldman will be deemed to have resigned and retired from the Board of Directors effective at our 2014 annual meeting. In connection with the upcoming retirement of Messrs. McWilliams and Goldman, the Board increased the size of the Board to eleven in June of 2013. At that time the Board added two new independent directors to replace the retiring Board members and to ensure the continuity of the Board. The Board, upon recommendation of the Governance Committee, determined that the appropriate size of the Board is nine members and effective upon the retirement of Messrs. McWilliams and Goldman has reduced the size of the Board back to nine.

In accordance with a Cooperation Agreement we entered into on March 12, 2014 with one of our stockholders and its affiliates, our Board has agreed to nominate Mr. Nardelli for election as a Class I director at this year’s annual meeting. Accordingly, upon the recommendation of the Governance Committee, our Board nominated Messrs. Ferland, Ferraioli and Nardelli to stand for election, each as Class I directors for a term of three years as provided under our current Certificate of Incorporation. Each nominee has consented to serve as a director if elected.

Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our board of directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

Set forth below and on the following pages is certain information (ages are as of May 9, 2014) with respect to each nominee for election as a director and each director of our company who will continue to serve as a director after this year’s Annual Meeting, including the specific experience, qualifications and skills considered by the Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director.

Class I Nominees

E. James Ferland	Director Since 2012
Age — 47 President & Chief Executive Officer

Mr. Ferland has been our President and Chief Executive Officer since April 2012. Prior to joining the Company, Mr. Ferland served as President of the Americas division for Westinghouse Electric Company, LLC, a nuclear energy company and group company of Toshiba Corporation, from 2010 through March 2012. From 2007 to 2010, Mr. Ferland worked for PNM Resources, Inc., a holding company of utilities providing electricity and energy products and services, where he held positions as Senior Vice President of Utility Operations and Senior Vice President of Energy Resources. Previously, Mr. Ferland held various senior management and engineering positions at Westinghouse Electric Company, Louisiana Energy Services/URENCO, Duke Engineering and Services, Carolina Power & Light and General Dynamics.

Mr. Ferland is an experienced executive with a utility leadership background that includes both regulated and merchant operations. He has led organizations that generate power (coal, nuclear, gas, renewables), transmit power and trade power. He also has extensive supplier leadership experience in commercial nuclear power, manufacturing, engineering and field services. Early in his career he performed startup testing and operated the nuclear power systems B&W currently builds for the Navy. With more than 24 years of senior management and engineering experience in diversified industries, he brings valuable perspectives to all industries in which we operate. As our current President and Chief Executive Officer, his service on our Board facilitates the oversight of the Company’s business and affairs.

Brian K. Ferraioli	Director Since 2013
Age — 58 Audit and Finance Committee — Chairman Compensation Committee — Member

Mr. Ferraioli has served as Executive Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company supporting the energy, hydrocarbons, power, mineral, civil infrastructure, government services, industrial and commercial markets, since October 2013. Prior to joining KBR, Inc., he served as Executive Vice President and Chief Financial Officer of The Shaw Group, Inc., a former NYSE listed global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services to a diverse client base that includes regulated electric utilities, independent and merchant power producers, government agencies, multinational and national oil companies, and industrial corporations. Mr. Ferraioli was with Shaw from July 2007 until February 2013 when the company was acquired by Chicago Bridge & Iron Company N.V. His earlier positions include Vice President and Controller for Foster Wheeler, AG, a global engineering and construction company and Vice President and Chief Financial Officer of Foster Wheeler USA and of Foster Wheeler Power Systems, Inc. Mr. Ferraioli is also a member of the board of directors of Adolfson & Peterson Construction, a private industrial and commercial construction company.

Mr. Ferraioli has over 35 years of experience in senior level finance and accounting roles in the engineering and construction industry. In addition, his extensive background with publicly traded companies from our peer group makes him a valuable addition to our Board.

Robert L. Nardelli	New Nominee
Age — 65

Mr. Nardelli is the Founder and CEO of XLR-8, LLC, an investment and consulting company, which he formed in 2012. He is also Senior Advisor to the founder of Cerberus Capital Management, L.P. (“Cerberus”), a private equity firm, and has held several senior positions with Cerberus and Cerberus Operations and Advisory Company, LLC since 2007. Mr. Nardelli served as Chairman and CEO of Chrysler LLC from 2007 until 2009 and served as Chairman, President and CEO of The Home Depot, Inc. from 2000 to 2007. Previously, Mr. Nardelli held several senior executive positions with General Electric Company.

Mr. Nardelli has served on the boards of directors of The Home Depot (2000-2007), The Coca-Cola Company (2002 to 2005) and Chrysler LLC (2007-2009).

Mr. Nardelli has over 40 years of global operating and financial experience, including with large publicly traded manufacturing companies. This experience combined with his past service on the board of directors of several other publicly traded companies will provide a meaningful perspective to our Board.

Our Board recommends that stockholders vote “FOR” the Class I nominees named above.

Class II Directors

Jan A. Bertsch	Director Since 2013
Age — 57 Audit and Finance Committee — Member Compensation Committee — Member

Since March 2012, Ms. Bertsch has served as the Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading life science and high technology company with more than 1.4 million customers worldwide. Before joining Sigma-Aldrich, Ms. Bertsch served as Vice President, Controller and Principal Accounting Officer of Borg Warner, Inc., from August 2011 to February 2012 and as Vice President and Treasurer from December 2009 to July 2011. Prior to that, Ms. Bertsch spent several years as Senior Vice President, Treasurer and Chief Information Officer for Chrysler Group, LLC, and Chrysler LLC, where she worked proactively with a number of constituents to determine a solution to Chrysler’s long-term viability.

Ms. Bertsch holds a bachelor’s degree in Finance from Wayne State University and an MBA from Eastern Michigan University. Ms. Bertsch has held numerous advisory roles in the academic, technological, and major manufacturing industries. With more than 35 years of experience, Ms. Bertsch brings extensive corporate finance, strategic planning, restructuring and international experience to our Board. The depth and breadth of her professional career in the life science, automotive and manufacturing industries, with a keen focus on operational enhancements, cost reduction strategies and revenue generation for Fortune 500 and Fortune 1000 companies, make her an invaluable addition to the Board.

Thomas A. Christopher	Director Since 2011
Age — 69 Governance Committee — Member Safety and Security Committee — Member

Following his retirement in 2009, Mr. Christopher has provided independent consultant services to various nuclear industry participants. He also teaches a graduate level course in nuclear power key management principles at the University of Pittsburgh. From January 2009 until his retirement in June 2009, Mr. Christopher served as the Vice Chairman of Areva NP Inc. (“Areva”), a commercial nuclear power engineering, fuel and nuclear services company. Previously, he served as Areva’s President and Chief Executive Officer from April 2000 to January 2009 and served on Areva’s global Executive Committee in France from January 2005 until December 2008. Prior to joining Areva in 2000, Mr. Christopher served as Vice President and General Manager of Siemens/Westinghouse Power Services Divisions since August 1998, Vice President and General Manager of Westinghouse Energy Services Divisions from January 1996 until August 1998, and Vice President and General Manager of Westinghouse Global Nuclear Service Divisions from July 1982 until December 1996. Mr. Christopher also spent six years with the U.S. Navy as an officer in the nuclear submarine force, holding the naval reactors engineer certification.

Mr. Christopher is currently a member of the board of directors of EPM Holdings Inc., a nuclear engineering company. He previously served on the Executive Committee of the Board of Directors for the Nuclear Energy Institute from 2004 to 2008.

Mr. Christopher brings an extensive and unique understanding of nuclear energy, fossil power operations and power engineering to the Board, both as a business executive and as a former engineering officer in the U.S Navy’s nuclear submarine force. He is experienced in managing international operations for energy services companies throughout the world. Mr. Christopher’s management experience and technical background in the nuclear energy industry make him well qualified to serve on our Board.

Stephen G. Hanks	Director Since 2010
Age — 63 Lead Independent Director Compensation Committee — Member Governance Committee — Chairman

Mr. Hanks is the former President and CEO of Washington Group International, Inc. (“Washington Group”), a global integrated engineering, construction and management services company, which merged with URS Corporation. He also served on its Board of Directors. Mr. Hanks has been retired since January 2008 and serves as a member of the board of directors of Lincoln Electric Holdings, Inc. (since 2006) and McDermott International, Inc. (“McDermott”) (since 2009).

Mr. Hanks brings to the Board valuable operations, industry and legal experience from one of the companies in our peer group through his 30 year background with Washington Group and its predecessor, Morrison Knudsen Corporation. He also provides financial experience, having served as Chief Financial Officer of Morrison Knudsen Corporation, and public company board experience through his service on the boards of Lincoln Electric Holdings, Inc. and McDermott.

Class III Directors

John A. Fees	Director Since 2010
Age — 56 Non-Executive Chairman Safety and Security Committee — Member

Mr. Fees is the Chairman of our Board of Directors and has served in that capacity since July 2010. From October 2008 to July 2010, he was Chief Executive Officer and a director of McDermott, where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of B&W to McDermott’s shareholders. Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at B&W for over 31 years. During his time with B&W, Mr. Fees held numerous management and executive positions within B&W when it was a McDermott subsidiary. He has led initiatives to acquire key assets for the company, divest non-performing businesses, and create significant shareholder value in the B&W operating businesses. Mr. Fees is a Presidential appointee to the National Petroleum Council and is on the Board of Brookfield Infrastructure Partners.

Mr. Fees’ service as Chief Executive Officer of McDermott and member of McDermott’s board of directors makes him well qualified to serve as Chairman of the Board of B&W. Mr. Fees has critical expertise in government businesses, management of international businesses, development of technology, and nuclear technology. He maintains key relationships important to the business of the company.

Richard W. Mies	Director Since 2010
Age — 69 Governance Committee — Member Safety and Security Committee — Chairman

Admiral Mies completed a distinguished 35-year career in the US Navy in 2002. A nuclear submariner, he commanded US Strategic Command for four years prior to his retirement. He subsequently served as a Senior Vice President and Deputy Group President of Science Applications International Corporation (SAIC) from 2002 until 2007 and also served as the President and Chief Executive Officer of Hicks and Associates, a wholly owned subsidiary of SAIC. Since 2007, he has served as the CEO and President of The Mies Group, Ltd, a consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues. He served as the Chairman of the Department of Defense Threat Reduction Advisory Committee from 2004-2010. He presently serves as the Chairman of the Strategic Advisory Group for US Strategic Command and Chairman of the Board of the Naval Submarine League. He is a member of the Committee on International Security and Arms Control of the National Academy of Sciences, the Boards of Governors of Los Alamos National Laboratory (LANL) and Lawrence Livermore National Laboratory (LLNL), and the US Naval Academy Foundation. He has also been a member of the board of directors of Exelon Corporation since 2009 and Mutual of Omaha Insurance Company since 2002.

Admiral Mies’ distinguished leadership as the senior operational commander of the U.S. Submarine Force and Commander in Chief of U.S. Strategic Command, his extensive business experience at SAIC as a provider of scientific and engineering applications for national security, energy, and environment, and his service on the Boards of Governors of LANL and LLNL as well as his service on advisory boards to the Department of Defense provide an extensive and unique understanding of the U.S. Government, our single largest customer.

Larry L. Weyers	Director Since 2010
Age — 68 Audit and Finance Committee — Member Compensation Committee — Chairman

In March 2010, Mr. Weyers retired as Chairman of Integrys Energy Group, Inc. (previously WPS Resources Corporation), a holding company with operations providing products and services in regulated and nonregulated energy markets. Previously, he served as its Chairman, President and Chief Executive Officer from February 1998 to December 2008, having joined Wisconsin Public Service Corporation, a utility subsidiary of Integrys Energy Group, Inc., in 1985. From 1998 through 2007, Mr. Weyers used internal growth and acquisitions to increase revenues from $878 million to $10.3 billion, increase income from $53.7 million to $251.3 million, and increase market cap from $808 million to $3.9 billion. The average annual return to shareholders exceeded 10%.

Mr. Weyers has served on boards in banking, hospital administration, electric transmission, the paper industry and insurance. Throughout his career he has served on numerous not-for-profit boards. Since July 2010, he has served as Vice President and Lead Director of the board of directors of Green Bay Packers, Inc., on which he has served since 2003.

Mr. Weyers brings a wealth of experience in the nuclear and fossil fuel power generation industries to the Board and possesses substantial corporate leadership and governance skills. Having served over 24 years with Integrys Energy Group, Inc., he has extensive knowledge of the utility industry and provides a valuable resource for our power generation operations. Mr. Weyers has a bachelor’s degree in mathematics from Doane College, a master’s degree in nuclear engineering from Columbia University and a master’s degree in business administration from Harvard Business School.

There are no family relationships among any of our executive officers, directors and director nominees.

CORPORATE GOVERNANCE

We maintain a corporate governance section on our Web site which contains copies of our principal governance documents. The corporate governance section may be found at www.babcock.com at “Investor Relations — Corporate Governance — Highlights.” The corporate governance section contains the following documents:

By-Laws

Corporate Governance Principles

Code of Business Conduct

Code of Ethics for Chief Executive

    Officer and Senior Financial Officers

Board of Directors Conflicts of Interest

    Policies and Procedures

Audit and Finance Committee Charter

Compensation Committee Charter

Governance Committee Charter

Safety and Security Committee Charter

Director Independence

The New York Stock Exchange (“NYSE”) listing standards require our Board to consist of at least a majority of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board has established categorical standards, which conform to the independence requirements in the NYSE listing standards to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our Web site at www.babcock.com under “Investor Relations — Corporate Governance — Highlights.”

Based on these independence standards, our Board has determined that the following directors are independent and meet our categorical standards:

Jan A. Bertsch	Stephen G. Hanks
Thomas A. Christopher	D. Bradley McWilliams*
John A. Fees	Richard W. Mies
Brian K. Ferraioli	Anne R. Pramaggiore*
Robert W. Goldman*	Larry L. Weyers

*	Messrs. McWilliams and Goldman will retire from our Board of Directors at our 2014 annual meeting in accordance with our bylaws. Ms. Pramaggiore is not standing for re-election at our 2014 annual meeting.

Our Board has further determined that Mr. Nardelli, a director nominee, also meets the independence standards described above.

In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. Those transactions are described below, although none were determined to constitute a material relationship with us. Although Mr. Weyers has no current relationship with B&W except as a director and stockholder, he is the former chairman of the board of directors of Integrys Energy Group, Inc., with which we have transacted business in the ordinary course during the last three years. Messrs. Goldman and Hanks and Admiral Mies are directors of entities with which we transact business in the ordinary course. Ms. Bertsch and Mr. Ferraioli are each officers of entities with which we have transacted business in the ordinary course during the last three years. Admiral Mies also serves on the board for two limited liability companies in which we own minority interests, but which we do not control or have the right to appoint board members. Ms. Pramaggiore is an executive officer of an entity, affiliates of which we transact business with in the ordinary course. Our Board also considered unsolicited contributions by us to charitable organizations with which the directors were associated. Admiral Mies serves as a director of a charitable organization to which we made contributions between 2011 and 2013 in the usual course of our annual giving programs. Messrs. Hanks and McWilliams are both directors of McDermott, which was our parent company prior to our spin-off on July 30, 2010.

Board Function, Leadership Structure and Executive Sessions

The mission of our Board is to promote the best interests of the Company’s stockholders through oversight of the management of the Company’s business and affairs.

Our Board does not have a policy requiring either that the positions of the Chairman and the Chief Executive Officer should be separate or that they should be occupied by the same individual. Our Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on these matters when it elects a new Chief Executive Officer or Chairman of the

Board or at other times consideration is warranted by circumstances. Currently, the roles are separate, with Mr. Fees serving as our Chairman and Mr. Ferland as our Chief Executive Officer. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Ferland to set our strategic direction and manage our day-to-day operations and performance. This leadership structure also allows Mr. Fees, who has over 30 years of experience with our company and prior public company board service with McDermott, to set the Board’s agenda, in coordination with our Lead Independent Director, and independently lead the Board in its oversight of management.

The Lead Independent Director is appointed by the independent directors and has the following responsibilities:

•	presides over all Board meetings at which the Chairman is not present and all executive sessions attended only by independent directors;

•	serves as liaison between the independent directors and the Chief Executive Officer and the Chairman;

•	reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	advises the Chairman regarding the quality, quantity and timeliness of information sent by management to the directors;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

In light of the pending retirement of Mr. McWilliams, our Board has appointed Mr. Hanks to serve as the Lead Independent Director.

Our independent directors meet in executive session without management on a regular basis.

The Role of the Board in Succession Planning

The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board periodically reviews and discusses succession planning with the Chief Executive

Officer during executive sessions of Board meetings. The Governance Committee assists the Board in the area of succession planning by reviewing and assessing the management succession planning process and reporting to the Board with respect to succession planning for the Chief Executive Officer and our other executive officers. From time to time, the Board also retains an executive search firm as part of its normal succession planning function.

The Role of the Board in Risk Oversight

As part of its oversight function, the Board monitors various risks that we face. We maintain an enterprise risk management program administered by our Risk Management group. The program facilitates the process of reviewing key external, strategic, operational and financial risks as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board. To assist with aspects of risk oversight, the Board established the Safety and Security Committee, which oversees the safety, security and reliability of our business operations with specific focus on environmental, regulatory, safety, and security matters. The Audit and Finance Committee further assists the Board in fulfilling its oversight responsibility in the areas of financial reporting and by meeting periodically with management to review financial risk exposures and discuss B&W’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs with management and its outside compensation consultant.

Communication with the Board

Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o The Babcock & Wilcox Company, Corporate Secretary’s Office, 13024 Ballantyne Corporate Place, Suite 700, Charlotte, North Carolina 28277. All such communications shall be forwarded to the independent directors for their review, except for communications that (a) are unrelated to the Company’s business, (b) contain improper commercial solicitations, (c) contain material that is not appropriate for review by the Board based upon the Company’s Bylaws and the established practice and procedure of the Board, or (d) contain other improper or immaterial information.

Information regarding this process is posted on our Web site at www.babcock.com under “Investor Relations — Corporate Governance — Board of Directors.”

Board of Directors and Its Committees

Our Board met eight times during 2013. All directors attended more than 85% of the meetings of the Board and of the committees on which they served during 2013 or, in the case of Ms. Bertsch and Mr. Ferraioli, 100% of the meetings of the Board that were held after they were appointed as directors in June 2013. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All directors then serving on the Board attended our 2013 Annual Meeting.

Our Board currently has, and appoints the members of, standing Audit and Finance, Compensation, Governance and Safety and Security Committees. Each of those committees has a written charter approved by the Board. The current charter for each standing Board committee is posted on our Web site at www.babcock.com under “Investor Relations — Corporate Governance — Highlights.”

The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation and Governance Committees be independent. Our Board has affirmatively determined that each member of such committees is independent in accordance with the NYSE listing standards.

Audit and Finance Committee:

Mr. Ferraioli (Chairman)

Ms. Bertsch

Mr. Goldman

Mr. McWilliams

Ms. Pramaggiore

Mr. Weyers

During 2013, the Audit and Finance Committee met eight times. The Audit and Finance Committee’s role is financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit and Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The committee provides oversight of (i) our compliance with legal and regulatory financial requirements; (ii) our guidelines, policies and processes to assess and manage the company’s exposure to risks in general, including financial risks; and (iii) our financial strategies and structure. In addition, in 2013 the Audit and Finance Committee assumed general oversight of B&W’s ethics and compliance program from the Governance Committee, expanding the Audit and Finance Committee’s responsibilities beyond those aspects of the program relating to financial, accounting and internal control matters.

The Audit and Finance Committee also reviews and oversees financial policies and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of B&W and its subsidiaries. Generally, the Audit and Finance Committee has responsibility over many activities involving up to $25 million. For such activities involving amounts over $25 million, the Audit and Finance Committee will review the activity and make a recommendation to the Board.

Our Board has determined that Messrs. Ferraioli, Goldman, McWilliams and Weyers and Mss. Bertsch and Pramaggiore each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors (other than Messrs. Goldman and McWilliams and Ms. Pramaggiore, who will not serve on our Board after the Annual Meeting), see their biographical information under “Election of Directors” above.

Compensation Committee:

Mr. Weyers (Chairman)

Ms. Bertsch

Mr. Ferraioli

Mr. Goldman

Mr. Hanks

During 2013, the Compensation Committee met five times. The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs. The Compensation Committee oversees the annual evaluation of our Chief Executive Officer in conjunction with the Governance Committee.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs work to retain and to motivate our employees at appropriate levels of business risk, which risks are generally mitigated through some of the following features:

•

Reasonable and Balanced Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of employees provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•

Emphasis on Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation, to the extent awarded, typically makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of employees with those of stockholders. By tying a significant portion of total direct compensation to long-term incentives typically over a three-year period, we promote longer-term perspectives regarding company performance.

•

Long-Term Incentive Compensation Subject to Forfeiture for Bad Acts — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•

Most Annual and Long-Term Incentive Compensation Subject to Clawbacks — Since 2011, incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

•

Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation, eliminating payout “cliffs” that may encourage short-term decision making. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.

•

Use of Multiple and Appropriate Performance Measures — We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial, safety and individual goals. Historically, our principal financial performance measures have been based on operating income, return on invested capital and earnings per share. However, in 2014 we also added relative total shareholder return as an additional performance measure. Operating income and return on invested capital maintain the focus on operational performance while earnings per share maintains a focus on longer-term metrics that help drive stockholder value.

•

Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines, which help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, target EICP compensation and financial and, in conjunction with the Safety and Security Committee, safety goals for each officer. The committee also approves individual goals for EICP compensation for our Chief Executive Officer. Our Chief Executive Officer establishes EICP individual goals for the Presidents of principal operating groups and other executive officers. This committee also administers our 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”), and may delegate some of its duties (other than awards to directors under the 2010 LTIP) to our Chief Executive Officer or other senior officers.

The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. Since November 2010, the Compensation Committee has engaged Hay Group, Inc. (“Hay Group”) as its outside compensation consultant. For 2013, Hay Group assisted the Compensation Committee with:

•	advice and analysis on the design, structure and level of executive and director compensation;

•	review of market survey and proxy compensation data for benchmarking;

•	advice on external market factors and evolving compensation trends; and

•	assistance with regulatory compliance and changes regarding compensation matters.

Hay Group attends the Compensation Committee meetings, including executive sessions. Although Hay Group works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Hay Group. Hay Group did not perform any other services for us during 2013.

Following a review of the independence of Hay Group pursuant to SEC rules in November 2013, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Hay Group. The Compensation Committee re-engaged Hay Group as its outside consultant for executive and director compensation matters for 2014. See the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2013 executive officer compensation, including a discussion of the role of the compensation consultant.

Compensation Committee Interlocks and Insider Participation

No director who served as a member of the Compensation Committee during the year ended December 31, 2013 (Messrs. Christopher, Goldman, Hanks, and Weyers and Ms. Bertsch) (1) was during such year, or had previously been, an officer or employee of B&W or any of its subsidiaries or (2) had any material interest in a transaction of B&W or a business relationship with, or any indebtedness to, B&W. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Governance Committee:

Mr. Hanks (Chairman)

Mr. Christopher

Adm. Mies

Mr. McWilliams

During 2013, the Governance Committee met four times. This committee, in addition to other matters, has overall responsibility to (1) establish and assess director qualifications; (2) recommend nominees for election to our Board; and (3) oversee the annual evaluation of our Board and management, including the Chief Executive Officer in conjunction with our Compensation Committee. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists our Board with management succession planning and director and officer insurance coverage.

Director Nomination Process

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:

•	professional and personal experiences and expertise in relation to (1) our businesses and industries and (2) the experiences and expertise of other Board members;

•	integrity and ethics in his/her personal and professional life;

•	professional accomplishment in his/her field;

•	personal, financial or professional interests in any competitor, customer or supplier of ours;

•

preparedness to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and lack of other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so; and

•	ability to contribute positively to the Board and any of its committees.

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences.

Our bylaws provide that (1) a person shall not be nominated for election or reelection to our Board if such person shall have attained the age of 72 prior to the date of election or re-election and (2) any director who attains the age of 72 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 72. Accordingly, a director nominee may stand for election if he or she has not attained the age of 72 prior to the date of election or reelection.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this proxy statement and our By-Laws, which may be found on our Web site at www.babcock.com at “Investor Relations — Corporate Governance — Highlights.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

Safety and Security Committee:

Adm. Mies (Chairman)

Mr. Christopher

Mr. Fees

Ms. Pramaggiore

During 2013, the Safety and Security Committee met six times. This committee has general oversight responsibility regarding the safety, security and reliability of our business operations with specific focus on environmental, regulatory, safety and security matters. In the performance of its responsibilities the committee will review reports and information from management and others and visit key operating facilities and, where appropriate, meet with regulatory authorities. The Safety and Security Committee has the authority to engage outside consultants or other advisors to assist it in the discharge of its responsibilities.

COMPENSATION OF DIRECTORS

The table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board for the year ending December 31, 2013. Directors who are also our employees do not receive any compensation for their service as directors.

DIRECTOR COMPENSATION TABLE

Name of Non-Employee Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Jan A. Bertsch	$62,000	$109,971	—	$171,971
Thomas A. Christopher	$86,000	$109,995	$4,285	$200,280
John A. Fees	$255,000	$109,995	$5,802	$370,797
Brian K. Ferraioli	$62,000	$109,971	$2,826	$174,797
Robert W. Goldman	$107,000	$109,995	$1,030	$218,025
Stephen G. Hanks	$102,250	$109,995	$1,986	$214,231
D. Bradley McWilliams	$123,250	$109,995	$1,571	$234,816
Richard W. Mies	$101,000	$109,995	$6,397	$217,392
Anne R. Pramaggiore	$87,500	$109,995	—	$197,495
Larry L. Weyers	$87,000	$109,995	$2,058	$199,053

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.
(2)	See “Stock Awards” below for a discussion of the amounts reported in these columns.
(3)	See “All Other Compensation” below for a discussion of the amounts reported in this column.

During 2013, non-employee director compensation generally consisted of cash and equity. The compensation of our non-employee directors under our current non-employee director compensation program is described in more detail below.

Fees Earned or Paid in Cash.    Under our current director compensation program, non-employee directors are eligible to receive the following cash compensation:

•	an annual retainer of $70,000, paid in quarterly installments and prorated for partial terms;

•

a fee of $2,500 for each Board meeting they personally attended ($1,000 if attended by telephone) after the eighth Board meeting held in the twelve months following our annual meeting of stockholders; and

•	a fee of $1,500 for each meeting of a committee of which they are a member and personally attended ($1,000 if attended by telephone).

The chairs of Board committees, the Lead Independent Director and the Non-Executive Chairman receive additional annual retainers, paid in quarterly installments, as follows (prorated for partial terms):

•	the chair of the Audit and Finance Committee: $20,000;

•	the chair of each of the Compensation, Governance, and Safety and Security Committees: $15,000;

•	the Lead Independent Director: $25,000; and

•	the Non-Executive Chairman: $175,000.

Under our Supplemental Executive Retirement Plan (as amended and restated, “SERP”), directors may elect to defer the payment of up to 100% of his or her annual retainer and fees. Amounts elected to be deferred are credited as a bookkeeping entry into a notional account, which we refer to as a deferral account. The balance of a director’s deferral account consists of deferral contributions made by the director and hypothetical credited gains or losses attributable to investments elected by the director, or by our Compensation Committee if the director fails to make investment elections. Directors are 100% vested in their deferral accounts at all times. Mr. Ferraioli, Ms. Bertsch and Admiral Mies elected to defer 100% of their retainer and fees in 2013; Mr. Goldman elected to defer 60% of his retainer and fees in 2013. No other director made a deferral election with respect to their retainer or fees in 2013. Amounts reported in the Director Compensation Table include amounts deferred in 2013.

Stock Awards. In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted stock units equal to $110,000 (prorated for partial terms) divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The awards of restricted stock units were granted under our 2010 LTIP and vested immediately on the date of grant. As a result, all of our non-employee directors own stock in our company.

The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant.

Under our 2010 LTIP, directors may elect to defer payment of all or a portion of their stock and option awards. Messrs. Christopher, Fees, and Ferraioli and Admiral Mies each elected to defer 100% of their 2013 stock awards. Mr. Goldman elected to defer 60% of his 2013 stock awards. Amounts reported in the Director Compensation Table include amounts deferred in 2013.

The following table reflects the number of shares and grant date fair value with respect to each stock award granted to non-employee directors in 2013 and the unvested stock awards and unexercised option awards (whether or not exercisable) each non-employee director had outstanding as of December 31, 2013. No option awards were granted to directors in 2013.

Equity Awards Granted to Directors in 2013 and

Outstanding at December 31, 2013

	B&W Equity Awards Granted in 2013			B&W Equity Awards Outstanding at December 31, 2013
Name	Grant Date	Shares of Restricted Stock Units	Grant Date Fair Value	Stock Awards	Option Awards
Jan A. Bertsch	June 26, 2013	3,719	$109,971	—	—
Thomas A. Christopher	May 10, 2013	3,994	$109,995	—	—
John A. Fees	May 10, 2013	3,994	$109,995	—	—
Brian K. Ferraioli	June 26, 2013	3,719	$109,971	—	—
Robert W. Goldman	May 10, 2013	3,994	$109,995	—	5,115
Stephen G. Hanks	May 10, 2013	3,994	$109,995	—	—
D. Bradley McWilliams	May 10, 2013	3,994	$109,995	—	450
Richard W. Mies	May 10, 2013	3,994	$109,995	—	—
Anne R. Pramaggiore	May 10, 2013	3,994	$109,995	—	—
Larry L. Weyers	May 10, 2013	3,994	$109,995	—	—

All Other Compensation.   We have a travel and reimbursement policy under which we reimburse directors for travel and other expenses incurred in connection with business of the Board. The presence of a director’s spouse may be appropriate or necessary at certain meetings, conferences or other business-related functions. In those cases, pursuant to our policy, we will bear the travel, meals and other expenses of the director’s spouse incurred while attending such functions. To the extent the expenses of a spouse are imputed to the director as income, pursuant to our reimbursement policy, we will also reimburse the director for the taxes resulting from any such imputed income. In 2013, the incremental cost to the company to provide reimbursement for spousal travel under our policy was less than $10,000 per director and the aggregate cost for all directors as a group was $10,209. The aggregate amount paid to all directors as a group for reimbursement of taxes on imputed income was $15,953.

The amounts reported in this column include tax reimbursements for Messrs. Christopher ($1,762), Ferraioli ($2,155), Fees ($2,989), Goldman ($130), Hanks ($1,986), McWilliams ($1,252), Weyers ($1,738) and Admiral Mies ($2,585).

NAMED EXECUTIVE PROFILES

The following profiles provide summary information regarding the experience of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, who were employed by B&W as of December 31, 2013. The Named Executive profiles provide biographical information, including age as of May 9, 2014. The profiles exclude our former Senior Vice President and Chief Operating Officer, Mary Pat Salomone, who retired from that position on June 30, 2013.

E. James Ferland, President, Chief Executive Officer & Director, The Babcock & Wilcox Company
Age — 47 Tenure with B&W: 2 years

Mr. Ferland has been our President and Chief Executive Officer since April 2012. Prior to joining the Company, Mr. Ferland served as President of the Americas division for Westinghouse Electric Company, LLC, a nuclear energy company and group company of Toshiba Corporation, from 2010 through March 2012. From 2007 to 2010, Mr. Ferland worked for PNM Resources, Inc., a holding company of utilities providing electricity and energy products and services, where he held positions as Senior Vice President of Utility Operations and Senior Vice President of Energy Resources. Previously, Mr. Ferland held various senior management and engineering positions at Westinghouse Electric Company, Louisiana Energy Services/URENCO, Duke Engineering and Services, Carolina Power & Light and General Dynamics.

Mr. Ferland is an experienced executive with a utility leadership background that includes both regulated and merchant operations. He has led organizations that generate power (coal, nuclear, gas, renewables), transmit power and trade power. He also has extensive supplier leadership experience in commercial nuclear power, manufacturing, engineering and field services. Early in his career he performed startup testing and operated the nuclear power systems B&W currently builds for the Navy. With more than 24 years of senior management and engineering experience in diversified industries, he brings valuable perspectives to all industries in which we operate.

Anthony S. Colatrella, Senior Vice President & Chief Financial Officer, The Babcock & Wilcox Company
Age — 58 Tenure with B&W: 2 years

Mr. Colatrella has served as our Senior Vice President & Chief Financial Officer since November 2011. Prior to joining B&W, Mr. Colatrella served as Chief Financial Officer of Momentive Performance Materials, a global manufacturer of silicones, from January 2009 to October 2010. Previously, Mr. Colatrella served as an independent financial and operational consultant from 2007 to 2008 and as Vice President, Chief Financial Officer of Paxar Corporation, a global provider of identification and tracking solutions to the retail and apparel industries, from 2005 to 2007. Mr. Colatrella has also held senior leadership positions at The Scotts Miracle-Gro Company and United Technologies Corporation, including positions with responsibility for finance, accounting, treasury, strategy and corporate development.

Christofer M. Mowry, President, Babcock & Wilcox mPower, Inc.
Age — 51 Tenure with B&W: 5 years

Mr. Mowry has served as President of Babcock & Wilcox mPower, Inc., our principal operating subsidiary responsible for the research, development and deployment of B&W mPower, our small modular reactor (“SMR”) initiative, since January 2012. Previously, Mr. Mowry served as President of Babcock & Wilcox Nuclear Energy, Inc. (“B&W NE”), including its predecessor company, from June 2009 until January 2012. He joined B&W in August 2008, serving as Senior Vice President and Chief Business Development Officer until June 2009. Prior to joining B&W, Mr. Mowry served as President and Chief Operating Officer of Welding Services, Inc., an energy services company located in Atlanta, Georgia, from January 2005 through June 2008. Previously, he held various global management positions with GE Energy from June 1995 until January 2005, after spending 11 years with the utility PECO Energy.

James D. Canafax, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, The Babcock & Wilcox Company
Age — 43 Tenure with B&W: 13 years

Mr. Canafax has served as our Senior Vice President and General Counsel since July 2010 and, except for a period from August 2012 to May 2013, as our Corporate Secretary. Prior to our spin-off from McDermott, Mr. Canafax had been affiliated with McDermott since July 2001, where he served as Assistant General Counsel for McDermott from January 2007 until July 2010; Senior Counsel, Legal Manager and Assistant Secretary for J. Ray McDermott, Inc. (“JRMI”) from July 2004 through December 2006; and Counsel and Contracts Manager for JRMI from July 2001 until July 2004. Previously he was an attorney with a New Orleans, Louisiana law firm.

Joseph A. Zwetolitz, President, Babcock & Wilcox Nuclear Energy, Inc.
Age — 50 Tenure with B&W: 1 year

Mr. Zwetolitz has served as President of B&W NE, our principal operating subsidiary comprising all non-SMR commercial nuclear operations, including global nuclear services, commercial nuclear equipment manufacturing and related sales initiatives, since February 2013. Mr. Zwetolitz joined B&W from Westinghouse Electric Co., where he served as President, Americas Region from April 2012 until February 2013 and Vice President, Americas Region, from May 2011 to April 2012. Previously, Mr. Zwetolitz held various positions at Areva NP Inc. spanning 11 years, including Senior Vice President, Reactors and Services Business Group from January 2010 to May 2011, Senior Vice President, Nuclear Services from February 2009 to January 2010, and Senior Vice President, Fuel America from October 2007 to February 2009.

EXECUTIVE OFFICERS

Set forth below is the age (as of May 9, 2014), the principal positions held with B&W or our subsidiaries, and other business experience information for each of our current executive officers other than our Named Executives. For information on our Named Executives, see “Named Executive Profiles” above. Unless otherwise indicated, all positions described below are positions with The Babcock & Wilcox Company.

Jenny L. Apker, 56, has served as our Vice President, Treasurer and Investor Relations since August 2012 and, prior to that time, served as our Vice President and Treasurer since joining our company in June 2010. Previously, Ms. Apker served as Vice President and Treasurer with Dex One Corporation (formerly R.H. Donnelley Corporation), a marketing services company, from May 2003 until June 2010.

Peyton S. Baker, 66, has served as President of B&W NOG, our principal operating subsidiary providing precision nuclear components, equipment and fuels for government and commercial uses, since April 2011. He joined B&W in 1971 and has served in various capacities with B&W NOG, including most recently as Vice President of Programs, Contracts and Central Planning from August 2009 to April 2011; Manager, Programs from August 2006 to August 2009 and Manager, Project Management of the Nuclear Operations Division from January 2005 to August 2006. His earlier positions include Project Manager of the Advanced Carrier Program at B&W NOG, President and General Manager of BWXT of Ohio, Inc., Managing Director of our former subsidiary, Babcock & Wilcox Egypt SAE, and General Manager of Engineering Research, Inc., one of our Department of Defense businesses.

David S. Black, 52, has served as our Vice President and Chief Accounting Officer since July 2010. Previously, Mr. Black served as our Vice President and Controller since January 2007 and Vice President and Controller of BWXT from September 2003 to January 2007. He joined B&W in 1991 as General Accounting Manager for the Nuclear Environmental Services Division. Other positions he held with B&W include Financial Services Manager for the ASD Service Center Division, Controller for B&W Federal Services, Inc., and Controller for BWXT Services, Inc.

Mark A. Carano, 44, has served as Senior Vice President and Chief Corporate Development Officer since August 2013. Prior to joining our company in August 2013, Mr. Carano served as a Managing Director in the Investment Banking Group of Bank of America Merrill Lynch since 2006. Mr. Carano also previously held positions with the Investment Banking Group of Deutsche Bank.

J. Randall Data, 48, has served as President and Chief Operating Officer of Babcock & Wilcox Power Generation Group, Inc. (“B&W PGG”), our principal operating subsidiary providing boilers, environmental equipment and related services to the power generation industry and other industries, since April 2012. Mr. Data has served in various positions of increasing responsibility since joining our company in 1988, including most recently as Vice President and General Manager of B&W PGG’s Fossil Power Division from November 2008 until April 2012 and Vice President, Steam Generating Systems from February 2007 to November 2008. His prior positions within B&W PGG also include Division Engineering Manager, Fossil Power Division and Manager, Engineering Graphics.

George Dudich, 53, has served as President of Babcock & Wilcox Technical Services Group, Inc., our principal operating subsidiary providing management, operational and technical services for U.S. government facilities and private industry, since November 2011. He first joined B&W in 1990, serving in a number of positions of increasing responsibility until 1999, including Vice President of Business Development for a prior subsidiary of ours, B&W Services, Inc.; Project Procurement Manager for B&W PGG; and Manager, ASRM Subcontracts, in our former Aerospace Components Division. From 2000 until he rejoined us in August 2010, he served in a variety of positions at Washington Group and at URS Corporation, which acquired Washington Group, most recently serving as its Senior Vice President of Business Development for the Global Management and Operations Services group. He rejoined B&W in August 2010 as our Senior Vice President of Business Development and Strategic Planning.

Kairus K. Tarapore, 52, has served as our Senior Vice President and Chief Administrative Officer since January 2013. Prior to joining B&W, Mr. Tarapore served as Executive Vice President of Human Resources for Ceridian Corporation, a global human resources and payment solutions company, from December 2006 to August 2012. Mr. Tarapore also held various management positions in human resources and quality assurance with General Electric from 1998 to 2006, after spending 14 years in human resources and marketing roles with Wipro Corporation and RPG Enterprises in India.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(PROPOSAL 2)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. Our Board has adopted a policy to hold annual advisory votes on executive compensation until the next advisory vote on the frequency of stockholder votes on executive compensation at the 2017 annual meeting of stockholders, or until our Board determines to hold such an advisory vote at a different frequency.

It is our belief that our ability to hire, retain and motivate employees is essential to the success of the company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

As a result, our executive compensation is structured in the manner that we believe best serves the interests of the company and its stockholders. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides a more thorough review of our compensation philosophy and how that philosophy was implemented in 2013. We have given considerable attention to how, why and what we pay our executives. Recognizing that no single compensation structure will match perfectly with all stockholders, we believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging them to take excessive risks in their business decisions.

Accordingly, we submit the following resolution to stockholders at the 2014 Annual Meeting:

RESOLVED, that the stockholders of The Babcock & Wilcox Company approve, on an advisory basis, the compensation of executives, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

Effect of Proposal

The resolution to approve our executive compensation is non-binding on us and our Board and Compensation Committee. Accordingly, even if the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if it concludes that such a change would be in the best interest of the company. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve executive compensation. However, our Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

Recommendation and Vote Required

Our Board recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (the “CD&A”) provides detailed information and analysis regarding the compensation of our Named Executives as reported in the Summary Compensation Table and other tables located in the “Compensation of Executive Officers” section of this Proxy Statement. Unless otherwise indicated, references to “Named Executives” in this CD&A exclude our former Chief Operating Officer, Mary Pat Salomone, who retired from that position on June 30, 2013. In this summary, we highlight significant aspects, decisions, changes and practices of 2013 executive compensation. Following this summary, this CD&A is divided into three sections:

Section 1: Compensation Structure. In this section, we review our compensation philosophy, elements and processes.

Section 2: Compensation Analysis. In this section, we review the three elements of a Named Executive’s total direct compensation: annual base salary, annual incentive compensation and long-term incentive compensation.

Section 3: Other Benefits and Practices. In this section, we review perquisites, post-employment arrangements and other compensation-related practices.

Highlights of 2013 Executive Compensation

The chart below shows the target total direct compensation of our Named Executives, relative to their primary benchmark (survey median) and, as applicable, secondary benchmark (proxy median). No proxy data was identified for Mr. Zwetolitz’s position.

The following events and characteristics highlight our 2013 executive compensation program:

Strong Stockholder Support for Executive Compensation Program — Over 97% of the votes cast at our 2013 annual stockholders meeting on executive compensation were cast in favor of our executive compensation program. We applied the same compensation principles used in prior year compensation to determine the amount and type of executive compensation for 2013.

Reasonable Target Compensation — We structure Named Executives’ target total direct compensation (the sum of annual base salary and target annual and long-term incentive compensation) around median compensation for comparable positions.

Emphasis on Incentive- and Performance-Based Compensation — As a result of our compensation philosophy, we emphasize annual and long-term incentive compensation when setting target total direct compensation. Annual incentive compensation was cash-based while long-term incentive compensation was stock-based issued in the form of performance restricted stock units (50%), stock options (25%) and time-vested restricted stock units (25%). 100% of our annual incentive compensation and 75% of the target value of long-term incentive compensation were performance-based. As a result, performance-based compensation represented approximately 66% of our Chief Executive Officer’s target total direct compensation and 55% of our other Named Executives’ average target total direct compensation in 2013. See p. 26 for more information on the elements of total direct compensation.

Reasonable Pay and Governance Practices

We adhere to the following practices and policies for Named Executive compensation:

•	Use of multiple performance metrics for our annual incentive compensation (see p.30) and long-term incentive compensation (see p.34);

•	Dividend equivalents attach to restricted stock units, but are subject to the applicable vesting conditions, and do not attached to stock options;

•	No repricing of stock options without stockholder approval;

•	Limited perquisites and tax reimbursements (see p.37);

•	No tax reimbursements on change in control benefits;
•	Clawback and forfeiture provisions in annual and long-term incentive compensation;

•	General prohibition from engaging in hedging transactions; and

•	Stock ownership guidelines (see p.39).

SECTION 1 — COMPENSATION STRUCTURE

Philosophy and Objectives

of Executive Compensation

We seek to provide reasonable and competitive compensation to executives through programs structured to:

•	attract and retain well-qualified executives;

•	incent and reward short- and long-term financial and other company performance, as well as individual contributions; and

•	align the interests of our executives with those of our stockholders.

We also subscribe to a “pay-for-performance” philosophy when designing executive compensation. For us that means a substantial portion of an executive’s target compensation should be “at risk” and performance-based where the value of one or more elements of compensation is tied to the achievement of financial and/or other measures we consider important drivers in the creation of stockholder value. Stock options are granted with an exercise price equal to 100% of the fair market value of our common stock on the date of grant. As a result, an option’s value is based exclusively on improvements in stock price from the price on the date of grant. For that reason, we consider stock options to be performance-based.

Elements of Executive Compensation

To support our compensation philosophy and objectives, our executive compensation program consists of the key elements identified in the chart below.

Element		Description / Characteristics	Primary Objective(s)

Total Direct Compensation	Base Salary	• Annual fixed cash compensation	• Attract and retain qualified talent
	Annual Incentive	• Annual variable cash compensation • Based on a mix of company, safety and individual goals	• Incent/reward short-term performance • Promote retention and pay-for-performance
	Long-Term Incentive	• Long-term (typically three years) variable stock-based compensation • Mix of performance and time-vested awards	• Incent/reward long-term performance • Align interest of executive with our stockholders • Promote retention and pay-for-performance

Other Benefits and Post-Employment Compensation		• Defined contribution and limited defined benefit plans • Limited perquisites • Change-in-control agreements and severance plan	• Promote retention

The Compensation Committee does not set a specific target allocation among the elements of total direct compensation; however, long-term incentive compensation typically represents the largest single element of target total direct compensation and performance-based compensation constitutes the bulk of a Named Executive’s target total direct compensation, as demonstrated in the chart below.

Determining Named Executive Compensation

Compensation Decisions.    The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs. In connection with that process, it receives support from an outside compensation consultant and company management.

Outside Consultant.    The Compensation Committee engages Hay Group, Inc. (“Hay Group”) as its outside compensation consultant. Hay Group provides the Compensation Committee with information and advice on the design, structure and level of executive and director compensation and attends Compensation Committee meetings, including executive sessions. Hay Group works with our management on various matters for which the Compensation Committee is responsible; however, the Compensation Committee, not management, directs and oversees the retention and activities of Hay Group.

Management.    Our Human Resources department, in consultation with the Compensation Committee chair and Hay Group, prepares information and materials for the Compensation Committee relevant to matters under consideration by the committee, including market data provided by

Hay Group and recommendations of our Chief Executive Officer regarding compensation of the other executives. The Compensation Committee works directly with Hay Group on our Chief Executive Officer’s compensation. Our Chief Executive Officer and senior Human Resources personnel attend committee meetings and, as requested by the Compensation Committee, participate in deliberations on executive compensation (except in respect to their own compensation). No member of our management attends executive sessions of the Compensation Committee, unless at the direction of the committee.

Stockholder Vote on Executive Compensation.    We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our Named Executives. At our 2013 annual meeting of stockholders, over 97% of the votes cast at that meeting on the executive compensation proposal were voted in favor of our executive compensation. The Compensation Committee believes the result of that vote affirms stockholders’ support of our philosophy and approach to executive compensation. Accordingly, although target total direct compensation was set before the advisory vote was held, no changes were made to 2013 compensation as a result of the vote. We value the opinions of stockholders on executive compensation and will continue to consider the results of future advisory votes on executive compensation.

Target Median Compensation.    We believe compensation is competitive at or near the median compensation paid for comparable positions. Accordingly, we seek to set target compensation for each element of total direct compensation at approximately +/-15% of the median compensation determined through benchmarking. In this CD&A, compensation within this +/-15% range is referred to as “median range”. The Compensation Committee may adjust target compensation, including setting it outside the median range, to account for a Named Executive’s performance, tenure, experience, internal equity and other factors or situations that are not typically captured by looking at standard market data and practices that the Compensation Committee may deem relevant to the appropriateness and/or competitiveness of the compensation of a Named Executive. The compensation actually earned by a Named Executive, however, may be outside the median range targeted, depending on the achievement of performance goals, fluctuations in our stock price and/or satisfaction of vesting conditions.

Benchmarking.    To identify median compensation for use in setting annual base salary, target annual incentive and target long-term incentive compensation, we engage in “benchmarking” – a practice of reviewing the compensation of comparable positions at other companies as a reference point for compensation decisions on our Named Executives. The specific performance measures and goals used in performance-based compensation are designed for the principal purpose of supporting goals and strategies specific to us and/or driving the creation of shareholder value, and, as a result, are not generally benchmarked.

During the Compensation Committee’s annual review of executive compensation, Hay Group provided the Compensation Committee with an analysis comparing prior year executive target compensation to compensation for comparable positions at the 25th, 50th (median) and 75th percentiles using Hay Group survey data and, as applicable, data from public company proxy statements.

Survey Data.    Hay Group’s Industrial Executive Compensation Survey served as our primary benchmark for executive compensation in 2013. This survey represented Hay Group’s proprietary annual compensation survey tracking 2012 executive compensation from over 300 general industry organizations. Hay Group adjusted the compensation of the applicable survey group to bring it current. They also adjusted the data using regression analysis based on revenues to account for the size of our operations relative to the organizations comprising the survey. The component companies comprising the 2012 Hay Group survey were not reviewed by the Compensation Committee.

Proxy Data.    As a supplement to the survey data, the Compensation Committee also reviewed the compensation of similarly situated executives from a custom peer group. The custom peer group used for 2013 executive compensation consisted of 17 companies (previously selected by the Compensation Committee in consultation with Hay Group and management in 2011) with whom we compete for executive talent from the engineering and construction, aerospace and defense, heavy electrical equipment and industrial machinery industries. This custom peer group consisted of the companies listed at the end of this CD&A. Our Compensation Committee has approved changes to this custom peer group for purposes of 2014 executive compensation.

Compensation information from this group represented the actual, non-regressed 2011 compensation reported in 2012 publicly available Securities and Exchange Commission filings. This compensation information was generally higher than the compensation for comparable positions reported by the survey data. Additionally, with only 17 companies, the proxy data represented information from a limited sample size, particularly for executive positions other than chief executive officer and chief financial officer. Because we compete with the custom peer companies for executive talent, the Compensation Committee reviewed the applicable proxy data when setting target compensation for our Named Executives; however, the proxy data was not weighted in the determination of median compensation, except to the extent any of our custom peer companies were also a component company in Hay Group’s Industrial Executive Compensation Survey. Accordingly, unless otherwise indicated, references in this CD&A to “median” or “median range” are references to survey data.

SECTION 2 — COMPENSATION ANALYSIS

2013 Target Total Direct Compensation Overview

The chart below shows the 2013 target total direct compensation for each Named Executive. The 2013 target total direct compensation for each of our Named Executives was within the survey range applicable to the executive, except in respect of Messrs. Canafax and Mowry.

In November 2013, we announced an accelerated search for additional investors in our B&W mPower small modular reactor program. To promote leadership continuity through the investor search process and enhance the alignment of performance with our strategy for the program, we entered into a retention agreement with Mr. Christofer Mowry, President of Babcock & Wilcox mPower, Inc., on December 17, 2013 (the “Retention Agreement”). Except as indicated, discussions on the following pages regarding the elements of his 2013 total direct compensation do not reflect the changes to his compensation under his Retention Agreement, which are discussed separately. See page 36 for more information on Mr. Mowry’s Retention Agreement.

In addition, Ms. Salomone, our former Chief Operating Officer, retired on June 30, 2013. Prior to her retirement, Ms. Salomone’s 2013 target total direct compensation consisted of the following (each of which the Compensation Committee set within the median range of her survey benchmark):

•	$644,000 annual base salary;

•	$509,200 annual incentive compensation (80% of her annual base salary); and

•	$1,119,000 long-term incentive compensation, split 50% performance restricted stock units, 25% stock options and 25% restricted stock units.

See “Separation, Retention and Sign-On Arrangements” on page 36 for additional information on Mr. Mowry’s Retention Agreement and Ms. Salomone’s separation arrangement.

Mr. Zwetolitz’s target total direct compensation excludes the value of one-time sign-on equity awards and a sign-on bonus he received in connection with joining our company in February 2013. These items are also discussed separately.

2013 Target Total Direct Compensation

Named Executive	Annual Base Salary	Annual Incentive	Long-Term Incentive	Target Total Direct Compensation
E. James Ferland	$900,000	$893,750	$3,300,000	$5,093,750
Anthony S. Colatrella	$495,000	$343,875	$980,000	$1,818,875
Christofer M. Mowry	$405,000	$241,860	$400,000	$1,046,860
James D. Canafax	$455,000	$268,350	$720,000	$1,443,350
Joseph A. Zwetolitz	$315,000	$173,250	$300,000	$788,250

Annual Base Salary

In February 2013, the Compensation Committee approved the base salaries indicated in the table below effective April 1, 2013.

2013 Annual Base Salary

Named Executive	2012 Salary		2013 Salary	Survey Median	% Variance from Median (Survey)	Median (Proxy)
Mr. Ferland		$875,000	$900,000	$973,000	-8%	$1,050,000
Mr. Colatrella		$480,000	$495,000	$483,000	2%	$551,000
Mr. Mowry		$397,400	$405,000	$279,000	45%	$506,000
Mr. Canafax		$424,000	$455,000	$415,000	10%	$509,000
Mr. Zwetolitz	$	N/A	$315,000	$315,000	0%	—

The base salaries for Messrs. Ferland, Colatrella, Canafax and Zwetolitz were set within the median range applicable to their respective positions. Mr. Canafax’s 2013 base salary incorporates a cost of living adjustment that was previously paid separately from his annual base salary. Mr. Mowry received a modest increase to his annual base salary in 2013 after receiving no increase in 2012. In setting Mr. Mowry’s compensation, the Compensation

Committee recognized that his 2012 annual base salary was outside the median range of our survey group. However, the Compensation Committee also recognized that Mr. Mowry’s position is unique among his survey peers as a result of his responsibility for overseeing our company’s largest research and development project, the B&W mPower small modular reactor program. In addition, the Compensation Committee reviewed the comparable median salary for Mr. Mowry’s position using our secondary custom peer group benchmark, which reported a median 20% higher than Mr. Mowry’s 2013 annual base salary. Consequently, the Compensation Committee believed that his 2013 annual base salary was appropriate.

Annual Incentive Compensation

Overview and Design.    We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee administers annual incentive compensation for our Named Executives through our Executive

Incentive Compensation Plan (“EICP”). The EICP is a cash-based incentive plan that was previously approved by our stockholders. The 2013 EICP design contained the following principal elements, which were unchanged from 2012:

Performance Measure		Target Weighting	Payout Range
Company	Financial • Operating Income • Return on Invested Capital	70% • 45% • 25%	0-200%
	Safety	10%
Individual		20%

The amount paid under the EICP for 2013 can be illustrated by the following formula:

Earnings from Salary  x  Target  %  x  Total Payout  %  (0 – 200%)

Summary of EICP Payments.    The total payout percentage represents the combined results of applicable financial, individual and safety performance. To prioritize company financial results, however, financial performance determined the maximum amount each Named Executive (other than Mr. Colatrella) could earn under the EICP in 2013. Mr. Colatrella was also eligible for a discretionary adjustment to his individual performance weighting (between 0 and 40%) as a result of not being a “covered person” for purposes of Section 162(m) of the Internal Revenue Code. Although this adjustment could result in an award of up to $68,755 (subject to overall budget constraints) beyond the maximum amount determined by financial performance under the EICP, our practice is to not apply this discretionary adjustment to Mr. Colatrella in the interest of fairness to our other Named Executives. A Named Executive would earn less than the maximum amount if he did not meet applicable individual performance and safety goals and, in the case of Mr. Colatrella, if we exercised negative discretion in weighting his individual performance results. Ms. Salomone was not eligible to earn an annual incentive award as a result of her retirement. The following table indicates the maximum amount eligible to be earned by our Named Executives and the actual amounts paid under the EICP for 2013 after factoring in individual and safety results.

Named Executive	2013 Earnings from Salary	x	Target Percentage	x	Weighted Financial Performance Percentage	=	Eligible Amount(1)	Actual Payout for 2013 Performance
Mr. Ferland	$893,750		100%		72.00%		$643,500	$617,760
Mr. Colatrella	$491,250		70%		72.00%		$247,590	$237,686
Mr. Mowry	$407,267		60%		94.29%		$230,407	$243,808	(2)
Mr. Canafax	$447,250		60%		72.00%		$193,212	$185,484
Mr. Zwetolitz	$288,750		60%		51.43%		$89,102	$85,551

(1)	Omits the discretionary individual performance award opportunity for Mr. Colatrella for the reasons discussed above. Also omits the eligible amount of Mr. Mowry’s additional annual incentive opportunity of $38,401 under his Retention Agreement.
(2)	Includes the amount paid as a result of the additional annual incentive opportunity pursuant to Mr. Mowry’s Retention Agreement.

Analysis of Target Percentage. The Compensation Committee set the target percentages indicated in the table above in February 2013. The following table shows the 2013 target annual incentive compensation for each Named Executive based on the executive’s target percentage and projected 2013 earnings from salary, relative to his benchmark.

2013 Target Annual Incentive Compensation

Named Executive	EICP Target(1)	Median (Survey)	% Variance from Median (Survey)	Median (Proxy)
Mr. Ferland	$893,750	$1,014,000	-12%	$1,183,000
Mr. Colatrella	$343,875	$363,000	-5%	$415,000
Mr. Mowry	$241,860	$133,000	82%	$371,000
Mr. Canafax	$268,350	$246,000	9%	$390,000
Mr. Zwetolitz	$173,250	$180,000	-4%	N/A

(1)	Each Named Executive’s EICP target compensation was based on his projected earnings from salary during 2013. Accordingly, changes in annual base salary during 2013 would cause the actual annual incentive compensation payout at target performance for those Named Executives to differ from the executive’s EICP target indicated above.

With the exception of Mr. Mowry, 2013 target annual compensation of each Named Executives was within the median range of the applicable benchmark. With respect to Mr. Mowry, the Compensation Committee set his initial 2013 EICP target percentage at the same percentage as the other presidents of our principal operating groups for internal equity purposes. In addition, as part of his Retention Agreement, Mr. Mowry received a supplemental 2013 award opportunity with a target percentage of 10% of his 2013 earnings from salary, effectively making his 2013 target percentage 70%.

Analysis of Financial Goals and Weighted Financial Performance Percentage.    In February 2013, the Compensation Committee established threshold, target and maximum goals for each financial measure used in annual incentive compensation. The results of these financial goals were combined to determine the Weighted Financial Performance Percentage. For Messrs. Ferland, Canafax and Colatrella, the 2013 EICP financial goals consisted of the following components and target weightings (the target weightings are expressed as a percentage of the 70% attributable to financial goals at target):

•	consolidated operating income (45%); and

•	consolidated return on invested capital (25%).

For Messrs. Mowry and Zwetolitz, the 2013 EICP financial goals consisted of the following components and target weightings (again expressed as a percentage of the 70% attributable to financial goals at target):

•	consolidated operating income (25%);

•	applicable business unit operating income (20%); and

•	consolidated return on invested capital (25%).

We use both operating income and return on invested capital as performance measures to help maintain a balanced focus on income statement and balance sheet performance. Operating income is a measure of profitability, which we expect to be a primary driver of our stock price while also promoting accountability of management decisions within our operations. Use of return on invested capital is intended to maximize the utilization of company assets.

The 2013 results attained for each financial performance measure applicable to our Named Executives are shown in the following tables:

Financial Performance Results for Messrs. Ferland, Canafax and Colatrella

B&W Operating Income (72% x 45/70)	46.3%
B&W ROIC (72% x 25/70)	25.7%
Weighted Financial Performance Percentage	72%

Financial Performance Results for Mr. Mowry

B&W Operating Income (72% x 25/70)	25.7%
mPower Operating Income (150% x 20/70)	42.9%
B&W ROIC (72% x 25/70)	25.7%
Weighted Financial Performance Percentage	94.3%

Financial Performance Results for Mr. Zwetolitz

B&W Operating Income (72% x 25/70)	25.7%
Nuclear Energy Operating Income (0% x 20/70)	0%
B&W ROIC (72% x 25/70)	25.7%
Weighted Financial Performance Percentage	51.4%

No annual incentive compensation is paid if financial performance is below threshold and to help mitigate risks associated with incentive compensation, the annual incentive payout is capped at 200% of target compensation. Additionally, regardless of the level of performance achieved, the Compensation Committee retains the right to decrease the amount of annual incentive compensation payable in its discretion.

The 2013 target consolidated operating income goal of $398.5 million was set based on management’s internal projections for the year. The target goal was allocated by management among our segments, including corporate, mPower (operating loss of $87 million) and Nuclear Energy ($33.2 million). Threshold and maximum goals were set at 80% and 120% of target operating income, respectively, except for Mr. Mowry (90% and 110%, respectively). Return on invested capital (“ROIC”) is a ratio measure of the company’s net income in relation to its invested capital. Recognizing that benchmarking ROIC to management’s estimated weighted average cost of capital for 2013 (8%) would result in a regression from 2012 ROIC performance goals, the Compensation Committee set a target ROIC goal of 15%. The committee then set threshold and maximum goals at +/-2% increments from target.

For 2013, we produced consolidated GAAP operating income of $536.4 million, which included a net benefit of approximately $222.7 million attributable to mark-to-market pension accounting and a reduction of $39.6 million in expenses related to the implementation of our global competitiveness initiative. Under the terms of our EICP, our GAAP operating income was decreased by the amount of this pension accounting net benefit and increased by the amount of the global competitiveness expenses, thus excluding both from our 2013 operating income result for annual incentive compensation purposes. Accordingly, our operating income result for 2013 was $353.2 million for annual incentive compensation purposes. For 2013, we produced a return on invested capital of 13.9%.

Our mPower and Nuclear Energy segments produced GAAP operating income (loss) of $(81.3) million and $8.6 million, respectively. The mPower segment operating income result was used in the calculation of Mr. Mowry’s annual incentive compensation. However, the percentage reported in the chart above represents the final result after a reduction was applied by our management. The Nuclear Energy segment operating income result was used in the calculation of Mr. Zwetolitz’s annual incentive compensation as described in the chart above.

Analysis of Safety and Individual Goals.    Our annual incentive compensation included three safety related goals for 2013 (weighted 40%, 40% and 20%, respectively): Total Recordable Incident Rate (which measures the rate of recordable workplace injuries) (“TRIR”), Lost Time Incident Rate (which measures the rate of incidents involving lost workdays) (“LTIR”) and EHS Business Plans (which requires each operating entity to outline and define critical activities to be undertaken during the calendar year to continuously improve performance). The Compensation Committee selected EHS Business Plans as a new safety goal in 2013 because the previous safety goal, Cost Severity Index, was no longer used by the Department of Energy, one of our major customers, and cannot be benchmarked. In addition, the Compensation Committee instituted a safety goal “circuit breaker” in 2013 that capped each Named Executive’s safety goal at the target amount if TRIR or LTIR met or exceeded the 2013 goal but did not improve on the 2012 results. The 2013 safety goals for Messrs. Ferland, Colatrella and Canafax related to B&W consolidated results for the three safety measures. The 2013 safety goals for Mr. Mowry related to the results applicable to the B&W mPower organization, which he oversees. The safety goals for Mr. Zwetolitz related to the results applicable to our Nuclear Energy segment, which he oversees.

The individual goals of our Named Executives and their target weightings are set forth in the following table (the target weightings are expressed as a percentage of the 20% attributable to individual goals at target).

Mr. Ferland: • performance assessment regarding six categories: leadership, strategic planning, financial results, succession planning, communications and Board relations (100%)

Mr. Colatrella:

•     Facilitate successful execution of the company’s global competitiveness initiative (25%)

•     execute certain tax optimization strategies (25%)

•     build capabilities of the company’s global finance department (25%)

•     foster strong working relationship with the company’s external auditor (25%)

Mr. Mowry:

•     extend mPower penetration into global small modular reactor industry through specific action items (20%);

•     Progress mPower design and development through specified actions (30%);

•     Mature Generation mPower LLC infrastructure and processes (15%); and

•     Hire new Chief Operating Officer for Generation mPower LLC (35%).

Mr. Canafax:

•     expand leadership skills and business knowledge (25%);

•     support cost reduction initiatives through specified legal department initiatives (25%);

•     proactively support acquisition pursuits through optimal legal department delegation (25%); and

•     provide management oversight to legal team members supporting certain strategic initiatives (25%).

Mr. Zwetolitz:

•     achieve 2013 financial goals for Nuclear Energy segment (25%);

•     achieve the company’s 2013 industrial safety goal (25%);

•     achieve 2013 cost reduction initiative goals for the Nuclear Energy segment and support on-going cost reduction projects (25%);

•     complete certain organization transition initiatives and implement specified 2013 mPower objectives (10%);

•     develop and implement certain strategic actions (10%); and

•     build relationships with specific company stakeholders and participate in certain company and industry events (5%).

Final 2013 Annual Incentive Payment.    Based on the Weighted Financial Performance Percentage, Messrs. Ferland, Colatrella and Canafax were eligible to earn 72% of their respective target EICP award and Messrs. Mowry and Zwetolitz were eligible to earn 94.3% and 51.4%, respectively, of their target EICP award, each subject to the attainment of applicable safety and individual goals. Safety performance represented 10% of a Named Executive’s target EICP and individual performance represented 20%. Based on the financial results attained in 2013, each Named Executive (other than Ms. Salomone) was eligible to earn the following percentages of target EICP for safety and individual performance.

Named Executive	Eligible Target EICPAward Percentage (a)	Eligible Safety Goal Percentage [(a) x 10%]	Eligible Personal Goal Percentage [(a) x 20%]
Mr. Ferland	72.00%	7.2%	14.40%
Mr. Colatrella	72.00%	7.2%	14.40%
Mr. Mowry	94.29%	9.429%	18.86%
Mr. Canafax	72.00%	7.2%	14.40%
Mr. Zwetolitz	51.43%	5.143%	10.29%

The following chart depicts the level of attainment of each Named Executive’s applicable safety and individual goals in 2013 and the resulting percentage of overall target EICP earned after combining the safety and individual performance attained with each Named Executive’s weighted financial performance results. For Messrs. Ferland, Colatrella and Canafax, the weighted financial performance result was 50.40% (70% x 72%) and for Messrs. Mowry and Zwetolitz, the weighted financial performance result was 66% (70% x 94.29%) and 36% (70% x 51.43%), respectively.

Named Executive	% of Target Performance Attained		% of Target EICP Earned
	Safety	Individual
Mr. Ferland	4.32%	14.40%	69.12%
Mr. Colatrella	4.32%	14.40%	69.12%
Mr. Mowry	9.43%	10.09%	85.52%
Mr. Canafax	4.32%	14.40%	69.12%
Mr. Zwetolitz	3.09%	10.29%	49.38%

Long-Term Incentive Compensation

Analysis of 2013 Target Long-Term Incentive Awards.    In determining the type and mix of stock granted to our Named Executives, the Compensation Committee seeks to maintain a strong correlation between pay and performance while promoting retention of key employees.

The Compensation Committee allocated 2013 long-term incentive compensation (other than Mr. Zwetolitz’s sign-on compensation and Mr. Mowry’s retention awards discussed on the following pages) as follows:

•	50% performance restricted stock units;
•	25% stock options; and
•	25% time-vested restricted stock units.

2013 performance restricted stock units vest between 0% and 200% of the amount of initial shares granted depending equally on the level of cumulative diluted earnings per share and average return on invested capital attained between January 1, 2013 and December 31, 2015 (the “Performance Period”). We believe that over the long-term, there is a high degree of correlation between earnings per share and stock price. Accordingly, we use earnings per share in long-term stock-based compensation to more closely align our goals with stockholder interests. Additionally, by using a different performance measure than we use in annual incentive compensation, we reduce the incentive to focus on a single metric at the expense of others, thereby helping to mitigate risk related to incentive compensation. Finally, like annual incentive compensation, including return on invested capital helps promote focus on asset utilization.

For each performance measure, results at the threshold, target and maximum goals produce vesting at 25%, 50% and 100%, respectively, of the initial performance restricted stock units granted. Vesting for performance results between threshold and target or target and maximum is determined by linear interpolation. No amount will vest with respect to either performance measure unless at least threshold results are attained. The Compensation Committee set target and maximum goals based on the sum of non-GAAP earnings per share estimates for each year of the Performance Period. To complement and leverage financial results that may be achieved under the annual incentive compensation element, the estimates were derived from the operating income target goal used in 2013 annual incentive compensation, excluding projected B&W mPower development expenses, and assumed operating income growth rates of 10% and 15% for target and maximum goals, respectively. The threshold goal was set at 80% of the cumulative earnings per share target goal, consistent with the structure of our annual incentive compensation. The Compensation Committee set threshold, target and maximum goals for average return on invested capital at 13%, 15% and 17%, each a 2% increase over levels set in connection with 2012 annual incentive compensation.

Stock options and restricted stock units generally vest ratably over three years (other than Mr. Zwetolitz’s sign-on awards and Mr. Mowry’s awards pursuant to his Retention Agreement, as discussed on the following pages). For more information regarding the 2013 performance restricted stock units, restricted stock units and stock options, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers — Estimated Future Payouts Under Equity Incentive Plan Awards.”

Value of 2013 Target Long-Term Incentive Compensation.    The following table shows the 2013 target long-term incentive compensation for each Named Executive relative to his benchmark.

2013 Target Long-Term Incentive Compensation

Named Executive	Target Value(1)	Median (Survey)	% Median (Survey)	Median (Proxy)
Mr. Ferland	$3,300,000	$3,751,000	-12%	$4,713,000
Mr. Colatrella	$980,000	$921,000	6%	$1,283,000
Mr. Mowry(2)	$400,000	$236,000	69%	$956,000
Mr. Canafax	$720,000	$488,000	48%	$1,048,000
Mr. Zwetolitz(2)	$300,000	$296,000	1%	N/A

(1)	The value of the target long-term incentive compensation represents the nominal value used to determine the number of shares, units or stock options granted as long-term compensation, rather than the grant date fair value computed for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). For a discussion of the grant date fair values, see “Summary Compensation Table” in “Executive Compensation” below.
(2)	Excludes the value of Mr. Mowry’s retention awards and Mr. Zwetolitz’s sign-on compensation discussed below.

The Compensation Committee set Mr. Ferland’s target long-term incentive compensation at a value it determined appropriate relative to the median long-term incentive compensation applicable to him. The target compensation for each of Messrs. Ferland, Colatrella and Zwetolitz aligned with the median range, while the target compensation for each of Messrs. Canafax and Mowry was outside the median range. For Mr. Canafax, additional consideration was given to the value of the proxy median reported by our direct competitors. For Mr. Mowry, his target compensation was set at the same value as the other presidents of our operating groups for internal equity purposes, although the value of the compensation was outside of the median range.

Sizing Long-Term Incentive Compensation.     When granting stock, the Compensation Committee targets a dollar value, rather than a number of shares, units or options. The number of restricted stock units, stock options and initial performance restricted stock units granted can be expressed through the following formula:

target value ($) / stock valuation ($)

The target value was set by the Compensation Committee as previously discussed. The stock valuation was determined by Hay Group based on the closing price of our common stock on the New York Stock Exchange on the date of grant. For restricted stock units and performance restricted stock units, Hay Group adjusted the closing price to reflect the conditions of the stock grants, such as the vesting conditions and transfer restrictions. For stock options, Hay Group used a Black-Scholes model to determine valuation. To ensure that restricted stock units and stock options vest in equal installments during the three-year vest term, the number of shares calculated was rounded to the nearest multiple of three. The chart below summarizes the stock valuations used to grant long-term incentive awards to our Named Executives in 2013. The closing price of our stock was $26.80 on March 4, 2013. For purposes of valuing Mr. Mowry’s December 17, 2013 awards, we used a 30-day average closing price of $32.37.

March 4, 2013 Awards	Stock Valuation
Performance Restricted Stock Units	$24.94
Restricted Stock Units	$25.17
Stock Options	$5.38

Because FASB ASC 718 does not calculate grant date fair values for financial reporting purposes using the same valuation, the target values of long-term incentive compensation may differ from the grant date fair values reported on the Summary Compensation Table and Grants of Plan Based Awards table.

Separation, Retention and Sign-on Arrangements

We modified or supplemented target total direct compensation for three of our Named Executives as a result of events that occurred in 2013. On May 6, 2013 we entered into a separation agreement with Ms. Salomone (the “Separation Agreement”) in anticipation of her retirement on June 30, 2013. The Separation Agreement provided us with the ability to “call back” Ms. Salomone for a 4 month period following her retirement (the “Call Back Period”) to provide further services to our company. The Separation Agreement entitled Ms. Salomone to receive, among other things, cash compensation approximating one year of annual base salary and target annual incentive compensation (more than 70% of which was payable only after expiration of the Call Back Period). Ms. Salomone also received accelerated vesting of a portion of her outstanding equity awards, except for her 2013 equity incentive awards, which were forfeited. The Separation Agreement included a release of claims and restrictions on Ms. Salomone’s ability to solicit our employees or compete with us. For more information on regarding Ms. Salomone’s

Separation Agreement, see “Compensation of Executive Officers — Potential Payments Upon Termination or Change of Control”

As previously discussed, on December 17, 2013 we also entered into a Retention Agreement with Mr. Mowry to promote continuity of leadership and enhance the alignment of performance with our strategy for the mPower small modular reactor program. The Retention Agreement entitled Mr. Mowry to receive an increase in his 2013 annual base salary to $430,000 and an opportunity for an additional 10% 2013 annual incentive award. Mr. Mowry also received two grants of both time-vested and performance-vested restricted stock units in lieu of participation in our long-term incentive program in 2014 and 2015.

Lastly, in connection with joining our company in February 2013, Mr. Zwetolitz received one-time transition-related compensation consisting of a sign-on bonus of $230,000 (payable in two installments) and at risk, long-term equity awards with an aggregate value at grant of $300,000, two-thirds of which were granted as restricted stock units and one-third of which were granted as stock options. To promote retention and long-term focus, these option and restricted stock unit awards are subject to an extended vesting schedule with 20% of each award vesting on the third anniversary of the grant date, 30% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date.

SECTION 3 — OTHER BENEFITS AND PRACTICES

Other Benefits and Post-Employment Compensation

Other Benefits and Perquisites

Subject to applicable eligibility rules, our Named Executives receive all of the benefits offered to other B&W employees generally, including medical and other health and welfare benefits and participation in our qualified defined contribution and defined benefit plans. Our Named Executives receive additional limited perquisites, which we provide to attract and retain key personnel.

We provide the following perquisites to our Named Executives: relocation assistance, annual physicals, tax and financial planning services, limited spousal travel in connection with executive business travel and other miscellaneous items. We believe the personal benefits offered to our Named Executives are reasonable and appropriate. We do not provide our Named Executives with any tax assistance on perquisites other than with respect to relocation. For relocation, we provide tax assistance to Named Executives on the same basis provided to other employees receiving relocation assistance.

For a description of the values and valuation methodology associated with perquisites provided in 2013, see the notes and narratives to the Summary Compensation Table under “Compensation of Executive Officers” below.

Retirement Benefits

Overview.    We provide retirement benefits through a combination of (a) qualified and non-qualified defined benefit pension plans (our “Pension Plans”), (b) qualified and non-qualified defined contribution retirement plans (our “Thrift Plans”), and (c) a supplemental non-qualified defined contribution executive retirement plan. Due to the volatility, cost and complexity associated with defined benefit plans and evolving employee preferences, we have taken steps over the past several years to shift away from traditional defined benefit plans toward defined contribution plans.

We began transitioning to defined contribution plans in 2006 when we closed the Pension Plans to new and unvested salaried employees and froze benefit accruals for existing salaried participants with less than five years of credited service. In 2012, we announced that all benefit accruals for salaried employees still accruing benefits under the Pension Plans would be frozen. To provide a period of transition, those benefit accruals will be frozen effective December 31, 2015. In lieu of future defined benefit plan accruals under those plans, we provide additional cash contributions to eligible employees’ Thrift Plan account (the “Service-Based Thrift Contribution”), discussed below.

Pension Plans.    As a result of the recent changes in eligibility requirements, none of our Named Executives other than Ms. Salomone participate in our Pension Plans. Ms. Salomone participates in the qualified and non-qualified excess retirement plans for governmental operations (which includes corporate employees). The excess plan covers a small group of highly compensated employees whose ultimate benefits under the qualified Pension Plans are reduced by Internal Revenue Code (“IRC”) limits on the amount of benefits which may be provided, and on the amount of compensation which may be taken into account in computing benefits. Benefits under the non-qualified excess plan in which our Named Executives participate are paid from the general assets of the company. See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the Pension Plans.

Thrift Plans.    We maintain two primary defined contribution retirement plans: (a) a broad-based, qualified 401(k) plan (our “401(k) Plan”) and (b) a non-qualified restoration plan (our “Restoration Plan”). The 401(k) Plan consists of the following three principal components:

•	Employee Contributions — Eligible employees may contribute from 1% to 25% of pay (subject to IRC limits).

•	Company Matching Contributions — We match 50% of the first 6% of an eligible employee’s contributions. Company matching contributions are made in our common stock.

•

Service-Based Thrift Contributions — Eligible employees receive a cash contribution to their 401(k) Plan account of an amount between 3% and 8% of the employee’s base pay plus overtime pay (excluding bonuses, other special or supplemental pay, severance pay reimbursement for expense or other additional pay in any other form) based on their length of service.

All of our Named Executives participated in the 401(k) Plan in 2013 and Messrs. Canafax, Colatrella, Ferland, Mowry and Zwetolitz, who are not eligible to participate in our Pension Plans, received the Service-Based Thrift Contribution.

Effective January 1, 2012, the Compensation Committee established the Restoration Plan to (1) more closely align our executive retirement plans with general and industrial market practices as indicated by Hay Group benefit data, (2) ensure the competitiveness of retirement benefits for our executives who are not eligible to participant in our Pension Plans, and (3) mirror the dual qualified and non-qualified plan design of our Pension Plans. Our Restoration Plan seeks to restore benefits provided by our 401(k) Plan that are precluded by IRC limits on eligible compensation ($255,000 in 2013) and total contributions ($51,000 in 2013). The Restoration Plan contains the same principal components as our 401(k) Plan:

•	Employee Contributions — Eligible employees may defer up to 25% of pay in excess of the IRC compensation limit.

•	Company Matching Contributions — We match 50% of the first 6% of employees’ contributions.

•

Service-Based Thrift Contributions — Eligible employees receive a cash contribution to their Restoration Plan account of an amount between 3% and 8% of the employee’s eligible compensation in excess of the IRC limit based on their length of service.

All of our Named Executives participated in our Restoration Plan in 2013. Our obligations under the Restoration Plan are unfunded and plan benefits are payable from the general assets of the company.

Supplemental Plans.    We also maintain a supplemental executive retirement plan (our “SERP”) through which we provide annual contributions to participants’ notional accounts. The SERP also provides participants with additional opportunities to defer the payment of certain compensation earned from us.

Under SERP eligibility guidelines adopted by the Compensation Committee, executives must generally have completed at least one year of service with us or one of our subsidiaries as a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or as an executive with direct responsibility over operations to be eligible for company contributions in their SERP accounts. Based on these guidelines, Messrs. Canafax, Colatrella and Mowry participated in our SERP in 2013. Mr. Ferland has been selected to participate for 2014 and Mr. Zwetolitz has not yet met the requirements for eligibility for company contributions under the guidelines.

See the “Nonqualified Deferred Compensation” table and accompanying narrative under “Compensation of Executive Officers” below for more information about the Restoration Plan and SERP.

Severance Arrangements

Babcock & Wilcox Severance Plan.    We have traditionally maintained a broad-based severance plan to provide a measure of financial assistance to eligible employees who are involuntarily terminated in connection with a permanent reduction in force. Under that severance plan, affected employees would receive a cash severance benefit of one-half week of pay for each year of service (subject to a minimum of one week and a maximum of 14 weeks). In 2012, Hay Group compared the eligibility, severance structure and design of our then existing severance plan with the prevalent market practices using Hay Group survey data and other third party market information. After reviewing the market data and management’s recommended changes to the severance plan, the Compensation Committee approved the replacement of our broad-based plan with a new modified plan and approved a new executive severance plan. The executive severance plan covers all of our Named Executives (other than Mr. Mowry, whose benefits under his Retention Agreement are in lieu of our executive severance plan benefits) and provides severance and outplacement benefits in the event of a participant’s termination by us for any reason other than cause. See “Compensation of Executive Officers — Potential Payments Upon Termination or Change In Control” below for more information on the executive severance plan.

Change-in-Control Agreements.  The Compensation Committee has offered change-in-control agreements to executives, including Named Executives, since 2010 and in 2013 approved certain immaterial clarifying modifications to our change in control agreements. We believe change-in-control agreements protect stockholders’ interests by serving to:

•	attract and retain top-quality executive management;

•	assure both present and future continuity of executive management in the event of a threatened or actual change in control; and

•	ensure the objective focus of executive management in the evaluation of any change in control opportunities.

Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon a qualified termination of the executive within one year following a change in control. Stock awards, however, are subject to separate agreements, which vest outstanding stock immediately on the occurrence of a change in control, regardless of whether there is a subsequent termination of employment. Additionally, the change-in-control agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the change-in-control agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting the company by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.

See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms relating to a change in control.

Other Compensation Policies / Practices

Stock Ownership Guidelines.    We maintain stock ownership guidelines for our executives and non-management directors. These guidelines establish minimum stock ownership levels of two to five times annual base salary for our executives, and five times annual base retainer for non-management directors. The ownership multiple applicable to our Named Executives are:

•	Chief Executive Officer — Five (5)

•	Other Named Executives — Three (3)

Directors and executives have five years to achieve their respective minimum ownership levels. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and executives. No executive or director is authorized to sell any shares of our common stock (other than to satisfy applicable tax obligations resulting from a transaction involving such stock or to cover the exercise price of stock options) unless they have met their respective guideline.

Timing of Stock Awards.    To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves our annual stock option and other stock awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission. We have followed this practice for all long-term incentive compensation grants to Named Executives since our spin-off from McDermott, subject to certain exceptions. In 2013, Mr. Mowry’s awards pursuant to his Retention Agreement, which were effective on the date the Retention Agreement was executed, were an exception to this practice.

Hedging, Pledging and Short Sale Policies.    We also maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on B&W’s common stock and otherwise engaging in hedging transactions that are designed to hedge or offset any decrease in the market value of our common stock. The directors, officers and employees are also prohibited from pledging company securities and engaging in short sales of company securities.

Clawbacks.    Since 2011, incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

Proxy Data — Custom Peer Group

AECOM Technology Corporation	Global Power Equipment Group Inc.	Raytheon Company
Chicago Bridge & Iron Company	Goodrich Corporation	Rockwell Collins, Inc.
Curtiss-Wright Corporation	Huntington Ingalls Industries, Inc.	Shaw Group, Inc.
Fluor Corporation	Jacobs Engineering Group, Inc.	SPX Corporation
Foster Wheeler AG	KBR, Inc.	URS Corporation
General Dynamics Corporation	MasTec, Inc.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that B&W specifically incorporates it by reference into such filing.

We have reviewed and discussed the Compensation Discussion and Analysis with B&W’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Larry L. Weyers, Chairman

Jan A. Bertsch

Brian K. Ferraioli

Robert W. Goldman

Stephen G. Hanks

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes prior compensation of our Named Executives for the time periods in which each was a Named Executive.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)		Bonus(2)		Stock Awards(3)		Option Awards(3)		Non-Equity Incentive Plan Compensation(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)		All Other Compensation(6)		Total
E. James Ferland, President & Chief Executive Officer	2013 2012	$ $	893,750 609,848	$ $	0 0	$ $	2,651,485 3,835,517	$ $	973,741 1,155,165	$ $	617,760 890,000		N/A N/A	$ $	130,936 257,827	$ $	5,267,672 6,748,357
Anthony S. Colatrella, Senior Vice President & Chief Financial Officer	2013 2012 2011	$ $ $	491,250 480,000 63,636	$ $ $	0 0 0	$ $ $	787,438 800,651 713,329	$ $ $	289,179 185,995 203,177	$ $	237,686 350,986 —		N/A N/A N/A	$ $ $	88,023 161,361 23,015	$ $ $	1,893,576 1,978,993 1,003,157
Christofer M. Mowry, President, Babcock & Wilcox mPower, Inc.	2013 2012	$ $	407,267 397,400	$ $	0 0	$ $	1,147,054 337,135	$ $	118,034 78,325	$ $	243,808 257,682		N/A N/A	$ $	78,969 72,582	$ $	1,995,132 1,143,124
James D. Canafax, Senior Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary	2013 2012 2011	$ $ $	447,250 405,500 341,950	$ $ $	0 0 0	$ $ $	578,505 556,210 465,147	$ $ $	212,446 129,209 295,965	$ $ $	185,484 254,151 222,602		N/A N/A N/A	$ $ $	79,422 95,818 62,086	$ $ $	1,503,107 1,440,888 1,387,750
Joseph A. Zwetolitz, President, Babcock & Wilcox Nuclear Energy, Inc.	2013		$288,750		$230,000		$469,965		$235,512		$85,551		N/A		$188,816		$1,498,594
Mary Pat Salomone, Former Senior Vice President & Chief Operating Officer	2013 2012 2011	$ $ $	314,500 580,500 462,000	$ $ $	0 0 0	$ $ $	1,334,795 977,581 741,305	$ $ $	346,571 227,121 417,828	$ $ $	0 480,097 376,664	$ $ $	50,434 829,417 472,524	$ $ $	1,438,311 81,153 49,549	$ $ $	3,484,611 3,175,869 2,519,870

(1)	See “Salary” below for a discussion of the amounts reported in this column.

(2)	See “Bonus” below for a discussion of the amounts reported in this column.

(3)	See “Stock and Option Awards” below for a discussion of the amounts included in this column.

(4)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.

(5)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.

(6)	See “All Other Compensation” below for a discussion of the 2013 amounts included in this column.

Salary.    Amounts reported in the “Salary” column above include amounts that have been deferred under our qualified and non-qualified deferred compensation plans.

The 2013 salary paid to Ms. Salomone represents the amount of salary paid through the date of her retirement from our company on June 30, 2013. See “All Other Compensation” below for post-employment compensation paid to Ms. Salomone in 2013. The 2013 salary paid to Mr. Zwetolitz was prorated from the date he commenced employment with our company on February 1, 2013.

Bonus.    The amount reported in the “Bonus” column for Mr. Zwetolitz represents a sign-on incentive bonus received in connection with commencing employment with our company.

Stock and Option Awards.    The amounts reported in the “Stock Awards” and “Option Awards” columns for each Named Executive other than Ms. Salomone represent the aggregate grant date fair value of all stock and option awards granted to Named Executives in 2013. The amount reported in the same columns for Ms. Salomone represent the sum of (1) the aggregate grant date fair value of all stock and option awards granted to Ms. Salomone in 2013 and (2) the aggregate incremental fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, of the modification on May 6, 2013 of Ms. Salomone’s stock and option awards in connection with her retirement. For more information on the modifications to Ms. Salomone’s stock and option awards, see “Separation Agreement” under “Estimated Value of Benefits to Be Received Upon Voluntary Termination” table.

The grant date fair values shown were computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

The amounts reported in the “Stock Awards” column include the grant date fair values of restricted stock units and performance shares awarded to our Named Executives in 2013. The values for performance shares are based on our Named Executives attaining target performance levels, which we determined was the probable outcome at the time of grant. Assuming the maximum performance levels were probable, the grant date fair values of each Named Executive’s performance restricted stock units would be as follows: $3,546,069 for Mr. Ferland, $1,053,079 for Mr. Colatrella, $1,202,409 for Ms. Salomone, $429,818 and $825,695 for each of Mr. Mowry’s awards, $773,662 for Mr. Canafax and $332,350 for Mr. Zwetolitz.

The amounts reported in the “Stock Awards” and “Option Awards” columns for Mr. Mowry include the grant date fair values of stock and option awards Mr. Mowry received pursuant to his Retention Agreement. The amounts reported in the same columns for Mr. Zwetolitz include the grant date fair values of stock and option awards Mr. Zwetolitz received as a sign-on incentive in connection with commencing employment with our company in 2013. See the “Grants of Plan-Based Awards” table for more information regarding the stock and option awards granted to Messrs. Mowry and Zwetolitz and our other Named Executives in 2013.

Non-Equity Incentive Plan Compensation.    The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2013.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount. The discount rate applicable to our pension plans was 4.8%, 4.1% and 4.8% at December 31, 2013, 2012 and 2011, respectively. Reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.

All Other Compensation.    The amounts reported for 2013 in the “All Other Compensation” column are attributable to the following:

All Other Compensation

	Mr. Ferland	Mr. Colatrella	Mr. Mowry	Mr. Canafax	Mr. Zwetolitz	Ms. Salomone
SERP Contribution	$0	$24,000	$27,370	$31,405	$0	$47,858
Thrift Plan Contributions	$15,300	$15,300	$17,540	$19,343	$14,513	$7,580
Restoration Plan Contributions	$38,325	$14,175	$10,492	$15,380	$2,025	$4,386
Tax Reimbursements	$0	$0	$0	$0	$4,559	$0
Dividend Equivalents	$53,567	$11,439	$4,834	$8,044	$4,559	$9,750
Cost of Living Adjustment	N/A	N/A	N/A	$5,250	N/A	N/A
Post-Employment Payments	N/A	N/A	N/A	N/A	N/A	$1,348,753
Perquisites	$23,744	$23,109	$18,733	—	$163,160	$19,985

SERP Contribution.    See the “Nonqualified Deferred Compensation” table for more information regarding these amounts and our SERP.

Thrift Plan Contributions and Restoration Plan Contributions.    The amounts reported in these columns represent the total amount of matching and service-based contributions made to each Named Executive under our Thrift Plan and our Restoration Plan, respectively. Under our Thrift Plan, we will match 50% of employee’s contributions, up to 6%. Under our Restoration Plan, we will match 50% of the first 6% of employee’s deferral contributions. For information regarding our Thrift Plan and Restoration Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis — Other Benefits and Practices — Retirement Benefits” above.

Tax Reimbursements.    The tax reimbursement reported for Mr. Zwetolitz received a tax reimbursement in 2013 for income imputed to him as a result of his relocation from Pennsylvania to Virginia.

Dividend Equivalents.    The amounts listed in this column for each Named Executive represent the value of dividend equivalents credited to their unvested restricted stock unit and performance restricted stock unit awards in 2013. The amount reported for Ms. Salomone also includes the value of dividend equivalents credited to vested restricted stock units that Ms. Salomone has elected to defer pursuant to the terms of our 2010 LTIP. Each dividend equivalent is equal to $0.08 per share of common stock underlying the unvested or deferred restricted stock unit for dividends paid to shareholders of our company prior to December 2013 and $0.10 per share of common stock underlying the unvested or deferred restricted stock unit for the dividend paid to our shareholders in December 2013. Dividend equivalents credited to unvested restricted stock units are subject to the same vesting period as the restricted stock units with respect to which the dividend equivalents are paid. Dividend equivalents credited to deferred restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.

Post-Employment Payments.   The amount listed for Ms. Salomone in the “Post-Employment Payments” column above is attributable to amounts paid to Ms. Salomone pursuant to the terms of her Separation Agreement. For more information on the amounts reported in this column and the terms of

Ms. Salomone’s Separation Agreement, see “Potential Payments upon Termination or Change in Control” on the following pages and “Compensation Discussion & Analysis — Compensation Analysis — Retention, Separation and Sign-On Arrangements” above.

Perquisites.    Perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. The values of the perquisites and other personal benefits reported for our Named Executives in 2013 are as follows:

•	The $23,744 reported for Mr. Ferland is attributable to, financial planning, an annual physical and the costs associated with his spouse accompanying him on company business.

•	The $23,109 reported for Mr. Colatrella is attributable to financial planning, an annual physical and the costs associated with his spouse accompanying him on company business.

•	The $18,733 reported for Mr. Mowry is attributable to financial planning, an annual physical and his spouse accompanying him on company business.

•	The $163,160 reported for Mr. Zwetolitz is attributable to $147,354 of costs associated with his relocation from Pennsylvania to Virginia, financial planning and an annual physical.

•

The $19,985 reported for Ms. Salomone is attributable to financial planning, cash payments paid to former employees of Marine Mechanical Corporation in connection with our acquisition of that company to partially offset the increased costs of our medical benefits and the costs associated with her spouse accompanying her on company business.

We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For relocation, that includes costs paid to the employee and to third parties for the benefit of the employee, without regard to whether those costs are deductible to the employee. However, we exclude any payments by us to the third party that manages our relocation program, which would have been incurred without the employee’s relocation and therefore are not “incremental.” For annual physicals, we compute incremental cost based on the actual cost incurred by us for the physical. For financial planning services, we compute incremental cost based on the sum of (1) the actual cost incurred by us for the financial planning service for the applicable Named Executive and (2) a pro-rated portion of the fee our company pays to the third party firm that provides the financial planning services.

GRANTS OF PLAN-BASED AWARDS

The following table provides additional information on stock awards and equity and non-equity incentive plan awards made to our Named Executives during the year ended December 31, 2013.

	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
Name			Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

Mr. Ferland
	02/25/13	02/25/13	$446,875	$893,750	$1,787,500
	03/04/13	02/25/13				33,079	66,158	132,316				$1,773,034
	03/04/13	02/25/13							32,778			$878,450
	03/04/13	02/25/13								153,345	$26.80	$973,741

Mr. Colatrella
	02/25/13	02/25/13	$171,938	$343,875	$687,750
	03/04/13	02/25/13				9,823	19,647	39,294				$526,540
	03/04/13	02/25/13							9,735			$260,898
	03/04/13	02/25/13								45,540	$26.80	$289,179

Mr. Mowry
	02/25/13	02/25/13	$122,180	$244,360	$488,720
	11/07/13	11/07/13	$20,363	$40,727	$81,453
	03/04/13	02/25/13				4,009	8,019	16,038				$214,909
	12/17/13	11/07/13				6,178	12,357	24,714				$412,847
	03/04/13	02/25/13							3,972			$106,450
	12/17/13	11/07/13							12,357			$412,847
	03/04/13	02/25/13								18,588	$26.80	$118,034

Mr. Canafax
	02/25/13	02/25/13	$134,175	$268,350	$536,700
	03/04/13	02/25/13				7,217	14,434	28,868				$386,831
	03/04/13	02/25/13							7,152			$191,674
	03/04/13	02/25/13								33,456	$26.80	$212,446

Mr. Zwetolitz
	02/25/13	02/25/13	$86,625	$173,250	$346,500
	03/04/13	02/25/13				3,007	6,014	12,028				$161,175
	03/04/13	02/25/13							2,979			$79,837
	03/04/13	02/25/13							8,543			$228,952
	03/04/13	02/25/13								19,417	$26.80	$146,987
	03/04/13	02/25/13								13,941	$26.80	$88,525

Ms. Salomone
	02/25/13	02/25/13	$125,800	$251,600	$503,200
	03/04/13	02/25/13				11,216	22,433	44,866				$916,287
	03/04/13	02/25/13							11,115			$418,508
	03/04/13	02/25/13								51,999	$26.80	$347,571

(1)	Amounts shown represent the range of potential payouts under our annual incentive compensation plan. See “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.

(2)	See “Estimated Future Payouts Under Equity Incentive Plan Awards” below for a discussion of the amounts included in this column.

(3)	Amounts shown represent shares of our common stock underlying restricted stock units. See “All Other Stock Awards” below for a discussion of the amounts included in this column.

(4)	Amounts shown represent the number of shares of our common stock underlying stock options. See “All Other Option Awards” below for a discussion of the amounts included in this column.

(5)	See “Grant Date Fair Value of Stock and Option Awards” below for a discussion of the amounts included in this column.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The amounts shown in this column reflect the threshold, target and maximum pay opportunities for each Named Executive under the EICP for 2013. Generally, EICP payout depends on three principal factors: (1) financial performance, (2) the Named Executive’s target percentage, and (3) the Named Executive’s earnings from base salary. For 2013, the target percentage for each Named Executive was as follows:

Named Executive	Target Percentage (% of Salary)
Mr. Ferland	100%
Mr. Colatrella	70%
Mr. Mowry*	70%
Mr. Canafax	60%
Mr. Zwetolitz	60%
Ms. Salomone	80%

*	Mr. Mowry’s target percentage represents an aggregate 2013 target percentage comprised of his initial 60% award opportunity and an additional 10% award opportunity he received pursuant to his Retention Agreement.

The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the payout opportunity under the EICP at target financial performance levels. This amount was calculated by multiplying the Named Executive’s target percentage by the amount of base salary earned by each Named Executive in 2013. For Ms. Salomone, the amount reported was calculated by multiplying her target percentage by the amount of salary paid to Ms. Salomone through the date of her retirement.

The amounts shown in the “maximum” column represent the maximum payout opportunity in 2013, which for all Named Executives was 200% of the target amount. The amounts shown in the “threshold” column represent the minimum payout opportunity in 2013 assuming threshold financial performance, which for all Named Executives was 50% of the target amount. If threshold financial performance is not achieved, no amount is paid under EICP.

All threshold, target and maximum amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid.

See “Compensation Discussion and Analysis — Compensation Analysis — Annual Incentive Compensation” above for more information about the 2013 EICP awards and performance goals.

Estimated Future Payouts Under Equity Incentive Plan Awards

The amounts shown reflect the threshold, target and maximum payout opportunities of performance restricted stock units granted in 2013 under the 2010 LTIP. Each grant represents a right to receive one share of B&W common stock if performance targets are met. Upon vesting, the performance restricted stock units are converted into shares of B&W common stock. The amount of performance restricted stock units that vest, if any, is determined based (1) one-half on the average annual return on invested capital during the three-year performance period, and (2) one-half on our cumulative earnings per share during the same period. The amounts shown in the “target” column represent the number of performance shares that will vest, which is 100% of the amount granted, if the target levels of both average annual return on invested capital and cumulative diluted earnings per share are attained. The amounts shown in the “maximum” column represent the number of performance shares that will vest, which is 200% of the amount granted, if both the maximum level of average annual return on invested capital and cumulative earnings per share are attained. The amounts shown in the “threshold” column represent the minimum number of performance shares that will vest, which is 50% of the amount granted, if both the threshold level of average annual return on invested capital and cumulative earnings per share are attained. No amount of performance shares will vest if the level of average annual return on invested capital and cumulative earnings per share are both less than the threshold performance level. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation” above for more information regarding the 2013 performance shares.

The potential awards listed for Ms. Salomone in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column above were forfeited as a result of Ms. Salomone’s retirement.

All Other Stock Awards

The amounts shown reflect 2013 grants of restricted stock units under our 2010 LTIP. Each restricted stock unit represents the right to receive one share of B&W common stock and is generally scheduled to vest one-third each year. Upon vesting, the restricted stock units are converted into shares of B&W common stock. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. See “Compensation Discussion and Analysis – Compensation Analysis – Long-Term Incentive Compensation” for more information regarding the 2012 restricted stock units.

The awards listed for Ms. Salomone in the “All Other Stock Awards” and “All Other Option Awards” columns above were forfeited as a result of Ms. Salomone’s retirement.

All Other Option Awards

The amounts shown reflect 2013 grants of stock options under our 2010 LTIP. Each option represents the right to purchase one share of B&W common stock at the exercise price. Options generally expire seven years from the date of grant. The stock options are generally scheduled to vest and become exercisable one-third each year. See “Compensation Discussion and Analysis – Compensation Analysis – Long-Term Incentive Compensation” above for more information regarding the 2013 stock options.

Grant Date Fair Value of Stock and Option Awards

The amounts included in the “Grant Date Fair Value of Stock and Option Awards” column for each Named Executive other than Ms. Salomone represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of equity awards is determined using the closing price of our common stock on the date of grant for restricted stock units and performance shares, and an option-pricing model for stock options. A Black-Scholes option-pricing model was used for determining the grant date fair value of stock options granted to our Named Executives. The determination of the fair value of an award on the date of grant using an option-pricing model requires various assumptions, such as the expected life of the award and stock price volatility. For more information regarding the compensation expense related to 2013 awards, and a discussion of valuation assumptions utilized in option pricing, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column for Ms. Salomone represent the sum of (1) the aggregate grant date fair value of all stock and option awards granted to Ms. Salomone in 2013 and (2)the aggregate incremental fair value, computed in accordance with FASB Topic 718, of the modification on May 6, 2013 of Ms. Salomone’s unvested 2011 and 2012 restricted stock unit awards, option awards and performance share awards in connection with her retirement from our company. Excluding the incremental fair value of these modifications, the grant date fair value of the performance restricted stock units, restricted stock units and stock options granted to Ms. Salomone in 2013 are $601,204, $297,882 and $330,194, respectively. Ms. Salomone’s 2013 awards were forfeited in their entirety in connection with her retirement. For more information on the modifications to Ms. Salomone’s stock and option awards, see “Separation and Consulting Agreement” under the “Estimated Value of Benefits to Be Received Upon Voluntary Termination” table.

The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column for restricted stock unit and performance restricted stock unit awards do not factor in the value of dividend equivalents credited to each unvested restricted stock unit as a result of a stock dividends declared by our company in 2013. For more information on the value of dividend equivalents credited to our Named Executives’ unvested restricted stock unit and performance restricted stock unit awards, See “All Other Compensation” under the “Summary Compensation Table”.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives that were outstanding as of December 31, 2013. Certain awards reported below for Ms. Salomone were modified in connection with her retirement from our company. See “Separation Agreement” under the “Estimated Value of Benefits to Be Received Upon Voluntary Termination” table for more information on the modifications made to Ms. Salomone’s stock and option awards.

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Mr. Ferland
Stock Options	04/19/12	30,095	60,190	(3)	—	$23.42	04/19/19
Stock Options	04/19/12	—	72,864	(4)	—	$23.42	04/19/19
Stock Options	03/04/13	—	153,345	(5)	—	$26.80	03/04/20
RSU	04/19/12							22,728	(3)	$777,070
RSU	04/19/12							56,490	(4)	$1,931,393
RSU	03/04/13							32,778	(5)	$1,120,680
Performance Shares	04/19/12										36,595	(6)	$1,251,183
Performance RSU	03/04/13										33,079	(7)	$1,130,971
Mr. Colatrella
Stock Options	11/16/11	16,806	8,403	(8)	—	$23.24	11/16/18
Stock Options	03/05/12	8,195	16,390	(3)	—	$26.59	03/05/19
Stock Options	03/04/13	—	45,540	(5)	—	$26.80	03/04/20
RSU	11/16/11							3,311	(8)	$113,203
RSU	03/05/12							6,340	(3)	$216,765
RSU	03/04/13							9,735	(5)	$332,840
Performance Shares	11/16/11										41,522	(9)	$1,419,637
Performance Shares	03/05/12										10,301	(6)	$352,191
Performance RSU	03/04/13										9,823	(7)	$335,848
Mr. Mowry
Stock Options	03/05/09	7,600	0	(10)	—	$10.58	03/05/16
Stock Options	03/04/10	9,111	0	(11)	—	$24.55	03/04/17
Stock Options	03/04/11	8,090	4,045	(9)	—	$34.55	03/04/18
Stock Options	03/05/12	3,451	6,902	(3)	—	$26.59	03/05/19
Stock Options	03/04/13	—	18,588	(5)	—	$26.80	03/04/20
RSU	03/04/11							1,280	(9)	$43,763
RSU	03/05/12							2,670	(3)	$91,287
RSU	03/04/13							3,972	(5)	$135,803
RSU	12/17/13							12,357	(12)	$422,486
Performance Shares	03/04/11										15,126	(9)	$517,158
Performance Shares	03/05/12										4,337	(6)	$148,282
Performance RSU	03/04/13										4,009	(7)	$137,068
Performance RSU	03/04/13										6,178	(13)	$211,226
Mr. Canafax
Stock Options	03/05/09	4,681	0	(10)	—	$10.58	03/05/16
Stock Options	03/04/10	2,307	0	(11)	—	$24.55	03/04/17
Stock Options	03/04/11	6,448	3,224	(8)	—	$34.55	03/04/18
Stock Options	03/04/11	13,818	0	(14)	—	$34.55	03/04/18
Stock Options	03/05/12	5,693	11,386	(3)	—	$26.59	03/05/19
Stock Options	03/04/13	—	33,456	(5)	—	$26.80	03/04/20
RSU	03/04/11							1,020	(8)	$34,874
RSU	03/05/12							4,404	(3)	$150,573
RSU	03/04/13							7,152	(5)	$244,527
Performance Shares	03/04/11										12,058	(9)	$412,263
Performance Shares	03/05/12										7,156	(6)	$244,664
Performance RSU	03/04/13										7,217	(7)	$246,749

		Option Awards						Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Mr. Zwetolitz
Stock Options	03/04/13	—	13,941	(5)	—	$26.80	03/04/20
Stock Options	03/05/12	—	19,417	(15)	—	$26.80	03/05/20
RSU	03/04/13							2,979	(5)	$101,852
RSU	03/04/13							8,543	(15)	$292,085
Performance RSU	03/04/13										3,007	(7)	$102,809
Ms. Salomone
Stock Options	03/04/10	12,080	0	(11)	—	$24.55	03/04/17
Stock Options	03/04/11	14,655	0	(16)	—	$34.55	03/04/18
Stock Options	03/04/11	15,576	0	(14)	—	$34.55	03/04/18
Stock Options	03/05/12	5,004	0	(15)	—	$26.59	03/05/19
Performance Shares	03/04/11										10,962	(18)	$374,791
Performance Shares	03/05/12										3,144	(19)	$107,493

(1)	The dates presented in this column represent the date the awards were granted (a) by McDermott prior to July 2010 (the “Pre-Spin Awards”) and (b) by us for all other awards. The Pre-Spin Awards were converted to B&W equity in connection with the spin-off with new grant dates of August 2, 2010 for stock options. However, when the Pre-Spin Awards were converted to B&W equity, they remained subject to the same general vesting schedule. Therefore, to assist in understanding the vesting dates associated with the Pre-Spin Awards, we are presenting the McDermott grant dates.
(2)	Market values in these columns are based on the closing price of our common stock as of December 31, 2013 ($34.19), as reported on the New York Stock Exchange.
(3)	One-half of these stock options and restricted stock units vested on March 5, 2014 and the remaining one-half will vest on March 5, 2015. See “Vesting of Restricted Stock Units” below for a discussion of the vesting schedules for our restricted stock units.
(4)	One-third of these stock options and restricted stock units vested on March 5, 2014 and an additional one-third will vest on each of March 5, 2015 and 2016.
(5)	One-third of these stock options and restricted stock units vested on March 4, 2014 and an additional on-third will vest on each of March 4, 2015 and 2016.
(6)	These performance shares represent the right to receive one share of our common stock for each performance share that vests. The number and value of performance shares that vest depend upon the attainment of specified performance goals. The number and value of performance shares reported are based on achieving threshold performance levels. These performance shares are generally scheduled to vest 100% on March 5, 2015. See the “Grants of Plan-Based Awards” table for more information about performance shares.
(7)	These performance shares represent the right to receive one share of our common stock for each performance share that vests. The number and value of performance shares that vest depend upon the attainment of specified performance goals. The number and value of performance shares reported are based on achieving threshold performance levels. These performance shares are generally scheduled to vest 100% on March 5, 2016. See the “Grants of Plan-Based Awards” table for more information about performance shares.
(8)	These stock options and restricted stock units vested on March 4, 2014.
(9)	The number and value of performance shares that vest depend upon the attainment of specified performance goals. The number and value of performance shares reported are based on achieving maximum performance levels. These performance shares generally vested 100% on March 4, 2014.
(10)	These stock options vested 100% on March 5, 2012.
(11)	These stock options vested 100% on March 4, 2013.

(12)	One-third of these restricted stock units vests on November 13, 2014 and an additional one-third will vest on each of November 13, 2015 and 2016.
(13)	The number and value of performance shares reported represent Mr. Mowry’s performance shares that remain eligible for vesting based on achieving threshold performance levels. The number and value of performance shares that vest depend upon the attainment of specified performance goals. These performance shares are generally scheduled to vest 100% on November 13, 2015. See the “Grants of Plan-Based Awards” table and “Estimated Value of Benefits to Be Received Upon Change in Control” for more information about Mr. Mowry’s performance shares.
(14)	These stock options vested 100% on August 12, 2013.
(15)	These stock options and restricted stock units vest 20% on March 4, 2016, 30% on March 4, 2017 and 50% on March 4, 2018.
(16)	2,931 of these stock options vested on October 31, 2013 and 2,931 of these stock options were forfeited on the same date.
(17)	5,004 of these stock options vested on October 31, 2013 and 15,010 were forfeited as of the same date.
(18)	The number and value of performance shares reported represent 50% of Ms. Salomone’s performance shares that remain eligible for vesting based on achieving maximum performance levels. The number and value of performance shares that vest depend upon the attainment of specified performance goals. These performance shares generally vested 100% on March 4, 2014. See the “Grants of Plan-Based Awards” table and “Estimated Value of Benefits to Be Received Upon Change in Control” for more information about Ms. Salomone’s performance shares.
(19)	The number and value of performance shares reported represent 25% of Ms. Salomone’s performance shares that remain eligible for vesting based on achieving threshold performance levels. The number and value of performance shares that vest depend upon the attainment of specified performance goals. These performance shares are generally scheduled to vest 100% on March 5, 2015. See the “Grants of Plan-Based Awards” table and “Estimated Value of Benefits to Be Received Upon Change in Control” for more information about Ms. Salomone’s performance shares.

Vesting of Restricted Stock Units

Except as noted below, restricted stock units generally vest one-third each year. In addition, the restricted stock units awarded in 2011, 2012 and 2013 are subject to an additional accelerated vesting schedule if the Named Executive is at least 60 years old and has at least 10 years of service to our company prior to the third anniversary of the applicable grant date (“Retirement Eligibility”). Our 2010 restricted stock unit awards do not contain such an accelerated vesting schedule. For all 2011, 2012 and 2013 restricted stock unit awards, the accelerated vesting schedule provides that (1) 25% of the then unvested restricted stock units will vest on the date the Named Executive attains Retirement Eligibility on or after the first anniversary of the grant date, and (2) 50% of the then unvested restricted stock units vest on the date the Named Executive attains Retirement Eligibility on or after the second anniversary of the grant date. None of our Named Executives have attained Retirement Eligibility as of December 31, 2013. As a result, the 2011, 2012 and 2013 restricted stock units for our Named Executives were not eligible for accelerated vesting. See “Potential Payments Upon Termination or Change In Control” for more information on potential payments upon retirement and other events.

OPTION EXERCISES AND STOCK VESTED

The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on exercises of B&W option awards and vesting of B&W stock awards during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Mr. Ferland	—	—	11,364	$310,237
Mr. Colatrella	—	—	6,481	$175,276
Mr. Mowry	—	—	4,663	$125,636
Mr. Canafax	—	—	5,890	$165,543
Mr. Zwetolitz	—	—	—	—
Ms. Salomone(1)	10,007	$33,900	14,305	$407,194

(1)	$298,010 of the amount reported in the Stock Awards – Value Realized on Vesting column represents the realized value of 10,231 restricted stock units that Ms. Salomone has elected to defer pursuant to the terms of our 2010 LTIP. See the “Non-Qualified Deferred Compensation” table below for more information on the deferral of stock awards.

Option Awards.    Each stock option exercise reported in the “Option Exercises and Stock Vested” table was effected as a simultaneous exercise and sale, with the exception of one stock option exercise reported for Ms. Salomone (representing 682 shares). For all exercise and sales reported above, the value realized on exercise was calculated based on the difference between the exercise price of the stock option and the price at which the shares were sold. For the exercise of 682 shares reported for Ms. Salomone, the value realized was calculated based on the difference between the exercise price of the stock option and the closing price of our common stock on the exercise date.

Stock Awards.    For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the table above represent the aggregate number of shares of our common stock acquired by the Named Executive in connection with restricted stock units awarded under our 2010 LTIP which vested in 2013. The amounts reported in the value realized on vesting column were calculated by multiplying the number of shares acquired on the date of vesting by the closing price of our common stock on the date of vesting.

The number of shares acquired in connection with the vesting of restricted stock units includes shares withheld by us in the amounts and for the Named Executives reported below to satisfy the minimum statutory withholding tax due on vesting.

Name	Shares Withheld on Vesting of Restricted Stock Units
Mr. Ferland	3,771
Mr. Colatrella	2,198
Mr. Mowry	1,624
Mr. Canafax	2,016
Mr. Zwetolitz	—
Ms. Salomone	1,710

PENSION BENEFITS

The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2013
Mr. Ferland	N/A	N/A	N/A	N/A
Mr. Colatrella	N/A	N/A	N/A	N/A
Mr. Mowry	N/A	N/A	N/A	N/A
Mr. Canafax	N/A	N/A	N/A	N/A
Mr. Zwetolitz	N/A	N/A	N/A	N/A
Ms. Salomone	B&W Governmental Operations Qualified Retirement Plan	31.000	$1,447,807	$44,167
	B&W Governmental Operations Excess Plan	31.000	$1,644,167	—

Overview of Qualified Plans.    We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Ms. Salomone participates in the Retirement Plan for Employees of Babcock & Wilcox Governmental Operations (the “Qualified Plan”) for the benefit of eligible employees of the company and our Nuclear Operations and Technical Services segments.

Due to date of employment of Messrs. Ferland, Colatrella, Mowry, Canafax and Zwetolitz, they are not eligible to participate in our defined benefit plans. For more information on our retirement plans, see “Compensation Discussion and Analysis — Other Benefits and Practices — Retirement Benefits.”

Participation and Eligibility.    Generally, salaried employees over the age of 21 years, who were hired before April 1, 2001, participate in the retirement plans.

•

For salaried participants hired before April 1, 2001, benefit accruals will be frozen as of December 31, 2015. Beginning January 1, 2016, affected employees will receive a service-based cash contribution to their Thrift Plan account.

•

For salaried participants hired on or after April 1, 2001, benefit accruals were frozen as of March 31, 2006, subject to cost of living adjustments. Beginning January 1, 2016, the cost of living adjustments will be discontinued. Affected employees receive a service-based cash contribution to their Thrift Plan account.

Benefits.    For eligible Named Executives, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses).

The present value of accumulated benefits reflected in the Pension Benefit table above is based on a 4.8% discount rate at December 31, 2013 and the IRS static table required for 2014 funding valuations under the Pension Protection Act of 2006. The discount rate applicable to our pension plans at December 31, 2012 and December 31, 2011 was 4.1% and 4.8%, respectively. Reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.

Retirement and Early Retirement.    Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under the Qualified Plan depends on the employee’s date of hire. Employees hired before April 1, 1998, including Ms. Salomone, are eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is not reduced to reflect early commencement of payment if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced by 4% times the difference between 75 and the participant’s age plus service. Ms. Salomone was eligible for an unreduced early retirement benefit as of her June 30, 2013 retirement date.

Overview of Nonqualified Plans. To the extent benefits payable under our qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Ms. Salomone participates in the Excess Plan for certain employees of Babcock & Wilcox Governmental Operations.

NONQUALIFIED DEFERRED COMPENSATION

The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified defined contribution plans.

Name	Plan Name	Executive Contributions in 2013		Registrant Contributions in 2013		Aggregate Earnings in 2013		Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/13
Mr. Ferland(1)	SERP Restoration Plan	$	N/A 38,325	$	N/A 38,325	$	N/A 14,239	N/A —	$	N/A 134,989
Mr. Colatrella	SERP Restoration Plan	$	N/A 14,175	$ $	24,000 14,175	$ $	4,068 7,628	N/A —	$ $	28,069 64,220
Mr. Mowry	SERP Restoration Plan	$	N/A 9,136	$ $	27,370 10,492	$ $	4,336 3,982	—	$ $	60,922 41,606
Mr. Canafax	SERP Restoration Plan	$	N/A 11,535	$ $	31,405 15,380	$ $	11,091 7,583	—	$ $	66,869 56,753
Mr. Zwetolitz(1)	SERP Restoration Plan	$	N/A 2,363	$	N/A 2,025	$	N/A 84	N/A —	$	N/A 4,471
Ms. Salomone	SERP Restoration Plan	$ $	240,049 8,771	$ $	47,858 4,386	$ $	60,733 5,422	—	$ $	648,779 48,866

(1)	No information is provided for Messrs. Ferland and Zwetolitz because neither executive deferred compensation or was eligible to receive company contributions under our SERP for 2013. Mr. Ferland will be eligible to receive company contributions under our SERP effective January 1, 2014.

SERP.    Our SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to a participant’s notional account, which we refer to as a participant’s company account. Participants include officers selected by our Compensation Committee. Benefits under our SERP are based on the participating officer’s vested percentage in his or her notional account balance at the time of distribution. An officer generally vests in his or her company SERP account 20% for each year of participation in their respective company account, subject to accelerated vesting for death, disability, termination by the company without cause, retirement or on a change in control.

For 2013, participants could elect to defer the payment of certain compensation earned from us. Under our SERP, any amounts deferred by a participant are maintained in a notional account separate from the account into which we make annual contributions. We refer to this separate account as a participant’s deferral account. Participants are 100% vested in their deferral accounts at all times.

Restoration Plan.    Our Restoration Plan is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to each participant’s notional accounts, which we refer to as a participant’s company matching account and company service-based account. Participants include our Named Executives and other employees of our company whose base salary exceeds certain compensation limits imposed by the Internal Revenue Code. Benefits under our Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing 3 years of service with our company, subject to accelerated vesting for death, disability, termination by the company without cause, retirement or on a change in control.

Participants in our Restoration Plan may elect to defer the payment of certain compensation earned from us that is in excess of limits imposed by the Internal Revenue Code. As with our SERP, any amounts deferred by a participant in the Restoration Plan are reflected in a notional deferral account that is separate from the participant’s company matching and service-based accounts. Participants are 100% vested in their deferral accounts at all times.

Executive Contributions in 2013.    Ms. Salomone elected to contribute to her SERP deferral account in 2013. Under our SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers and fees earned in any plan year. Although participants were permitted to contribute all or a portion of their 2013 EICP bonuses to their SERP accounts, the amounts reported in this table as “Executive Contributions in 2013” do not include any contributions of any 2013 EICP awards because EICP awards earned in 2013 are not paid until 2014. Amounts reported in this column for each Named Executive are reported as “Salary” for each Named Executive in the Summary Compensation Table above.

All of our Named Executives elected to contribute to their Restoration Plan deferral accounts in 2013. Our Restoration Plan allows participants to defer a percentage of their base salary in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, and receive company matching contributions with respect to those deferrals.

Registrant Contributions in 2013.    We make annual notional contributions to participating employees’ SERP company accounts equal to a percentage of the employee’s prior-year compensation, as determined by our Compensation Committee. Under the terms of our SERP, the contribution percentage may not be the same for all participants. Additionally, our Compensation Committee may approve a discretionary contribution to a participant’s account at any time.

For 2013, the contributions reported in the table above for our SERP reflect notional contributions made by our company to each participating Named Executive’s company account. The company’s 2013 contributions equaled 5% of the Named Executives’ base salaries and EICP awards paid in 2012. All 2013 contributions are included in the Summary Compensation Table above as “All Other Compensation.”

Under our Restoration Plan, our company makes notional matching and serviced-based contributions to eligible participants’ company matching account and serviced-based account, respectively. Any Restoration Plan participants who have elected to make deferral contributions under our Restoration Plan are credited with a company matching contribution equal to 50% of the first 6% of their deferral contribution. For each participant in our Restoration Plan who is not eligible to participate in our pension plans, we also make a cash service-based contribution to the participant’s company service-based account. The amount of this service-based contribution is based on a percentage of the participant’s eligible compensation in excess of the Internal Revenue Code limit and ranges between 3% and 8%, depending on the participant’s years of service. This service-based contribution is made regardless of whether the participant has elected to make deferral contributions under our Restoration Plan. All 2013 company contributions are included in the “Summary Compensation Table” above as “All Other Compensation.”

Aggregate Earnings in 2013.    The amounts reported in this column for our SERP and Restoration Plan represent hypothetical amounts of earnings or losses and dividends credited during 2013 on all accounts for each Named Executive under our SERP and Restoration Plan. Under our SERP and Restoration Plans, each participant elects to have his notional accounts hypothetically invested in one or more of the investment funds designated by our Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments. These gains and losses are not reported as compensation in the Summary Compensation Table.

Aggregate Balance at 12/31/13.    The aggregate balance of a participating officer’s notional SERP account consists of contributions made by us to the officer’s company account, deferrals by the officer to his or her deferral account and hypothetical credited gains or losses on those accounts. The aggregate balance of a participating officer’s notional Restoration Plan Account consists of contributions made by us to the officer’s company matching account and (for each Named Executive other than Ms. Salomone) company service-based account, deferrals by the officer to his or her deferral account, and hypothetical gains or losses on those accounts. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2013. Ms. Salomone became 100% vested in her SERP balance pursuant to her Separation Agreement. Messrs. Canafax, Colatrella and Mowry were each vested 40%, 20% and 40%, respectively, in their SERP balance as shown above. Messrs. Canafax and Mowry and Ms. Salomone were each 100% vested in their Restoration Plan balance as shown above.

The SERP and Restoration Plan balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for

those years – to the extent a Named Executive was included in the Summary Compensation Table during those years. The Restoration Plan balances do not include contributions from years prior to 2012 because the Restoration Plan became effective on January 1, 2012. The amounts and years reported for the SERP and Restoration Plan contributions from previous years are as follows:

Named Executive	Year	Restoration Plan	SERP
Mr. Ferland	2012 2011	$21,591 N/A		N/A N/A
	2010	N/A		N/A
Mr. Colatrella	2012 2011	$13,800 N/A		N/A N/A
	2010	N/A		N/A
Mr. Mowry	2012 2011	$8,844 N/A		$29,204 N/A
	2010	N/A		N/A
Mr. Canafax	2012 2011	$12,440 N/A		$23,031 N/A
	2010	N/A		N/A
Mr. Zwetolitz	2012 2011	N/A N/A		N/A N/A
	2010	N/A		N/A
Ms. Salomone	2012 2011	$9,915 N/A	$ $	35,241 28,028
	2010	N/A		N/A

Deferred Stock Under 2010 LTIP.    Under the terms of our 2010 LTIP, our Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock and option awards. Participants, including our Named Executives, were permitted to make deferral elections on their 2013 time and performance vested restricted stock unit awards. Ms. Salomone and Mr. Colatrella were the only Named Executives to make deferral elections on their 2013 awards, although Ms. Salomone’s 2013 awards were forfeited in connection with her retirement. As of December 31, 2013, 9,735 restricted stock units awarded to Mr. Colatrella had been deferred to his SERP deferral account, less the number of shares withheld by us to satisfy the minimum statutory withholding tax due upon vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our Named Executives, assuming a December 31, 2013 termination date. Where applicable, the amounts listed below use the closing price of our common stock of $34.19 (as reported on the NYSE) as of December 31, 2013. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.

Except as otherwise indicated, amounts reported in the below tables for stock options, restricted stock units and performance shares represent the value of unvested and accelerated shares or units, as applicable, calculated by:

•	for stock options: multiplying the number of accelerated options by the difference between the exercise price and $34.19 (the closing price of our common stock on December 31, 2013); and

•	for restricted stock units and performance shares: multiplying the number of accelerated shares or units by $34.19 (the closing price of our common stock on December 31, 2013).

Estimated Value of Benefits to Be Received Upon Involuntary Termination Without Cause

The following table shows the estimated value of payments and other benefits due the Named Executives (other than Ms. Salomone) assuming their involuntary termination without cause as of December 31, 2013. Ms. Salomone retired as our Senior Vice President and Chief Operating Officer on June 30, 2013. See “Separation Agreement” under “Estimated Value of Benefits to Be Received Upon Voluntary Termination” below for details on payments and benefits paid to her. The amounts reported for Mr. Mowry would be payable pursuant to his Retention Agreement. In the event of a Named Executive’s termination with cause, none of these payments and other benefits would be due.

	Mr. Ferland	Mr. Colatrella	Mr. Mowry	Mr. Canafax	Mr. Zwetolitz
Severance Payments	$900,000	$495,000	$860,000	$455,000	$315,000
COBRA Payments	$13,051	$12,779	—	$14,275	$13,051
Outplacement Services	$15,000	$15,000	—	$15,000	$15,000
EICP	—	—	—	—	—
Financial Planning	$15,300	$15,300	—	—	$15,300
Supplemental Executive Retirement Plan (SERP)	—	$22,455	$36,553	$40,122	—
Restoration Plan	$67,477	$32,122	—	—	$2,066
Stock Options (unvested and accelerated)	$358,253	$77,157	$13,118	$21,637	—
Restricted Stock Units (unvested and accelerated)	$677,133	$110,810	$467,206	$55,080	—
Performance Shares/RSUs (unvested and unforfeited)	$625,609	$531,039	$625,951	$225,415	—
Tax Reimbursements	—	—	—	—	—
Total	$2,671,823	$1,311,622	$2,002,828	$826,529	$360,417

Severance Payment.    The severance payments reported for each Named Executive other than Mr. Mowry represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination. This is the amount that would have been payable under the Babcock & Wilcox Executive Severance Plan dated November 5, 2012 (the “Executive Severance Plan”). Through this plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated by their employer for reasons other than “cause.” Under our Executive Severance Plan, “cause” means:

•

the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or our Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to our company; or

•	the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.

Generally, employees of our company and certain of our subsidiaries who have been elected to the office of vice president or president are eligible to participate in the Executive Severance Plan. Receipt of severance benefits under the Executive Severance Plan is subject to the employee executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants, and the employee’s submission of a written claim for benefits.

The severance payment reported for Mr. Mowry represents a lump sum payment equal to two times his annual base salary as in effect on the date of termination. This amount would be payable under his Retention Agreement if Mr. Mowry’s employment was terminated by us without “cause.” Under the retention agreement, “cause” generally means:

•	the willful and continued failure to perform substantially his duties (following a 30 day notice period);

•	the willful engaging in illegal or gross misconduct materially or demonstrably injurious to the company;
•	the conviction of Mr. Mowry with no further possibility of appeal for, or plea of nolo contendre by Mr. Mowry to, any felony;

•	the violation by Mr. Mowry of certain decision-making guidelines established by our company in connection with the proposed sale process of Generation mPower, LLC or certain of its affiliates;

•	Mr. Mowry’s violation of our business ethics and compliance program; or

•

material misrepresentation, fraud, gross negligence or willful misconduct by Mr. Mowry in connection with a sale transaction involving Generation mPower, LLC (as more specifically defined in the Retention Agreement).

Mr. Mowry’s receipt of severance benefits under the Retention Agreement is subject to him executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants and undertakings. The benefits payable to Mr. Mowry under the Severance Agreement, including the severance payment, are in lieu of any benefits he would otherwise be entitled to under our Executive Severance Plan and any change in control agreement he has entered into with us.

COBRA Payments.    Upon a termination by the company for any reason other than cause under our Executive Severance Plan, each Named Executive other than Mr. Mowry would also be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the applicable Named Executive and his or her qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under our Executive Severance Plan. The amounts reported were determined by multiplying the annual cost of 2013 medical, dental and/or vision benefits for the Named Executive and his or her qualified beneficiaries by 102%. Our Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.

Outplacement Services.    Each Named Executive other than Mr. Mowry would be entitled to 12 months of employer-paid outplacement services under our Executive Severance Plan following his or her termination by our company for reasons other than cause. The amounts reported represent the per-

person cost our company would incur to engage our third-party service provider for 12 months of executive outplacement services.

EICP.    We do not make any payments under the EICP to participants who have involuntarily terminated without cause, except participants who have an accrued pension benefit. For those participants, it has been our practice to pay the prorated amount of an EICP award that would have been earned during the year in which the employee is involuntarily terminated without cause, contingent on the participant executing a general release of claims. None of the Named Executives identified above have an accrued pension benefit and, in Mr. Mowry’s case, he would not be entitled to any EICP payment under his Retention Agreement based on a December 31, 2013 termination date.

Financial Planning.    Under the terms of the agreement with our financial planning service provider, each Named Executive other than Mr. Mowry is entitled to financial planning benefits for one year following his or her termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the company would be required to pay for the applicable Named Executive to receive such benefits.

SERP.    Pursuant to our SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s termination by the company for any reason other than cause. Messrs. Canafax and Mowry were each 40% vested in their respective company accounts as of the same date and Mr. Colatrella was 20% vested in his company account. Accordingly, 60%, 60% and 80%, respectively, of the amount in their company accounts would be subject to accelerated vesting upon their termination by the company without cause. Messrs. Ferland and Zwetolitz were not participants in our SERP during 2013, but Mr. Ferland has been selected by our Compensation Committee to receive company contributions beginning January 1, 2014. “Cause” has the same meaning under our SERP as it does under our Executive Severance Plan.

Restoration Plan.    Under our Restoration Plan, an executive’s company matching account and company service-based account become fully vested on, among other events, the date of the executive’s termination by the company for any reason other than cause. Messrs. Canafax and Mowry were each 100% vested in their Restoration Plan accounts as of

December 31, 2013. Messrs. Ferland, Colatrella and Zwetolitz were 0% vested in their company matching accounts and company service-based accounts as of December 31, 2013. Accordingly, 100% of the amounts in their company matching accounts and company service-based accounts would be subject to accelerated vesting upon their termination by the company without cause. “Cause” has substantially the same meaning under our Restoration Plan as it does under our Executive Severance Plan.

Equity Awards.    Generally, our stock and option awards provide for accelerated vesting of at least a part of an executive’s outstanding options, shares or units under an involuntary termination only if due to a reduction in force. The amount that is accelerated generally depends on whether the termination occurred during the second or third year of the award. For options and most restricted stock unit awards, 25% of the unvested award vests if termination occurs during the second year of the award and 50% of the unvested award vests if termination occurs during the third year of the award.

For performance shares and performance restricted stock units, 25% of the performance shares will remain eligible for vesting in the event a Named Executive is terminated by the company due to a reduction in force during the second year of an award’s three-year vest term. 50% of the performance shares will remain eligible for vesting in the event a Named Executive is terminated by the company due to a reduction in force during the third year of the award’s three-year vest term. No performance shares would remain eligible for vesting in the event a Named Executive is terminated by the company due to a reduction in force during the first year of an award’s three-year vest term. In such event, the number of performance shares that will vest at the end of the three-year vest term are determined by multiplying (1) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vesting period by (2) the applicable percentage discussed above.

Pursuant to his Retention Agreement, Mr. Mowry received a grant of time-based restricted stock units and a grant of performance-based restricted stock units. Under the Retention Agreement, Mr. Mowry would become fully vested in these restricted stock units upon his termination for reasons other than “cause” (as defined in the Retention Agreement).

The stock option award amounts reported for each Named Executive above other than Messrs. Colatrella and Zwetolitz represent only the value of unvested and accelerated stock options granted in 2012. For Messrs. Mowry and Canafax, we omitted the 2011 stock option awards from the table above because the exercise price of our 2011 stock option awards for those Named Executives exceeded the closing price of our common stock as of December 31, 2013, resulting in a net loss for those options. Mr. Colatrella’s 2011 stock option awards are included in the table above because they did not result in a net loss. The following table sets forth additional information with respect to the unvested and accelerated stock options awarded to our Named Executives in 2011 that are not otherwise reflected in the table above:

Named Executive	Grant Date	Stock Options (unvested and accelerated)	Exercise Price	Common Stock Closing Price (as of 12/31/2013)
Mr. Ferland	—	—	—	—
Mr. Colatrella	—	—	—	—
Mr. Mowry	3/4/2011	2,023	$34.55	$34.19
Mr. Canafax	3/4/2011	1,612	$34.55	$34.19
Mr. Zwetolitz	—	—	—	—

Estimated Value of Benefits to Be Received Upon Voluntary Termination

Other than Mr. Mowry, no payments or other benefits would be due to our Named Executives assuming their voluntary termination as of December 31, 2013 (except for accrued but unpaid compensation). Ms. Salomone retired from our company on June 30, 2013 and a description of her severance arrangement is described below. Under his Retention Agreement, Mr. Mowry would be entitled to receive the benefits and amounts contained in the table below if he terminates his employment for “good reason” (subject to a 30 notice and cure period). Under the Retention Agreement, “good reason” generally means:

•

a material diminution in Mr. Mowry’s duties and responsibilities during the term of the Retention Agreement (but prior to any transition period following a transaction as described in the Retention Agreement), subject to certain exceptions;

•	the failure of our company to pay, or a material reduction in, Mr. Mowry’s annual base salary;
•

our company’s failure to continue any compensation plan, or Mr. Mowry’s participation therein, that is material to Mr. Mowry’s total compensation (unless a comparable arrangement has been made with Mr. Mowry);

•

our company’s failure to provide Mr. Mowry with material benefits substantially similar to those Mr. Mowry receives under our company’s existing benefit plans in which Mr. Mowry was participating (unless the company’s action applies to all employees similarly situated; or

•	a change in the location of Mr. Mowry’s principal place of employment with our company by more than 50 miles from Charlotte, North Carolina.

	Mr. Ferland	Mr. Colatrella	Mr. Mowry	Mr. Canafax	Mr. Zwetolitz
Severance Payments	—	—	$860,000	—	—
EICP	—	—	—	—	—
Financial Planning	—	—	—	—	—
Supplemental Executive Retirement Plan (SERP)	—	—	$36,553	—	—
Restoration Plan	—	—	—	—	—
Stock Options	—	—	—	—	—
Restricted Stock Units	—	—	$467,206	—	—
Performance Shares	—	—	$625,951	—	—
Tax Reimbursements	—	—	—	—	—
Total	—	—	$1,989,710	—	—

Severance Payment.    The severance payment reported for Mr. Mowry represents a lump sum payment equal to two times his annual base salary as in effect on the date of termination, which would have been payable pursuant to his Retention Agreement if he resigns from his position for “good reason.”

Financial Planning.    Under the terms of the agreement with our financial planning service provider, each Named Executive would be entitled to financial planning benefits for one year following his or her retirement, so long as the agreement has not been earlier terminated. However, none of our

Named Executives were eligible for retirement as of December 31, 2013 and Mr. Mowry would not be entitled to such a benefit under his Retention Agreement.

SERP.    Under the terms of our SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s retirement. For purposes of our SERP, retirement is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65. As of December 31, 2013, none of the Named Executives who participated in SERP were eligible for retirement under its terms. Mr. Mowry would have been entitled to accelerated vesting of the remaining unvested portion of his SERP balance pursuant to his Retention Agreement. Except as may be determined by our Compensation Committee in its sole discretion, an executive’s company account is not otherwise subject to accelerated vesting in the event of the executive’s voluntary termination.

Equity Awards.    Except as discussed below, the equity awards for our Named Executives do not provide for accelerated vesting upon a voluntary termination of employment. Most awards, however, provide for accelerated vesting either on retirement or on becoming eligible for retirement. Our Compensation Committee may also exercise its discretion to provide for accelerated vesting in the event of a Named Executive’s voluntary termination. Under the terms of his Retention Agreement, Mr. Mowry’s voluntary termination for “good reason” would entitle him to accelerated vesting of his outstanding equity awards (other than those granted pursuant to his Retention Agreement) as though such termination was a result of a reduction in force. As a result, we would be entitled to full vesting of the equity awards granted to him pursuant to the Retention Agreement.

Generally, the terms of B&W stock and option award grants define retirement as a voluntary termination of employment after attaining age 60 and completing 10 years of service. Under this definition, none of our Named Executives who were employed with us on December 31, 2013 were eligible for retirement.

Other than as described immediately above with respect to Mr. Mowry’s equity awards, vesting associated with retirement varies by award type, as follows:

•

Stock Options: 25% of then-unvested options will become vested in the event a Named Executive retires during the second year of an award’s three-year vesting period, and 50% will become vested if the retirement occurs during the third year.

•

Eligible Restricted Stock Units: 25% of then-outstanding units will become vested when the Named Executive first becomes eligible for retirement during the second year of the three-year vesting period and 50% when the Named Executive first becomes eligible for retirement during the third year. Other than as described above for Mr. Mowry, no payments would have been due to our Named Executives under the terms of their restricted stock unit grants as a result of their voluntary termination on December 31, 2013 because none of them were eligible for retirement on that date.

•

Eligible Performance Awards: 25% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the second year of an award’s three-year vest term. 50% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the third year of the award’s three-year vest term but before the third anniversary of the grant date. In such event, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (1) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (2) the applicable percentage discussed above. As of December 31, 2013, no Named Executives other than Mr. Mowry would have been entitled to accelerated vesting of Performance Shares upon a voluntary termination because as of December 31, 2013, such a termination would not have qualified as a retirement for those Named Executives under our award grants.

Separation Agreement

On May 6, 2013 we entered into the Separation Agreement with Ms. Salomone in connection with her retirement. Generally, the Separation Agreement provided Ms. Salomone with certain severance benefits in exchange for her executing a release of claims, agreeing to certain non-competition, non-solicitation and other restrictive covenants, and providing us with an opportunity to recall Ms. Salomone for further employment for a four month period following her retirement on June 30, 2013 (the “Call-Back Period”). Ms. Salomone received the following payments and benefits under her Separation Agreement or otherwise in connection with her retirement:

•	a cash payment of $1,249,200, payable in two installments of $325,000 following June 30, 2013 and $924,200 upon the expiration of the Call-Back Period;

•	a cash payment of $61,920, representing the total value of her accumulated and unused 2013 vacation time as of June 30, 2013;

•	a cash payment of $24,768, representing the value of pro-rated 2014 vacation time awarded in accordance with our company’s vacation policy;

•	a cash payment of $12,865, representing the applicable premium for 12 months of COBRA continuation coverage;

•

modification of her then unvested restricted stock units to allow for vesting in accordance with the applicable grant agreements as though her termination had been the result of a “reduction in force”, with a value of $120,626 (the aggregate incremental fair value, computed in accordance with FASB Topic 718, of the modification to her unvested restricted stock units on May 6, 2013);

•	modification of her then unvested stock options to allow for continued vesting in accordance with the applicable grant agreements as though her termination had been the result of a “reduction in force,” with a value of $17,377 (the aggregate incremental fair value, computed in accordance with FASB Topic 718, of the modification to her unvested stock options on May 6, 2013);

•

modification of her unvested performance share awards to allow for continued vesting in accordance with the applicable grant agreements as though her termination had been the result of a “reduction in force,” with a value of $315,083 (the incremental fair value, computed in accordance with FASB Topic 718, of the modification to her unvested performance shares on May 6, 2013);

•	accelerated vesting in her unvested SERP balance of $124,233 and her unvested Restoration Plan balance of $48,867; and

•	continued availability of COBRA coverage for Ms. Salomone and her qualified beneficiaries for 18 months following her date of resignation.

Estimated Value of Benefits to Be Received Upon Termination Due to Death or Disability

The following table shows the value of payments and other benefits due to the Named Executives other than Ms. Salomone, who retired from our company on June 30, 2013, assuming the termination of their employment by reason of death or disability as of December 31, 2013.

	Mr. Ferland	Mr. Colatrella	Mr. Mowry	Mr. Canafax	Mr. Zwetolitz
Severance Payments(1)	$900,000	$495,000	$860,000	$455,000	$315,000
COBRA Payments(1)	$13,051	$12,779	—	$14,275	$13,051
Outplacement Services(1)	$15,000	$15,000	—	$15,000	$15,000
EICP	—	—	—	—	—
Financial Planning	$15,300	$15,300	—	—	$15,300
Supplemental Executive Retirement Plan (SERP)	—	$22,455	$36,553	$40,122	—
Restoration Plan	$67,477	$32,122	—	—	$2,066
Stock Options (unvested and accelerated)	$2,566,211	$553,117	$13,118	$333,773	$246,516
Restricted Stock Units (unvested and accelerated)	$3,829,143	$662,807	$467,206	$429,973	$393,937
Performance Shares (unvested and accelerated)	$4,764,274	$2,085,898	$625,951	$1,188,957	$205,619
Tax Reimbursements	—	—	—	—	—
Total	$12,170,456	$3,894,478	$2,002,828	$2,477,100	$1,206,489

(1)	These benefits would not be payable in the event of a Named Executive’s death.

Severance Payments.    The severance payments reported for our Named Executives other than Mr. Mowry represent lump-sum cash payments under our Executive Severance Plan equal to 52 weeks base salary as in effect on the date of termination due to a termination by our company by reason of a Named Executive being unable to perform his or her duties due to their physical or mental illness or disability. Our Executive Severance Plan generally provides for benefits in the event a Named Executive is terminated by our company for reasons other than “cause.” “Cause” is defined to exclude instances where an eligible employee is unable to perform his or her duties by reason of his or her physical or mental illness or disability. See “Estimated Value of Benefits to Be Received Upon Involuntary Termination Without Cause” for more information on our Executive Severance Plan.

The severance payment reported for Mr. Mowry represents a lump sum payment equal to two times his annual base salary as in effect on the date of termination. This amount would have been payable under his Retention Agreement if Mr. Mowry’s employment was terminated due to his death or disability.

COBRA Payments.    Upon a termination by the company for any reason other than cause under our Executive Severance Plan, each Named Executive

(other than Mr. Mowry) would be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the Named Executive and his or her qualified beneficiaries as of the date of termination. The amounts reported were determined by multiplying the annual cost of 2013 medical, dental and/or vision benefits for the Named Executive and his or her qualified beneficiaries by 102%. Our Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months. Mr. Mowry would not be entitled to these benefits pursuant to his Retention Agreement.

Outplacement Services.    Each Named Executive other than Mr. Mowry would be entitled to 12 months of employer-paid outplacement services under our Executive Severance Plan following his or her termination by our company for reasons other than cause. The amounts reported represent the per-person cost our company would incur to engage our third-party service provider for 12 months of executive outplacement services. Mr. Mowry’s Retention Agreement did not provide for such services.

Financial Planning.    Under the terms of the agreement with our financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his or her long-term disability, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the company would be required to pay for each Named Executive to receive such benefits.

SERP.    Under the terms of our SERP, an executive’s company account fully vests on, among other events, the executive’s death or disability. Mr. Canafax and Mr. Mowry were each 40% vested in their respective company accounts and Mr. Colatrella was 20% vested in his company account as of December 31, 2013. Accordingly, 60% of Mr. Canafax’s and Mr. Mowry’s respective company accounts and 80% of Mr. Colatrella’s company account would accelerate upon their death or disability. Mr. Ferland was not a participant in our SERP during 2013.

Restoration Plan.    Under our Restoration Plan, an executive’s company matching account and company service-based account become fully vested on, among other events, the date of the executive’s death or disability. Messrs. Canafax and Mowry and Ms. Salomone were each 100% vested in their Restoration Plan accounts as of December 31, 2013. Messrs. Ferland, Colatrella and Zwetolitz were 0% vested in their company matching accounts and company service-based accounts as of December 31, 2013. Accordingly, 100% of the amounts in their company matching accounts and company service-based accounts would be subject to accelerated vesting upon their death or disability.

Equity Awards.    Under the terms of the awards outstanding for each Named Executive other than

Mr. Mowry as of December 31, 2013, all unvested stock awards become vested and all unvested option awards become vested and exercisable in the event the applicable Named Executive’s employment terminates by reason of his or her death or disability. Under his Retention Agreement, Mr. Mowry’s unvested stock awards would become vested and his unvested option awards would become vested and exercisable in accordance with the “reduction in force” vesting schedule set forth in the applicable grant agreements.

The stock option award amounts reported for Messrs. Canafax and Mowry above exclude the value of unvested and accelerated stock options granted in 2011. We omitted these stock option awards because the exercise price exceeded the closing price of our common stock as of December 31, 2013, resulting in a net loss for those options. The following table sets forth additional information with respect to the unvested and accelerated stock options awarded to our Named Executives in 2011 not otherwise reflected in the table above:

Named Executive	Grant Date	Stock Options (unvested and accelerated)	Exercise Price	Common Stock Closing Price (as of 12/31/2013)
Mr. Ferland	—	—	—	—
Mr. Colatrella	—	—	—	—
Mr. Mowry	3/4/2011	4,045	$34.55	$34.19
Mr. Canafax	3/4/2011	3,224	$34.55	$34.19
Mr. Zwetolitz	—	—	—	—

Estimated Value of Benefits to Be Received Upon Change in Control

The following table shows the estimated value of payments and other benefits due the Named Executives other than Ms. Salomone, who retired from our company on June 30, 2013, assuming a change in control and termination as of December 31, 2013.

	Mr. Ferland	Mr. Colatrella	Mr. Mowry	Mr. Canafax	Mt. Zwetolitz
Severance Payments	$5,382,000	$1,683,000	$860,000.00	$1,456,000	$1,008,000
EICP	$900,000	$346,500	—	$273,000	$189,000
Financial Planning	$15,300	$15,300	—	—	$15,300
Supplemental Executive Retirement Plan (SERP)	—	$22,455	—	$40,122	—
Restoration Plan	$67,477	$32,122	—	—	$2,066
Benefits	$51,182	$50,114	$36,553	$55,980	$51,182
Stock Options (unvested and accelerated)	$2,566,211	$553,117	—	$333,773	$246,516
Restricted Stock Units (unvested and accelerated)	$3,829,143	$662,807	$13,118	$429,973	$393,937
Performance Shares (unvested and accelerated)	$4,764,274	$2,085,898	$467,206	$1,188,957	$205,619
Tax Reimbursements	—	—	$625,951	—	—
Total	$17,575,587	$5,451,343	$2,002,828	$3,777,805	$2,111,620

We have change in control agreements with various officers, including each of our Named Executives other than Mr. Mowry, whose change of control benefits listed above are determined pursuant to his Retention Agreement and are in lieu of any benefits payable under a change in control agreement. See “Estimated Value of Benefits To Be Received Upon Involuntary Termination Without Cause” above for further information on the amounts payable to Mr. Mowry under his Retention Agreement.

Generally, under our change in control agreements, if a Named Executive is terminated within one year following a change in control either (1) by the company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the Named Executive is entitled to receive:

•	accelerated vesting in the executive’s SERP account;

•	accelerated vesting in any outstanding equity awards;

•	a cash severance payment;

•	a prorated target EICP payment;

•	payment of the prior year’s EICP payment, if unpaid at termination; and

•	a cash payment for health benefits coverage.

In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary, earned but unused vacation and reimbursements.

Under our change in control agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:

•

Any person, other than an ERISA-regulated pension plan established by us or our affiliate makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from us in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the purpose of making an acquisition directly from the company and approved (prior to such group formation) by a majority of the incumbent directors);

•	individuals who are incumbent directors cease for any reason to constitute a majority of the members of our board of directors;

•	consummation of a business combination unless, immediately following such business combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (ii) if the business combination involves the issuance or payment by the company of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the principal amount of the company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (iii) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of our company immediately before consummation of such business combination; or

•

consummation of a major asset disposition unless, immediately following such major asset disposition, (i) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of our voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of our board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the company immediately before consummation of such major asset disposition.

Severance Payment.    The severance payment made to each Named Executive, with the exception of Mr. Ferland and Mr. Mowry, in connection with a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. The severance payment made to Mr. Ferland in connection with a change in control is a cash payment equal to 2.99 times the sum of (1) his annual base salary prior to termination and (2) the same annual base salary multiplied by his target EICP percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2013, the severance payment under a change in control would have been calculated based on the following:

•	Mr. Ferland: $900,000 base salary and $900,000 target annual incentive compensation (100% of his annual base salary);

•	Mr. Colatrella: $495,000 base salary and $346,500 target annual incentive compensation (70% of his annual base salary);

•	Mr. Canafax: $455,000 base salary and $273,000 target annual incentive compensation (60% of his annual base salary); and

•	Mr. Zwetolitz: $315,000 base salary and $237,000 target annual incentive compensation (60% of his annual base salary).

EICP Payment.    Depending on the timing of the termination relative to the payment of an EICP award, the applicable executive could receive up to two EICP payments in connection with termination resulting from a restructuring transaction, as follows:

•

If an EICP award for the year prior to termination is paid to other EICP participants after the date of the executive’s termination, the executive would be entitled to receive the actual amount of the award determined under the EICP for such prior year (without the exercise of any downward discretion). The 2012 EICP awards were paid before December 31, 2013. As a result, no payment would have been due to our Named Executives in this respect.

•

The executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2013 termination, each Named Executive other than Mr. Zwetolitz and Mr. Mowry would have been entitled to an EICP payment equal to 100% of his or her 2013 target EICP, as in effect immediately prior to the date of termination. Based on a December 31, 2013 termination, Mr. Zwetolitz would have been entitled to an EICP payment equal to 80% of his 2013 target EICP.

Financial Planning.    Under the terms of the agreement with our financial planning service provider, each Named Executive other than Mr. Mowry is entitled to financial planning benefits for one year following a change in control, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the company would be required to pay for each such Named Executive to receive such benefits. “Change of control” is not defined under the agreement.

SERP.    Under the terms of our SERP, an executive’s company account becomes fully vested on, among other events, the date a change in control occurs. Messrs. Mowry and Canafax were each 40% vested in their respective company accounts as of December 31, 2013 and Mr. Colatrella was 20% vested as of the same date. Accordingly, 60% of the amounts in Mr. Mowry’s and Mr. Canafax’s respective company accounts and 80% of the amounts in Mr. Colatrella’s company account would be subject to accelerated vesting upon the occurrence of a change in control. Messrs. Ferland and Zwetolitz were not participants in our SERP during 2013. Under the SERP, a “change in control” occurs under the same circumstances described above with respect to our change in control agreements.

Restoration Plan.    Under our Restoration Plan, an executive’s company matching account and company service-based account become fully vested on, among other events, the date a change in control occurs. Messrs. Canafax and Mowry were each 100% vested in their Restoration Plan accounts as of December 31, 2013. Messrs. Ferland, Colatrella and Zwetolitz were 0% vested in their company matching accounts and company service-based accounts as of December 31, 2013. Accordingly, 100% of the amounts in their company matching accounts and company service-based accounts would be subject to accelerated vesting upon the occurrence of a change in control. “Change in control” has a substantially similar meaning under our Restoration Plan as it does under our change in control agreements, except that a participant in our Restoration Plan is excluded from accelerated vesting if the participant is part of a purchasing group that consummates a transaction that qualifies as a change of control under the Restoration Plan.

Benefits.    The amounts reported represent three times the full annual cost of coverage for medical, dental and vision benefits provided to the Named Executive and their covered dependents for the year ended December 31, 2013, except for Mr. Mowry, whose change in control benefits are determined under his Retention Agreement.

Tax Reimbursements.    The agreements do not provide any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.

Equity Awards.    Under the terms of the awards outstanding, all unvested stock and option awards would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Under our 2010 LTIP, a “change in control” occurs under the same circumstances described above with respect to our change-in-control agreements. See “Equity Awards” under the “Estimated Value of Benefits to Be Received Upon Termination Due to Death or Disability” table above for more information regarding the amounts reported for stock option awards, which information is also applicable to the “Estimated Value of Benefits to Be Received Upon Change in Control” table above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of our common stock beneficially owned as of March 20, 2014 (unless noted otherwise) by each director or nominee as a director, each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares Beneficially Owned
Jan A. Bertsch	3,719
James D. Canafax(1)	83,501
Thomas A. Christopher	3,921
Anthony S. Colatrella(2)	87,039
John A. Fees(3)	111,011
E. James Ferland(4)	169,776
Brian K. Ferraioli	0
Robert W. Goldman(5)	24,842
Stephen G. Hanks	17,584
D. Bradley McWilliams(6)	44,529
Adm. Richard W. Mies	6,042
Christofer M. Mowry(7)	80,359
Robert L. Nardelli	0
Anne R. Pramaggiore	14,082
Mary Pat Salomone(8)	54,182
Larry L. Weyers	14,373
Joseph A. Zwetolitz(9)	5,606
All directors and executive officers as a group (22 persons)(10)	932,196

(1)	Shares owned by Mr. Canafax include 53,016 shares of common stock that he may acquire on the exercise of stock options and 2,615 shares of common stock held in our Thrift Plan.

(2)	Shares owned by Mr. Colatrella include 56,779 shares of common stock that he may acquire on the exercise of stock options and 755 shares of common stock held in our Thrift Plan.

(3)	Shares owned by Mr. Fees include 9,015 shares of common stock held in our Thrift Plan.

(4)	Shares owned by Mr. Ferland include 135,593 shares of common stock that he may acquire on the exercise of stock options and 669 shares of common stock held in our Thrift Plan.

(5)	Shares owned by Mr. Goldman include 5,115 shares of common stock that he may acquire on the exercise of stock options.

(6)	Shares owned by Mr. McWilliams include 450 shares of common stock that he may acquire on the exercise of stock options.

(7)	Shares owned by Mr. Mowry include 41,944 shares of common stock that she may acquire on the exercise of stock options and 1,196 shares of common stock held in our Thrift Plan.

(8)	Shares owned by Ms. Salomone include 35,235 shares of common stock that she may acquire on the exercise of stock options and 1,035 shares of common stock held in our Thrift Plan.

(9)	Shares owned by Mr. Zwetolitz include 4,647 shares of common stock that she may acquire on the exercise of stock options and 285 shares of common stock held in our Thrift Plan.

(10)	Shares owned by all directors and executive officers as a group, excluding Ms. Salomone, include 453,650 shares of common stock that may be acquired on the exercise of stock options, as described above and 22,070 shares of common stock held in our Thrift Plan.

Shares beneficially owned by each of our directors and officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 20, 2014, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and officers as a group constituted approximately 0.8% of the outstanding shares of common stock measured as of the same date and on the same basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
T. Rowe Price	16,027,207	(2)	14.50%
100 E. Pratt Street
Baltimore, MD 21202

Mason Capital	11,894,745	(3)	10.74%
110 East 59th Street, 30th Floor
New York, New York 10022

Janus Capital Management	6,913,654	(4)	6.26%
151 Detroit Street
Denver, Colorado 80206

The Vanguard Group	5,948,568	(5)	5.38%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

(1)	Percent is based on outstanding shares of our common stock on March 20, 2014.

(2)	As reported on Schedule 13G/A filed with the SEC on February 11, 2014. The Schedule 13G/A reports beneficial ownership of 16,027,207 shares of our common stock by T. Rowe Price Associates, Inc. (“Price Associates”), which has sole voting power over 3,830,822 shares and sole dispositive power over 16,027,207 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price Mid-Cap Growth Fund, for which Price Associates serves as an investment adviser. Price Associates expressly disclaims that it beneficially owns such securities. The Schedule 13G/A reports that T. Rowe Price Mid-Cap Growth Fund has sole voting power over 8,250,000 shares and sole dispositive power over no shares.

(3)	As reported on Schedule 13G/A filed with the SEC on February 14, 2014. The Schedule 13G/A reports beneficial ownership of 11,894,745 shares of our common stock by Mason Capital Management LLC, over which shares it has sole voting and sole dispositive power. The Schedule 13G/A reports beneficial ownership of 11,894,745 shares of our common stock by Kenneth M. Garschina and Michael Martino, which have shared voting and dispositive power over 11,894,745 shares. The Schedule 13G/A reports that Mr. Garschina and Mr. Martino are managing principals of Mason Capital Management LLC.

(4)

As reported on Schedule 13G filed with the SEC on February 14, 2014. The Schedule 13G reports beneficial ownership of 6,913,654 shares of our common stock by Janus Capital Management LLC (“Janus Capital”), over which shares it has shared voting power and shared dispositive power with INTECH Investment

Management (“INTECH”) and Perkins Investment Management LLC (“Perkins”). The Schedule 13G reports that Janus Capital has a direct 96.74% ownership stake in INTECH and a direct 99.61% ownership stake in Perkins.

(5)	As reported on Schedule 13G filed with the SEC on February 11, 2014. The Schedule 13G reports beneficial ownership of 5,948,568 shares of our common stock by The Vanguard Group, which has sole voting power over 69,574 shares, shared voting power over zero shares, sole dispositive power over 5,886,094 shares and shared dispositive power over 62,474 shares. The Schedule 13G also reports Vanguard Fiduciary Trust Company as the beneficial owner of 62,474 shares and Vanguard Investments Australia, Ltd. as the beneficial owner of 7,100 shares. The Schedule 13G reports that both beneficial owners are wholly-owned subsidiaries of The Vanguard Group, Inc.

AUDIT AND FINANCE COMMITTEE REPORT

The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that B&W specifically incorporates it by reference into such filing.

As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of B&W’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) B&W’s compliance with legal and regulatory financial requirements; (ii) B&W’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks and (iii) B&W’s financial strategies and capital structure. In addition, in 2013 the Audit and Finance Committee assumed general oversight of B&W’s ethics and compliance program from the Governance Committee, expanding the Audit and Finance Committee’s responsibilities beyond those aspects of the program relating to financial, accounting and internal control matters. Our principal responsibility is one of oversight. B&W’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte & Touche LLP (“Deloitte”), B&W’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

In this context, we have reviewed and discussed B&W’s audited consolidated financial statements for the year ended December 31, 2013 with B&W’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, we received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and discussed with Deloitte their independence from B&W and its management. We also considered whether the provision of non-audit services to B&W is compatible with Deloitte’s independence.

We reviewed and discussed with management its assessment and report on the effectiveness of B&W’s internal control over financial reporting as of December 31, 2013, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework.” We have also reviewed and discussed with Deloitte its review and report on B&W’s internal control over financial reporting.

Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in B&W’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the Securities and Exchange Commission.

THE AUDIT AND FINANCE COMMITTEE

Brian K. Ferraioli, Chairman

Jan A. Bertsch

Robert W. Goldman

D. Bradley McWilliams

Anne R. Pramaggiore

Larry L. Weyers

PROPOSAL 3 — APPROVE AMENDED AND RESTATED 2010 LONG-TERM INCENTIVE PLAN AND REAPPROVE THE MATERIAL TERMS OF OUR PERFORMANCE-BASED AWARDS UNDER THIS

PLAN FOR SECTION 162(M) PURPOSES

(PROPOSAL 3)

We are asking our stockholders to approve the amendment and restatement of the 2010 Long-Term Incentive Plan, as amended, of The Babcock & Wilcox Company (the “Amended 2010 LTIP”). The Amended 2010 LTIP was approved by our Board of Directors on February 25, 2014 to be effective upon approval by our stockholders as provided in our bylaws. The Amended 2010 LTIP increases the number of shares of Common Stock authorized for issuance by two million three hundred thousand (2,300,000) shares, enabling the continued use of the Amended 2010 LTIP for share-based awards. The Board of Directors and Compensation Committee believe that these additional shares will provide us with adequate equity incentive awards for approximately the next three years, which the Board of Directors believes is an appropriate interval for stockholder approval of equity plan share increases.

In addition to the foregoing, we are asking our stockholders to reapprove the material terms of our performance-based awards under the Amended 2010 LTIP. Stockholder approval of the terms of the plan is necessary for us to make awards under the Amended 2010 LTIP that will be tax-deductible by us as performance-based compensation under Section 162(m) of the Code.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and certain other officers, unless such compensation qualifies as performance-based compensation under the Code. Various requirements must be satisfied in order for awards to qualify as performance-based compensation. One requirement is that the performance criteria and the material terms relating to such awards must be reapproved by stockholders every five years.

If the stockholders approve the proposal, the Amended 2010 LTIP will enable the Compensation Committee to continue to grant awards under the Amended 2010 LTIP that, assuming other conditions are met, will qualify as performance-based compensation.

The 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company was last amended and adopted by our Board on February 22, 2011 (the “2010 LTIP”). On February 25, 2014, our Board approved amendments to the 2010 LTIP to (1) increase the number of shares of Common Stock authorized for issuance by two million three hundred thousand (2,300,000) shares; (2) change the maximum term in which options may be exercisable from 7 years to 10 years from the date of grant; (3) permit dividend equivalents to be credited to unvested performance units/shares, subject to the vesting conditions applicable to the underlying performance units/shares; and (4) make other administrative changes.

A summary of the Amended 2010 LTIP is set forth below and is qualified in its entirety to the text of the Amended 2010 LTIP, which is attached as Appendix A to this proxy statement.

Summary Description of the Amended 2010 LTIP

Administration.    The Amended 2010 LTIP is administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”). The Compensation Committee selects the participants and determines the type or types of awards and the number of shares or units to be optioned or granted to each participant under the Amended 2010 LTIP. All or part of the award may be subject to conditions established by the Compensation Committee, which may include continued service with our company, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates or other comparable measures of performance. The Compensation Committee has full and final authority to implement and interpret the Amended 2010 LTIP and may, from time to time, adopt rules and regulations in order to carry out the terms of the Amended 2010 LTIP. As permitted by law, the Compensation Committee may delegate its duties under the Amended 2010 LTIP to our Chief Executive Officer and other senior officers.

Eligibility.    Members of the Board of Directors, officers and employees of our company and its subsidiaries, as well as consultants, are eligible to participate in the Amended 2010 LTIP. Any participant may receive more than one award under the Amended 2010 LTIP. Presently, 155 current and former employees and 5 current non-employee members of the Board of Directors have outstanding awards (either unvested or deferred) under the Amended 2010 LTIP. Because the Amended 2010 LTIP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the Amended 2010 LTIP going forward and the respective benefits to be awarded to them will vary from time to time and is undeterminable at this time.

Shares Available for Issuance Through the Amended 2010 LTIP.    Subject to the provisions we describe below, 2,300,000 shares of our common stock may be issued under the Amended 2010 LTIP, in addition to shares that have not been awarded under our existing plan as of the effective date of the Amended 2010 LTIP. As of March 20, 2014, 2,656,047 shares remained available for issuance under our current long-term incentive plan. In addition, shares which are subject to awards that are cancelled, terminated, forfeited or expired will become available for issuance under the Amended 2010 LTIP.

The Compensation Committee, in its discretion, will make appropriate adjustments in the number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise or other applicable price and other value determinations applicable to outstanding awards under the Amended 2010 LTIP to reflect any amendment to the Amended 2010 LTIP, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. Types of Awards Under the Amended 2010 LTIP. The Compensation Committee may award to participants incentive and nonqualified stock options, restricted stock, restricted stock units and performance shares and performance units. The forms of awards are described in greater detail below.

Stock Options.    The Compensation Committee has discretion to award incentive stock options and nonqualified stock options. A stock option is a right to purchase a specified number of shares of our common stock at a specified exercise price. An incentive stock option is intended to qualify as such under Section 422 of the Internal Revenue Code of

1986, as amended (the “Code”). Under the Amended 2010 LTIP, no participant may be granted options during any fiscal year that are exercisable for more than 1,200,000 shares of our common stock. Incentive stock options may only be granted to employees. The exercise price of an option may not be less than the fair market value of a share of our common stock on the date of grant. Subject to the specific terms of the Amended 2010 LTIP, the Compensation Committee has discretion to determine the number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code and set such additional limitations on and terms of option grants as it deems appropriate. The stock option award agreement will specify, among other things, the exercise price, duration and number of shares applicable to the award as well as whether than award is of nonqualified or incentive stock options.

Options granted to participants under the Amended 2010 LTIP will expire at such times as the Compensation Committee determines at the time of the grant, but no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment or service. The termination provisions will be determined within the discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service. Dividend equivalents do not attach to stock options.

Upon the exercise of an option granted under the Amended 2010 LTIP, the option price is payable in full to us: (1) in cash; (2) if permitted, by tendering shares of our common stock having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender); (3) if permitted, by a combination of (1) and (2); or (4) by any other method approved by the Compensation Committee in its sole discretion.

Restricted Stock.    The Compensation Committee also is authorized to award restricted shares of our common stock under the Amended 2010 LTIP on such terms and conditions as it shall establish. Although recipients will have the right to vote restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. The restricted stock award agreement will specify the periods of restriction, restrictions based on achievement of specific performance objectives, restrictions under applicable federal or state securities laws and such other terms the Compensation Committee deems appropriate. Unless the Compensation Committee otherwise determines, participants will receive cash dividends on their shares of restricted stock. The Compensation Committee in its discretion may apply any restrictions to the dividends that it deems appropriate. Under the terms of our outstanding restricted stock awards, dividend rights are subject to the forfeiture provisions applicable to the award.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested shares of restricted stock following termination of the participant’s employment or service. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.

Restricted Stock Units.    An award of a restricted stock unit constitutes an agreement by us to deliver shares of our common stock or to pay an amount equal to the fair market value of a share of our common stock for each restricted stock unit to a participant in the future. Restricted stock units may be granted by the Compensation Committee on such terms and conditions as it may establish. The restricted stock unit award agreement will specify the vesting period or periods, the specific performance objectives and such other conditions as may apply to the award. During the applicable vesting period, participants will have no voting rights with respect to the shares of our common stock underlying a restricted stock unit grant. However, participants shall, unless the Compensation Committee otherwise determines, receive dividend equivalents on the shares underlying their restricted stock unit grants in the form of cash or additional restricted stock units if a cash dividend is paid with respect to shares of our common stock. Such dividend equivalents are subject to the vesting requirements applicable to the award.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of employment or service.

These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on reasons for termination of employment or service.

No more than 1,200,000 shares of our common stock may be granted in the form of awards of restricted stock and restricted stock units to any participant in any fiscal year.

Performance Units and Performance Shares.     Performance units and performance shares are forms of performance awards that are subject to the attainment of one or more pre-established performance goals during a designated performance period. Performance units and performance shares may be granted by the Compensation Committee at any time in such amounts and on such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of the grant. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of the grant. The Compensation Committee in its discretion will determine the applicable performance period and will establish performance goals for any given performance period. When the performance period expires, the holder of performance units or performance shares will be entitled to receive a payout on the units and/or shares earned over the performance period based on the extent to which the performance goals have been achieved. During the applicable vesting period, participants will have no voting rights with respect to the shares of our common stock underlying a performance unit or performance share. However, participants shall, unless the Compensation Committee otherwise determines, receive dividend equivalents on the shares underlying their performance share or performance unit grants in the form of cash or additional restricted stock units if a cash dividend is paid with respect to shares of our common stock. Such dividend equivalents are subject to the vesting requirements applicable to the award.

Payments may be made in cash or in shares of our common stock that have an aggregate fair market value equal to the earned performance units or performance shares. Subject to any permissible deferral, payment of all earned performance units and performance shares will be made no later than March 15 following the end of the calendar year in which the awards vest (or as soon as administratively practicable thereafter if payment is delayed due to unforeseen events). Each award agreement will set forth the extent to which the participant will have the right to receive a payout of these performance shares and/or performance units following termination of the participant’s employment or service. The termination provisions will be determined by the Compensation Committee in its sole discretion, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.

No more than 1,200,000 shares of our common stock may be granted in the form of awards of performance shares to any participant in any fiscal year. No more than $6,000,000 may be paid in cash to any participant with respect to performance units granted in any fiscal year, as valued on the date of each grant.

Performance Measures.    The Compensation Committee may grant awards under the Amended 2010 LTIP to eligible employees subject to the attainment of specified performance measures. The number of performance-based awards granted to an officer or employee in any year will be determined by the Compensation Committee in its sole discretion, subject to the limitations set forth in the Amended 2010 LTIP. The value of each performance-based award will be determined based on the achievement of the pre-established, objective performance goals during each performance period. The duration of a performance period is set by the Compensation Committee. A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee. The Compensation Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each performance period, the performance measures that will be used to determine the achievement of those performance goals and any formulas or methods to be used to determine the value of the performance-based awards.

Performance measures will be defined by the Compensation Committee on a consolidated, segment, group, subsidiary or division basis and/or in comparison to one or more peer groups or indices. The Compensation Committee may include or exclude from the performance measures research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions and other unusual or extraordinary items.

Performance measures selected by the Compensation Committee will be based on one or more of the following: cash flow; cash flow return on capital; cash flow return on assets; cash flow return on equity; net income; return on capital; return on invested capital; return on assets; return on equity; share price; earnings per share (basic or diluted); earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; total and relative stockholder return; operating income; return on net assets; gross or operating margins; safety and economic value added. Following the end of a performance period, the Compensation Committee will determine the value of the performance-based awards granted for the period based on its determination of the degree of attainment of the pre-established performance goals. The Compensation Committee will also have discretion to reduce (but not to increase) the value of any awards designated as a qualified performance-based award by the Compensation Committee for purposes of the Section 162(m) of the Code.

Deferrals.    The Compensation Committee will have the discretion to provide for the deferral of an award or to permit participants to elect to defer payment of some or all types of awards in a manner consistent with the requirements of Section 409A of the Code.

Change in Control.    The treatment of outstanding awards upon the occurrence of a change in control (as defined in the Amended 2010 LTIP) will be determined in the sole discretion of the Compensation Committee and will be described in the applicable award agreements and need not be uniform among all awards granted under the Amended 2010 LTIP.

Adjustment and Amendments.    The Amended 2010 LTIP provides for appropriate adjustments in the number of shares of our common stock subject to awards and available for future awards, as well as the maximum award limitations under the Amended 2010 LTIP, in the event of changes in our outstanding common stock by reason of a merger, stock split, or certain other events. The Amended 2010 LTIP may be modified, altered, suspended or terminated by the Board of Directors at any time and for any purpose that the Board of Directors deems appropriate, but no amendment to the Amended 2010 LTIP may adversely affect any outstanding awards without the affected participant’s consent, and stock-

holder approval may be required if the changes materially alter the terms of the plan or by applicable law, regulation or stock exchange requirements. Additionally, the Compensation Committee may make adjustments in the terms, conditions or criteria of an award in recognition of certain unusual or nonrecurring events.

Clawbacks.    The ability of us and/or our Board of Directors to forfeit awards granted or recover awards paid under the Amended 2010 LTIP may be determined in the sole discretion of the Compensation Committee, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges. The forfeiture and recovery rights will be described in the applicable award agreements and need not be uniform among all awards granted under the Amended 2010 LTIP.

Transferability.    Except as otherwise specified in a participant’s award agreement, no award granted pursuant to, and no right to payment under, the Amended 2010 LTIP will be assignable or transferable by an Amended 2010 LTIP participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and any right granted to a participant under the Amended 2010 LTIP will be exercisable during the participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Restrictions.    Shares of our common stock delivered under the Amended 2010 LTIP, if any, may be subject to stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange or transaction reporting system on which our common stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law.

Tax Withholding.    We have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of cash or shares of our common stock under the Amended 2010 LTIP, or at the time applicable law otherwise requires, an appropriate amount of cash or number of shares of our common stock or combination thereof for payment of taxes required by law or to take such other action as may be necessary in our opinion to satisfy all obligations for withholding of those taxes. The Compensation Committee may permit withholding to be satisfied by the transfer to us of shares of our common stock previously owned by the holder of the award for which withholding is required.

Unfunded Plan.    Insofar as it provides for awards for cash, shares of our common stock or rights thereto, the Amended 2010 LTIP will be unfunded. Although we may establish bookkeeping accounts with respect to plan participants who are entitled to cash, shares of our common stock or rights thereto under the Amended 2010 LTIP, we will use any such accounts merely as a bookkeeping convenience. We are not required to segregate any assets to assure payment of any amounts payable under the Amended 2010 LTIP, nor shall we, our Board of Directors or the Compensation Committee be deemed to be a trustee of any cash, shares of our common stock or rights thereto to be granted under the Amended 2010 LTIP. Any liability or obligation we may have to any participant with respect to an award of cash, shares of our common stock or rights thereto under the Amended 2010 LTIP will be based solely on any contractual obligations that the Amended 2010 LTIP and any applicable award agreement create, and no such liability or obligation of ours will be deemed to be secured by any pledge or other encumbrance on any of our property.

Duration of the Amended 2010 LTIP.    The Amended 2010 LTIP will remain in effect until all options and rights granted under the plan have been satisfied or terminated under the terms of the Amended 2010 LTIP and all performance periods for performance-based awards granted under the plan have been completed. However, in no event will any award be granted under the Amended 2010 LTIP on or after July 2, 2020.

Regulations Not Applicable to Plan.    The Amended 2010 LTIP is not intended to be subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

United States Federal Income Tax Consequences

The following summary is based on current interpretations of existing United States federal income tax laws. The discussion below does not purport to be complete, and it does not discuss federal taxes other than income taxes (such as Medicare, Social Security or estate taxes) or state, local or foreign tax consequences. Differences in participants’ individual situations may cause federal, state and local tax consequences of participation in the Amended and Restated 2010 LTIP to vary. Therefore, each partic-

ipant is urged to consult his or her tax advisor regarding individual tax consequences of participation in the Amended and Restated 2010 LTIP.

Tax Consequences to Participants

Stock Options.    Some of the options issuable under the Amended 2010 LTIP may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the Amended 2010 LTIP may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options.

Generally, upon the grant or exercise of an incentive stock option, the optionee will recognize no income for United States federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise, however, is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. If a participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option (the “holding periods”), the participant generally will recognize in the year of disposition: (1) ordinary income to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized upon disposition exceeds the option price and (2) capital gain to the extent the amount realized upon disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized upon disposition and the option price.

An optionee will recognize no income on the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss.

Restricted Stock.    A participant generally recognizes no income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code within 30 days of grant to have the grant taxed as ordinary income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted will be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as ordinary income at the fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on shares of restricted stock while still subject to restrictions generally will be ordinary income to the participant.

Restricted Stock Units.    A participant who is granted a restricted stock unit will recognize no income upon grant of the restricted stock unit. At the time the underlying shares of our common stock (or cash in lieu thereof) are delivered to a participant, the participant will realize ordinary income equal to the fair market value of the shares received (or the cash received).

Performance Share or Performance Unit Awards.    A participant who is granted a performance share or a performance unit award will recognize no income upon grant of the performance share or a performance unit award. At the time the cash and/or common stock is received as payment in respect of a performance share or performance unit award, the participant will realize ordinary income equal to the sum of the cash and the fair market value of the shares received.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Equity Compensation Plan Information

As of March 20, 2014, under the 2010 LTIP:

•	stock options covering 2,768,067 shares of our common stock, with a weighted average exercise price of $28.84 and a weighted average remaining term of 5.6 years, were outstanding;

•	unvested RSUs covering 423,070 shares of our common stock were outstanding; and

•	unvested performance based RSUs and performance shares covering 1,034,799 shares of common stock were outstanding; and

•	2,656,047 shares were available for grant under the 2010 LTIP, which is the sole equity compensation plan under which the company grants equity awards.

For additional information about outstanding awards as of December 31, 2013, see Item 5 of our most recent Form 10-K.

Recommendation and Vote Required

Our Board of Directors unanimously recommends a vote “FOR” the approval of this proposal. The proxy holders will vote all proxies received for the approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting.

Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote your shares on this proposal. Broker non-votes will have no effect on the vote.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2014

(PROPOSAL 4)

Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For the year ended December 31, 2013, we paid Deloitte fees, including expenses and taxes, totaling $3,766,840, which are categorized below. For the year ended December 31, 2012, we paid Deloitte fees, including expenses and taxes, in the amounts reported in the 2012 column below.

	2013	2012
Audit
The Audit fees for the year ended December 31, 2013 were for professional services rendered for the audits of the combined and consolidated financial statements of B&W, the audit of B&W’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of B&W and assistance with review of documents filed with the SEC	$3,132,005	$3,778,138	(1)
Audit-Related
The Audit-Related fees for the year ended December 31, 2013 were for services related to compliance and financial statement audits for certain subsidiaries.	$95,277	$11,948
Tax
The Tax fees for the year ended December 31, 2013 were for professional services rendered for consultations on various U.S. federal, state and international tax compliance assistance, consultation and advice on various foreign tax matters	$539,558	$971,704
All Other
There were no other fees for services for the year ended December 31, 2013.	$0	$0
Total	$3,766,840	$4,761,790

(1)	Reflects final billings by Deloitte not available at the time mailing of the 2013 Proxy Statement commenced.

It is the policy of our Audit and Finance Committee to preapprove all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.

Annually, the independent registered public accounting firm and the Vice President of Internal Audit present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance

Committee has pre- approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act of 1934.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the decision of our Audit and Finance Committee to appoint Deloitte as our independent registered public accounting firm for the year ending December 31, 2014. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Audit and Finance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is respon-

sible for reviewing the professional occupations and associations of our Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.

In August 2013, we entered into an indemnification agreement with each of our directors and executive officers. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to our company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% or more beneficial owners were satisfied except with respect to one of our directors, Mr. Stephen Hanks. In 2013, a delinquent Form 4 was filed on behalf of Mr. Hanks reporting a broker-administered, automatic dividend reinvestment transaction pursuant to which Mr. Hanks acquired approximately 42 shares that were not reported on a Form 5.

STOCKHOLDERS’ PROPOSALS

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2015 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 28, 2014. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2015

Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our principal executive offices no earlier than close of business on January 9, 2015 or later than February 8, 2015 and (2) satisfy specified requirements set forth in our bylaws. A copy of the pertinent By-Law provisions can be found on our Web site at www.babcock.com at “Investor Relations — Corporate Governance — Highlights.”

By Order of the Board of Directors,

JAMES D. CANAFAX

Corporate Secretary

Dated: March 28, 2014

APPENDIX A

2010 LONG-TERM INCENTIVE PLAN

OF THE BABCOCK & WILCOX COMPANY

AS AMENDED & RESTATED FEBRUARY 25, 2014

ARTICLE I

Establishment, Objectives and Duration

1.1 Establishment of the Plan.  The Babcock & Wilcox Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the 2010 Long-Term Incentive Plan of The Babcock & Wilcox Company (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (each as hereinafter defined).

The original effective date of this Plan was July 2, 2010. This amendment and restatement of the Plan is adopted on February 25, 2014 and shall become effective as of the date of the Company’s 2014 annual meeting of stockholders, subject to stockholder approval at such meeting in accordance with the Company’s bylaws, (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives.  This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.

1.3 Duration.  This Plan, as amended and restated, shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 15 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions; provided, however, that in no event may an Award (as hereinafter defined) be granted under this Plan on or after July 2, 2020.

ARTICLE 2

Definitions

As used in this Plan, the following terms shall have the respective meanings set forth below:

2.1 “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit.

2.2 “Award Agreement” means an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3 “Award Limitations” has the meaning ascribed to such term in Section 4.2.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Change in Control” means, for purposes of this Plan and any Awards, the occurrence of any of the following:

(a)     30% Ownership Change: Any Person, other than an ERISA-regulated pension plan established by the Company, makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group

APPENDIX A

is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the Incumbent Directors); or

(b)    Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(c)    Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately before such Business Combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately before such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately before consummation of such Business Combination; or

(d)    Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately before consummation of such Major Asset Disposition.

For purposes of this definition of “Change in Control”,

(1)	“Person” means an individual, entity or group;

(2)	“group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

(3)	“beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

(4)	“Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities;

(5)	“Incumbent Director” means a director of the Company (x) who was a director of the Company on the effective date of this Agreement or (y) who becomes a director after such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director will not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

APPENDIX A

(6)	“election contest” is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

(7)	“Business Combination” means

(x)	a merger or consolidation involving the Company or its stock or

(y)	an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(8)	“parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and

(9)	“Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company will be based on fair market value, as determined by a majority of the Incumbent Directors.

However, in no event shall a Change in Control be deemed to have occurred under this Plan with respect to a Participant if the Participant is part of a purchasing group which consummates a transaction resulting in a Change in Control. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors).

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 hereof.

2.9 “Company” means The Babcock & Wilcox Company, a corporation organized and existing under the laws of the State of Delaware, and, except where the context otherwise indicates, shall include the Company’s Subsidiaries and, except with respect to the definition of “Change in Control” set forth above and the application of any defined terms used in such definition, any successor to any of such entities as provided in Article 18 hereof.

2.10 “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11 “Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company shall be considered an Employee under this Plan.

2.12 “Disability” means, as determined by the Committee in its sole discretion, a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

2.13 “Economic Value Added” means net operating profit after tax minus the product of capital and the cost of capital.

2.14 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

APPENDIX A

2.15 “Employee” means any person who is employed by the Company.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.18 “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if no Shares are so listed but are traded on an over-the-counter market, the mean between the closing bid and asked prices for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the National Quotation Bureau Incorporated, or (c) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

2.19 “Fiscal Year” means the year commencing January 1 and ending December 31.

2.20 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 hereof and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not an Incentive Stock Option.

2.22 “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules and regulations promulgated thereunder or such other Employees who are designated as “Officers” by the Board.

2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.24 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.25 “Participant” means an eligible Officer, Director, Consultant or Employee who has been selected for participation in this Plan in accordance with Section 5.2.

2.26 “Performance-Based Award” means an Award that is designed to qualify for the Performance-Based Exception.

2.27 “Performance-Based Exception” means the performance-based exception from the deductibility limitations of Code Section 162(m).

2.28 “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the performance goals specified in such Award must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award.

2.29 “Performance Share” means an Award designated as such and granted to an Employee, as described in Article 8 hereof.

2.30 “Performance Unit” means an Award designated as such and granted to an Employee, as described in Article 8 herein.

2.31 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion) as set forth in the related Award Agreement, and/or the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

2.32 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).

APPENDIX A

2.33 “Restricted Stock” means an Award designated as such and granted to a Participant pursuant to Article 7 hereof.

2.34 “Restricted Stock Unit” or “RSU” means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the related Award Agreement.

2.35 “Retirement” shall have the meaning ascribed to such term by the Committee, as set forth in the applicable Award Agreement.

2.36 “Shares” means the common stock, par value $0.01 per share, of the Company.

2.37 “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest.

2.38 “Vesting Period” means the period during which an Award granted hereunder is subject to a service or performance-related restriction, as set forth in the related Award Agreement.

ARTICLE 3

Administration

3.1 The Committee.  This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee.  Except as limited by law or by the Articles of Incorporation or Amended and Restated By-Laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power and sole discretion to: select Officers, Directors, Consultants and Employees who shall be granted Awards under this Plan; determine the sizes and types of Awards; determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted; determine the terms and conditions of Awards in a manner consistent with this Plan; determine whether the conditions for earning an Award have been met and whether a Performance-Based Award will be paid at the end of an applicable performance period; determine the guidelines and/or procedures for the payment or exercise of Awards; and determine whether a Performance-Based Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance-Based Award granted to an Officer should qualify as performance-based compensation. The Committee may, in its sole discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant, and (c) consistent with the requirements of Section 10.2, Section 10.3 and Code Section 409A, if applicable. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

3.3 Delegation of Authority.  To the extent permitted under applicable law, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided however, the Committee may not delegate any authority to grant Awards to a Director.

APPENDIX A

3.4 Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

ARTICLE 4

Shares Subject to this Plan

4.1 Number of Shares Available for Grants of Awards.  Subject to adjustment as provided in Section 4.3 hereof, there is reserved for issuance of Awards under this Plan two million three hundred thousand (2,300,000) Shares in addition to Shares that have not been awarded under this Plan immediately prior to the Effective Date. Shares subject to Awards under this Plan that are cancelled, forfeited, terminated or expire unexercised, shall immediately become available for the granting of Awards under this Plan. Additionally, the Committee may from time to time adopt and observe such procedures concerning the counting of Shares against this Plan maximum as it may deem appropriate.

4.2 Limits on Grants in Any Fiscal Year.  The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan:

(a) Options. The maximum aggregate number of Shares issuable pursuant to Awards of Options that may be granted in any one Fiscal Year of the Company to any one Participant shall be one million two hundred thousand (1,200,000).

(b) Restricted Stock and Restricted Stock Units. The maximum aggregate number of Shares subject to Awards of Restricted Stock and RSUs that may be granted in any one Fiscal Year to any one Participant shall be one million two hundred thousand (1,200,000).

(c) Performance Shares. The maximum aggregate number of Shares subject to Awards of Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be one million two hundred thousand (1,200,000).

(d) Performance Units. The maximum aggregate cash payout with respect to Performance Units granted in any one Fiscal Year to any one Participant shall be six million dollars, with such cash value determined as of the date of each grant.

4.3 Adjustments in Authorized Shares.  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in such manner as it deems equitable, as applicable, the number and kind of Shares that may be granted as Awards under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock,

APPENDIX A

separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to: (a) grant or assume Awards by means of substitution of new Awards, as appropriate, for previously granted Awards or to assume previously granted Awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of Options and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration); or (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

ARTICLE 5

Eligibility and Participation

5.1 Eligibility.  Persons eligible to participate in this Plan include all Officers, Directors, Employees and Consultants, as determined in the sole discretion of the Committee.

5.2 Actual Participation.  Subject to the provisions of this Plan, the Committee may, from time to time, select from all Officers, Directors, Employees and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future award.

ARTICLE 6

Options

6.1 Grant of Options.  Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2 Option Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO (provided that, in the absence of such specification, the Option shall be an NQSO).

6.3 Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3 hereof, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except as otherwise provided in Section 4.3 hereof, without prior stockholder approval no repricing of Options awarded under this Plan shall be permitted such that the terms of outstanding Options may not be amended to reduce the Option Price and further Options may not be replaced or regranted through cancellation, in exchange for cash, other Awards, or if the effect of the replacement or regrant would be to reduce the Option Price of the Options or would constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting).

APPENDIX A

6.4 Duration of Options.  Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3 hereof, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options.  Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment.  Any Option granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company in the manner prescribed in the related Award Agreement, setting forth the number of Shares with respect to which the Option is to be exercised, and either (i) accompanied by full payment of the Option Price for the Shares issuable on such exercise or (ii) exercised in a manner that is in accordance with applicable law and the “cashless exercise” procedures (if any) approved by the Committee involving a broker or dealer.

The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash; (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender); (c) by a combination of (a) and (b); or (d) any other method approved by the Committee, in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

6.7 Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment, Service or Directorship.  Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options granted pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

6.10 No Dividend Rights. Options granted under this Plan may not provide for any dividend or dividend equivalents thereon.

APPENDIX A

ARTICLE 7

Restricted Stock

7.1 Grant of Restricted Stock.  Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares as Restricted Stock (“Shares of Restricted Stock”) to Participants in such amounts as the Committee shall determine.

7.2 Restricted Stock Award Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Transferability.  Except as provided in the Participant’s related Award Agreement and/or this Article 7, the Shares of Restricted Stock granted to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the related Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 7.3 shall be null and void.

7.4 Other Restrictions.  The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or have lapsed.

7.5 Removal of Restrictions.  Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or have lapsed.

7.6 Voting Rights.  To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the applicable Period of Restriction.

7.7 Dividends.  During the applicable Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall, unless the Committee otherwise determines, be credited with cash dividends paid with respect to the Shares, in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate.

7.8 Termination of Employment, Service or Directorship.  Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock granted pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

APPENDIX A

ARTICLE 8

Performance Units and Performance Shares

8.1 Grant of Performance Units/Shares.  Subject to the terms of this Plan, Performance Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares which will be paid out to the Participant.

8.3 Earning of Performance Units/Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payment of the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 Form and Timing of Payment of Performance Units/Shares.  Subject to the provisions of Article 12 hereof, Payment of earned Performance Units/Shares to a Participant shall be made no later than March 15 following the end of the calendar year in which such Performance Units/Shares vest, or as soon as administratively practicable thereafter if payment is delayed due to unforeseeable events. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

8.5 Termination of Employment, Service or Directorship.  Each Award Agreement providing for a Performance Unit/Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Unit/Shares following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards of Performance Units/Shares granted pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

8.6 Transferability.  Except as otherwise provided in a Participant’s related Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to Performance Units/Shares granted to that Participant under this Plan shall be exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment of Performance Units/Shares in violation of this Section 8.6 shall be null and void.

8.7 Voting Rights and Dividends.  During the applicable Vesting Period, Participants holding Performance Units/Shares shall not have voting rights with respect to the Shares underlying such units or shares. During the applicable Vesting Period, Participants holding Performance Units/Shares granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional Performance Units/Shares (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the Performance Units/Shares with respect to which the dividend equivalents are paid. Dividend equivalents credited with respect to Performance Units/Shares that do not vest shall be forfeited.

APPENDIX A

ARTICLE 9

Restricted Stock Units

9.1 Grant of RSUs.  Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant RSUs to eligible Participants in such amounts as the Committee shall determine.

9.2 RSU Award Agreement.  Each RSU Award to a Participant shall be evidenced by an RSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of RSUs granted, and such other provisions as the Committee shall determine in its sole discretion.

9.3 Transferability.  Except as provided in a Participant’s related Award Agreement, RSUs granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to an RSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of an RSU Award in violation of this Section 9.3 shall be null and void.

9.4 Form and Timing of Delivery.  If a Participant’s RSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the RSU Award, calculated as of the last day of the applicable Vesting Period, shall be made in a single lump-sum payment. If a Participant’s RSU Award Agreement provides for payment in Shares, the Shares underlying the RSU Award shall be delivered to the Participant. Subject to the provisions of Article 12 hereof, such payment of cash or Shares shall be made no later than March 15 following the end of the calendar year during which the RSU Award vests, or as soon as practicable thereafter if payment is delayed due to unforeseeable events. Such delivered Shares shall be freely transferable by the Participant.

9.5 Voting Rights and Dividends.  During the applicable Vesting Period, Participants holding RSUs shall not have voting rights with respect to the Shares underlying such RSUs. During the applicable Vesting Period, Participants holding RSUs granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the RSUs with respect to which the dividend equivalents are paid. Dividend equivalents credited with respect to Performance Units/Shares that do not vest shall be forfeited.

9.6 Termination of Employment, Service or Directorship.  Each RSU Award Agreement shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to unvested RSUs following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to RSUs, need not be uniform among all RSUs granted pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

APPENDIX A

ARTICLE 10

Performance Measures

10.1 Performance Measures.  Unless and until the Committee proposes and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

(a) Cash Flow;

(b) Cash Flow Return on Capital;

(c) Cash Flow Return on Assets;

(d) Cash Flow Return on Equity;

(e) Net Income;

(f) Return on Capital

(g) Return on Invested Capital;

(h) Return on Assets;

(i) Return on Equity;

(j) Share Price;

(k) Earnings Per Share (basic or diluted);

(l) Earnings Before Interest and Taxes;

(m) Earnings Before Interest, Taxes, Depreciation and Amortization;

(n) Total and Relative Shareholder Return;

(o) Operating Income;

(p) Return on Net Assets;

(q) Gross or Operating Margins;

(r) Safety; and

(s) Economic Value Added or EVA.

Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, segment, group, subsidiary or division basis or in comparison to one or more peer group companies or indices, and may include or exclude specified research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, and such other unusual or extraordinary items as defined by the Committee in its sole discretion.

10.2 Adjustments.  The Committee shall have the sole discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that, except in connection with a Change in Control, an Award that is designed to qualify for the Performance-Based Exception may not be adjusted in a manner that would result in the Award no longer qualifying for the Performance-Based Exception. The Committee shall retain the discretion to adjust such Awards downward.

10.3 Compliance with Code Section 162(m).  In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes with-

APPENDIX A

out obtaining shareholder approval; provided that after such change or changes the Award continues to qualify for the Performance-Based Exception. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and the regulations issued thereunder. Any performance-based Awards granted to Officers or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such performance measure(s) and be subject to such terms, conditions and restrictions as the Committee shall determine.

ARTICLE 11

Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 12

Deferrals

The Committee may, in its sole discretion, permit selected Participants to elect to defer payment of some or all types of Awards, or may provide for the deferral of an Award in an Award Agreement; provided, however, that the timing of any such election and payment of any such deferral shall be specified in the Award Agreement and shall conform to the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations and rulings issued thereunder. Any deferred payment, whether elected by a Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

ARTICLE 13

Rights of Employees, Directors and Consultants

13.1 Employment or Service.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

13.2 No Contract of Employment.  Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 15 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

13.3 Transfers Between Participating Entities.  For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 14

Change in Control

The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges shall be determined in the sole discretion of the Committee and shall be described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.

APPENDIX A

ARTICLE 15

Amendment, Modification and Termination

15.1 Amendment, Modification, and Termination.  The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided, however, that shareholder approval shall be required for any amendment that materially alters the terms of this Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant. Notwithstanding anything in this Plan to the contrary, Participant consent shall not be required for any amendment to Article 19 hereof that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or Section 10D of the Exchange Act, or any rules or regulations promulgated thereunder.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Sections 10.2 and 10.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate.

ARTICLE 16

Withholding

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their Fair Market Value on the date when the tax withholding is required to be made.

ARTICLE 17

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom the Committee has delegated authority in accordance with Article 3 hereof, shall be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification; and (b) any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Amended and Restated By-Laws (each, as amended from time to time), as a matter of law, or otherwise.

APPENDIX A

ARTICLE 18

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or other transaction.

ARTICLE 19

Clawback Provisions

The ability of the Company and/or the Board to forfeit Awards granted or recover Awards paid under this Plan, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, may be determined in the sole discretion of the Committee and described in the Award Agreements and need not be uniform among all Participants or Awards granted pursuant to this Plan.

ARTICLE 20

General Provisions

20.1 Restrictions and Legends.  No Shares or other form of payment shall be issued or transferred with respect to any Award unless the Company shall be satisfied that such issuance or transfer will be in compliance with applicable U.S. federal and state securities laws. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. Any certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. In addition to any other legend required by this Plan, any certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.2 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

20.3 Severability.  If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.4 Requirements of Law.  The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.5 Uncertificated Shares.  To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

20.6 Unfunded Plan.  Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are enti-

APPENDIX A

tled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

20.7 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.8 Governing Law.  This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

20.9 Compliance with Code Section 409A. To the extent applicable, it is intended that this Plan and any grant made hereunder comply with or be exempt from the provisions of Code Section 409A. This Plan and any grants made hereunder shall be administered and interpreted in a manner consistent with this intent.

THE BABCOCK & WILCOX COMPANY 13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA 28277	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 8, 2014 (May 6, 2014 for participants in B&W’s Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 8, 2014 (May 6, 2014 for participants in B&W’s Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M69094-P46058	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE BABCOCK & WILCOX COMPANY Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the nominees listed:			☐	☐	☐
1.	Election of Directors
Nominees:
01) E. James Ferland (Class I) 02) Brian K. Ferraioli (Class I) 03) Robert L. Nardelli (Class I)

Vote on Proposals

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	Advisory vote on executive compensation.							☐	☐	☐
3.	Approval of Amended and Restated 2010 Long-Term Incentive Plan.							☐	☐	☐
4.	Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2014.
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			YES	NO

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

The Babcock & Wilcox Company

Annual Meeting of Stockholders

Friday, May 9, 2014 at 9:30 a.m.

The Ballantyne Hotel

The Ballantyne Ballroom

10000 Ballantyne Commons Parkway

Charlotte, North Carolina 28277

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH

AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

M69095-P46058

THE BABCOCK & WILCOX COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

Friday, May 9, 2014

The undersigned stockholder(s) hereby appoint(s) E. James Ferland and James D. Canafax, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Babcock & Wilcox Company (“B&W”) that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on May 9, 2014, at The Ballantyne Hotel, The Ballantyne Ballroom, 10000 Ballantyne Commons Parkway, Charlotte, NC 28277, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

ATTENTION PARTICIPANTS IN B&W’S THRIFT PLAN: If you held shares of The Babcock & Wilcox Company common stock through The Thrift Plan for B&W Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 6, 2014. Any shares of B&W common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPED

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE